The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-115582; 333-115582-03
Subject to Completion, dated July 31, 2009

Prospectus Supplement to Prospectus dated July 31, 2009

GE Dealer Floorplan Master Note Trust
Issuing Entity

General Electric Capital Corporation
Master Servicer

CDF Funding, Inc.	GE Commercial Distribution Finance Corporation
Depositor	Sponsor

$500,000,000 Series 2009-1 Asset Backed Notes(1)(2)

Class A Notes

Principal amount	$500,000,000
Interest rate	One-month LIBOR plus [ ]% per year(3)
Interest payment dates	Monthly on the 20th, beginning September 21, 2009
Expected principal payment date	July 20, 2012
Final maturity date	July 21, 2014
Price to public	$500,000,000 (or 100%)
Underwriting discount	$[ ] (or [ ]%)
Proceeds to issuing entity	$[ ] (or [ ]%)

(1)  The issuing entity is also issuing Class B notes in the amount of $10,526,320, Class C notes in the amount of $15,789,475 and a Class D certificate in the amount of $26,315,795. The Class B notes, the Class C notes and the Class D certificate are not offered by this prospectus supplement and the accompanying prospectus and will initially be purchased by the depositor or an affiliate of the depositor.

(2)  The issuing entity may offer and sell Class A notes having an aggregate initial principal amount that is either greater or less than the amount shown above. In that event, the initial principal amount of the Class B notes, the Class C notes and the Class D certificate will be proportionally increased or decreased. If the amount of Class A notes offered is increased, any such additional Class A notes will be eligible collateral under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility.

(3)  Further disclosure of how one-month LIBOR is determined is included on page S-8 under “Structural Summary—Interest on the Notes.”

The notes will be paid from the issuing entity’s assets consisting of floorplan receivables, accounts receivable and asset based lending receivables arising under a portfolio of revolving accounts owned by GE Commercial Distribution Finance Corporation, Brunswick Acceptance Company, LLC, Polaris Acceptance, General Electric Capital Corporation and other permitted originators from time to time.

On the closing date, the Class A notes will be eligible collateral under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility, subject to those considerations discussed under “Risk Factors—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes” in this prospectus supplement. If you intend to finance a purchase of the Class A notes through the Term Asset-Backed Securities Loan Facility, you should consult your financial and legal advisors before making a purchase. See also “Summary of Terms—Term Asset-Backed Securities Loan Facility Considerations” in this prospectus supplement.

Each class of notes benefits from credit enhancement in the form of subordination of any junior classes of notes and the Class D certificate and a reserve account.

We expect that your notes will be issued in book-entry form on or about August 13, 2009.

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and page 1 in the prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are obligations of GE Dealer Floorplan Master Note Trust (the issuing entity) only and do not represent the obligations of or an interest in CDF Funding, Inc., GE Commercial Distribution Finance Corporation, Brunswick Acceptance Company, LLC, Polaris Acceptance, General Electric Capital Corporation, General Electric Capital Services, Inc. or any other person or entity. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriter of the Class A Notes

BofA Merrill Lynch

August [__], 2009

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
     We (CDF Funding, Inc.) provide information to you about the notes in two separate documents: the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and this prospectus supplement, which describes the specific terms of your series of notes.
     Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state or jurisdiction where the offer is not permitted.
     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which those captions are located.

i

SUMMARY OF TERMS	S-1
OFFERED NOTES	S-3
STRUCTURAL SUMMARY	S-4
The Issuing Entity	S-4
The Originators	S-4
Collateral for the Notes	S-4
Addition of Assets to the Issuing Entity	S-4
Removal of Assets from the Issuing Entity	S-4
Other Series of Notes	S-5
Allocations of Collections and Losses	S-5
Application of Non-Principal Collections	S-6
Application of Principal Collections	S-7
Free Equity Amount	S-8
Overconcentrations	S-8
Interest on the Notes	S-8
Credit Enhancement	S-8
Early Amortization Events	S-9
Events of Default	S-9
Optional Redemption	S-10
Servicing and Master Servicer’s Fee	S-10
Administrator	S-10
Tax Status	S-10
State Tax Consequences	S-11
ERISA Considerations	S-11
Risk Factors	S-11
Term Asset-Backed Securities Loan Facility Considerations	S-11
Ratings	S-11
CDF Funding, Inc.	S-11
RISK FACTORS	S-12
The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes
S-12
Proposed financial regulatory reforms could have a significant impact on the issuing entity, the sponsor, the depositor or the servicer	S-14
You May Be Unable to Resell Your Class A Notes	S-14
Recent Economic Developments May Adversely Affect the Performance and Market Value of Your Notes	S-15
You May Be Adversely Affected if Your Class A Notes are Repaid Faster or Slower Than You Expect	S-15
Possible Delays and Reductions in Payments on Class A Notes Due to Product Line Concentrations	S-15
Possible Delays and Reductions in Payments on Class A Notes Due to Geographic Concentration	S-16
Possible Delays and Reductions in Payments on Class A Notes Due to Limited Assets of the Trust	S-16
Possible Delays and Reductions in Payments on Class A Notes Due to Basis Risk	S-16
Possible Delays and Reductions in Payments on Class A Notes Due to Limited Credit Enhancement	S-17
Deposits of Funds in the Excess Funding Account Will Reduce the Amount of Non-Principal Collections that are Available to the Trust	S-17
Series Maturity Date	S-17
An Increase in the Initial Principal Amount of the Notes May Dilute Your Voting Rights	S-17
Ratings are Not Recommendations	S-17
THE ACCOUNTS	S-18
General	S-18
Description of Receivables in the Trust Portfolio	S-19
Dealer Risk Ratings	S-22
Yield Information	S-22
Certain Dealers and Manufacturers	S-23
Delinquency and Loss Experience	S-24
Aging Experience	S-25
Certain Payment Plan Information	S-26
Concentration Limits	S-26
Static Pool Information	S-27
MATURITY CONSIDERATIONS	S-27
Controlled Accumulation Period	S-27
Early Amortization Period	S-27
Payment Rates	S-28
USE OF PROCEEDS	S-29
DESCRIPTION OF SERIES PROVISIONS	S-29
General	S-29
Collateral Amount	S-29
Allocation Percentages	S-29
Interest Payments	S-30
Principal Payments	S-31
Controlled Accumulation Period	S-31
Early Amortization Period	S-32
Application of Principal Collections	S-34
Subordination	S-34
Application of Non-Principal Collections	S-35
Reallocation of Principal Collections	S-38
Investor Charge-Offs	S-38
Application of Defaulted Principal Receivables	S-38
Sharing Provisions	S-39
Principal Account	S-39

ii

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SUMMARY OF TERMS

Issuing Entity:	GE Dealer Floorplan Master Note Trust (the “trust”)

Depositor:	CDF Funding, Inc.

Master Servicer:	General Electric Capital Corporation

Administrator:	General Electric Capital Corporation

Originators:	GE Commercial Distribution Finance Corporation, a Delaware corporation (“CDF”), Brunswick Acceptance Company, LLC, a Delaware limited liability company (“BAC”), Polaris Acceptance, an Illinois general partnership (“PA”), General Electric Capital Corporation, a Delaware corporation (“GE Capital”) and other originators from time to time

Indenture Trustee:	Deutsche Bank Trust Company Americas

Owner Trustee:	BNY Mellon Trust of Delaware

Expected Closing Date:	On or about August 13, 2009

Commencement of Controlled Accumulation Period (subject to adjustment):	May 1, 2012 (“Scheduled Controlled Accumulation Period Commencement Date”)

Expected Principal Payment Date:	July 20, 2012

Final Maturity Date:	July 21, 2014

Clearance and Settlement Eligibility:	DTC/Clearstream/Euroclear

Minimum Denominations:	$100,000 and integral multiples of $1,000 in excess thereof

Servicing Fee Rate:	2.0% per year

Initial Collateral Amount:	$552,631,590

First Interest Payment Date:	September 21, 2009

Required Reserve Account Percentage:	2.5%

Primary Assets of the Trust:	The trust’s assets consist of floorplan receivables, accounts receivable and asset based lending receivables that arise under certain revolving accounts owned by the Originators

Offered Notes:	The Class A notes are offered by this prospectus supplement and the accompanying prospectus. The Class B notes, the Class C notes and the Class D certificate are not being offered by this prospectus supplement or the accompanying prospectus.

Series 2009-1

		% of Initial
Note	Amount	Collateral Amount
Class A notes	$500,000,000	90.48%
Class B notes[1]	$10,526,320	1.90%
Class C notes[1]	$15,789,475	2.86%
Class D certificate[1,2]	$26,315,795	4.76%

Initial collateral amount	$552,631,590	100.00%

[1]	The Class B notes, the Class C notes and the Class D certificate are not offered hereby.

[2]	The Class D certificate issued under the trust agreement and the trust agreement supplement represents the principal overcollateralization amount and the right to receive distributions of yield thereon as described in this prospectus supplement.

OFFERED NOTES

Class A
Principal Amount (subject to increase or decrease):	$500,000,000

Anticipated Ratings:[1] (Moody’s/S&P/Fitch)	Aaa/AAA/AAA

Credit Enhancement:	Subordination of the Class B notes, the Class C notes and the Class D certificate, plus amounts in the reserve account

Interest Rate:	One-month LIBOR plus [___]% per year

Interest Accrual Method:	Actual/360

Interest Payment Dates:	Monthly on the 20th, beginning September 21, 2009

Interest Payment Index Reset Date:	Two (2) London business days before each payment date

ERISA eligibility:	Yes, subject to important considerations described under “ERISA Considerations” in the accompanying prospectus.

Debt for United States Federal Income Tax Purposes:	Yes, subject to important considerations described under “U.S. Federal Income Tax Consequences” in the accompanying prospectus.

[1]	It is a condition to issuance of your notes that at least two of Moody’s, S&P and Fitch rate the Class A notes in the highest rating category and that none of such rating agencies rate the Class A notes below the highest investment-grade rating category. Ratings on the notes are expected to be monitored by the rating agencies that are rating the notes while the notes are outstanding.

STRUCTURAL SUMMARY
     This summary is a simplified presentation of certain structural components relating to your series of notes. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.
The Issuing Entity
     The issuing entity of the notes is GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, which we refer to as the trust. The notes will be issued under an indenture supplement to an indenture, each between the trust and the indenture trustee. The trust’s principal offices are at the following address: c/o General Electric Capital Corporation, as administrator, 10 Riverview Drive, Danbury, Connecticut 06810. The trust’s telephone number is (203) 790-2762.
     The indenture trustee is Deutsche Bank Trust Company Americas.
The Originators
     As of the closing date for your series, the Originators will be CDF, BAC, PA and GE Capital. BAC is a joint venture between CDF Ventures, LLC, an indirect subsidiary of CDF, and Brunswick Financial Services Corporation. CDF Ventures, LLC holds a 51% interest in BAC. PA is a partnership between CDF Joint Ventures, Inc., a direct subsidiary of CDF, and Polaris Acceptance, Inc. CDF Joint Ventures, Inc. holds a 50% interest in PA. GE Capital is an affiliate of CDF, and is also the master servicer and the administrator. From time to time after the closing date for your series, other entities may become Originators if the rating agency condition is satisfied.
Collateral for the Notes
     The notes are secured by floorplan receivables, accounts receivable and asset based lending receivables that arise under some accounts owned by the Originators.
     The following information regarding the trust portfolio is as of June 30, 2009 (the “Statistical Calculation Date”):
•	principal receivables: $6,907.8 million

•	total number of accounts: 23,686[1]
Addition of Assets to the Issuing Entity
     When an account has been designated as a trust account, the Originators continue to own the account, but we buy all receivables existing at the time of designation or created later and transfer them to the trust. We have the option to designate additional accounts as trust accounts from time to time. If the number of additional accounts designated exceeds specified periodic limitations, then additional new accounts can only be designated if the rating agency condition is satisfied. See “The Trust Portfolio—Addition of Accounts” in the accompanying prospectus for a more detailed description of the limitations on our ability to designate additional accounts. In addition, we are required to designate additional accounts as trust accounts if the amount of principal receivables held by the trust falls below a specified minimum, as more fully described in “The Trust Portfolio—Addition of Accounts” in the accompanying prospectus.
Removal of Assets from the Issuing Entity
     Optional Removals
     We have the right to remove accounts from the list of designated accounts and to require the trust to reassign the related receivables to us, subject to the

[1]	Excludes accounts with zero balances.

conditions described under “The Trust Portfolio—Removal of Accounts” in the accompanying prospectus.
     Required Removals
     We are required to repurchase receivables from the trust if it is discovered that they did not satisfy eligibility requirements in some material respect at the time that we transferred them to the trust, and the ineligibility results in impairment of the trust’s rights in the transferred receivables or their proceeds. Similarly, the master servicer is required to purchase receivables from the trust if the master servicer fails to satisfy any of its obligations in connection with the transferred receivables or trust accounts, and the failure results in a material impairment of the transferred receivables or subjects their proceeds to a conflicting lien. These repurchase and purchase obligations are subject to cure periods and are more fully described in “The Trust Portfolio—Representations and Warranties of the Depositor” and “The Servicers—Master Servicer’s Representations, Warranties and Covenants” in the accompanying prospectus.
Other Series of Notes
     The trust has issued other series of notes and may issue other series of notes from time to time in the future. A summary of the outstanding series of notes is in “Annex I: Other Series Issued and Outstanding” included at the end of this prospectus supplement. Neither you nor any other noteholder will have the right to consent to, or to receive notice of, the issuance of future series of notes.
     No new series of notes may be issued unless we satisfy the conditions described in "Description of the Notes—New Issuances of Notes” in the accompanying prospectus, including that:
•	the rating agency condition has been satisfied;

•	we certify, based on facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount or timing of distributions to be made to any class of noteholders;

•	after giving effect to the new issuance, the Free Equity Amount would not be less than the Minimum Free Equity Amount and the amount of principal receivables held by the trust, together with the amount on deposit in the excess funding account, would at least equal the Required Principal Balance; and

•	an opinion with respect to certain tax matters has been delivered.
Allocations of Collections and Losses
     Your notes represent the right to receive principal and interest, which is secured in part by the right to payments from a portion of the collections on the transferred receivables.
     A portion of collections and defaulted receivables will be allocated to the collateral amount for your series. That allocation will be based, in general, upon the ratio of the collateral amount for your series to the aggregate amount of principal receivables securing the notes. The way this ratio is calculated will vary during each of three periods that will or may apply to your notes:
•	The revolving period, which will begin on the closing date and end when either of the other two periods begins.

•	The controlled accumulation period, which is scheduled to begin as of the Scheduled Controlled Accumulation Period Commencement Date, but which may begin earlier or later and end when the notes and Class D certificate of your series have been paid in full. The Scheduled Controlled Accumulation Period Commencement Date will be adjusted, based on the payment rates on the receivables, with the goal of having the controlled accumulation period be long enough so that the amount of collections expected to be collected during that period will be sufficient to repay the outstanding principal amount of the notes and Class D certificate. The expected principal payment date is the date on which we anticipate making payment in full of the principal on your class of notes. If an early amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and an early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, the controlled accumulation period will end, and an early amortization period will begin.

•	The early amortization period, which will only occur if one or more adverse events, known as early amortization events, occurs.
     On each payment date, if the sum of the defaulted principal receivables allocated to your series is greater than non-principal collections and amounts withdrawn from the reserve account used to cover those amounts, then the collateral amount will be reduced (but not below zero) by the amount of the excess. That reduction will be reversed to the extent that non-principal collections are available for that purpose on any subsequent payment date. For a description of the collateral amount, see “Description of Series Provisions—Collateral Amount” in this prospectus supplement. For a description of the allocation percentage applicable to your series, see “Description of Series Provisions—Allocation Percentages” in this prospectus supplement.
Application of Non-Principal Collections
     We use the term “non-principal collections” to refer to (i) collections of interest and non-principal charges on receivables, (ii) recoveries on receivables, (iii) interest and investment earnings on funds in the excess funding account, net of losses and investment expenses, (iv) payments by dealers of Manufacturer Discount Amounts, (v) payments by manufacturers of Manufacturer Subsidy Amounts and (vi) the product of any other collections not described above multiplied by any discount factor designated by us as described in “Description of the Notes—Discount Option” in the accompanying prospectus.
     A “non-principal receivable” with respect to an account means (i) all amounts billed to the related dealer, manufacturer or distributor in respect of interest and all other non-principal charges, (ii) without duplication, all amounts owed in respect of Manufacturer Discount Amounts and Manufacturer Subsidy Amounts and (iii) at any time the discount factor is greater than 0%, the product of the outstanding balance of the principal receivables in such account, multiplied by the discount factor.
     The trust will apply your series’ share of non-principal collections and investment earnings on funds on deposit in the principal account or the reserve account (net of losses and investment expenses) each month in the following order of priority:
•	to pay, on a pari passu basis, the result of the Series Allocation Percentage for your series multiplied by (a) the accrued and unpaid fees and other amounts owed to the indenture trustee, (b) the accrued and unpaid fees and other amounts owed to BNY Mellon Trust of Delaware, (c) the accrued and unpaid fees and other amounts owed to the administrator for the trust, and (d) the accrued and unpaid fees and other amounts owed to the custodian for the trust (which custodian shall initially be Deutsche Bank Trust Company Americas); provided that the amount payable pursuant each of the preceding clauses (a) through (d) may not exceed $25,000 for each calendar year;

•	to pay the servicing fee for your series for the prior monthly period and any overdue servicing fee (to the extent not previously paid) and to reimburse the master servicer for any master servicer advance and any accrued and unpaid interest thereon;

•	to pay, pro rata, interest on the Class A notes, plus any interest previously due but not paid;

•	to pay, pro rata, interest on the Class B notes, plus any interest previously due but not paid;

•	to pay, pro rata, interest on the Class C notes, plus any interest previously due but not paid;

•	an amount equal to the Investor Default Amount for the prior monthly period will be treated as Available Principal Collections;

•	an amount equal to the sum of the aggregate amount of investor charge-offs and the amount of reallocated principal collections which have not been previously reimbursed will be treated as Available Principal Collections;

•	to deposit into the reserve account, during the revolving period and the controlled accumulation period, the amount, if any, required to be deposited in the reserve account;

•	to pay to the persons listed in the first bulletpoint above on a pari passu basis any amounts owed to such persons and not paid pursuant to the first bulletpoint above;

•	to deposit into the principal account, during the controlled accumulation period, any deficiency in the amount otherwise required to be deposited into the principal account at that time;

•	if the early amortization period has not occurred and is not continuing, the balance, if any, will, first, be released to the issuing entity to make required yield payments on the principal overcollateralization amount and, second, the remaining balance will constitute a portion of excess non-principal collections and will be applied in accordance with the indenture; and

•	if the early amortization period has occurred and is continuing, the balance, if any, will first, be applied to make principal payments on the Class A notes until paid in full, the Class B notes until paid in full and the Class C notes until paid in full, second, to make required yield payments on the principal overcollateralization amount and, third, the remaining balance will constitute a portion of excess non-principal collections and will be applied in accordance with the indenture.
     On each payment date, the issuing entity shall pay to each holder of the Class A notes, the Class B notes and the Class C notes the holder’s pro rata share of the amounts on deposit in the distribution account.
     Similar amounts that are initially allocated to another series will be used to cover certain shortfalls to the extent those amounts are not needed by those other series and the excess funds are allocated to your series as described in “Description of the Notes—Shared Excess Non-Principal Collections” in the accompanying prospectus.
Application of Principal Collections
     A “principal receivable” with respect to an account means amounts that are payable by the related dealer, manufacturer or distributor (other than such amounts which represent non-principal receivables); provided that at any time the discount factor is greater than 0%, the amount of principal receivables on any date will mean the product of the principal receivables as otherwise determined pursuant to this definition, multiplied by 1 minus the discount factor.
     “Principal collections” are collections under the receivables owned by the trust (other than non-principal collections).
     The trust will apply your series’ share of principal collections each month as follows:
     Revolving Period
     During the revolving period, your series share of principal collections will be treated as shared principal collections and no principal will be paid to, or accumulated for, your series.
     Controlled Accumulation Period
     During the controlled accumulation period, your series’ share of principal collections will be deposited in a principal account, up to a specified deposit amount on each payment date. Unless an early amortization event occurs, amounts on deposit in that account will be paid on the expected principal payment date first to the Class A noteholders, then to the Class B noteholders, then to the Class C noteholders and then to the issuing entity in reduction of the principal overcollateralization amount, in each case until the specified class of notes and the principal overcollateralization amount, as applicable, is paid in full or the amounts available are depleted.
     Early Amortization Period
     An early amortization period for your series will start if an early amortization event occurs. The early amortization events for your series are described below in this summary and under "Description of Series Provisions—Early Amortization Events” in this prospectus supplement and under “Description of the Notes—Early Amortization Events” in the accompanying prospectus. During the early amortization period, your series’ share of principal collections will be paid monthly first to the Class A noteholders, then to the Class B noteholders, then to the Class C noteholders, in each case until the specified class of notes is paid in full, and then an amount equal to the principal overcollateralization amount will be released to the issuing entity in reduction of the principal overcollateralization amount.
     Reallocation of Principal Collections
     During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes and to pay the monthly servicing fee and other amounts higher in priority than payments of interest on the notes (as set forth under “Description of Series Provisions — Reallocation of Principal Collections”) not paid from your series’ share of non-principal collections, withdrawals from the reserve account and excess non-principal collections available from other series that share with your series.
     Shared Principal Collections
     Your series is a principal sharing series, but your series will not be entitled to share excess principal collections for any transfer date with respect to the revolving period or any transfer date during the early amortization period prior to the transfer date relating to the earlier of the expected principal payment date and the date on which all outstanding series are in early amortization periods. Your series will be entitled to share excess principal collections for any transfer date with respect to the controlled accumulation period. Your series will also be entitled to share excess principal collections for any transfer date relating to any payment date on or after the earlier of the expected principal payment date and the date on which all outstanding series are in early amortization periods. For a description of how principal collections may be shared among series, see “Description of the Notes—Shared Principal Collections” in the accompanying prospectus.
     During the revolving period and at all other times, principal collections allocated to your series that are not required to be held or applied for payments on your series will be: first, made available to other series, second, deposited in the excess funding account if needed to maintain the Minimum Free Equity Amount and third, distributed to the issuing entity.
Free Equity Amount
     As of the Closing Date, based on a Minimum Free Equity Percentage of zero percent (0%), the Minimum Free Equity Amount is expected to be $0. As of the Statistical Calculation Date, based on that Minimum Free Equity Percentage, the Free Equity Amount will be $436.8 million.
Overconcentrations
     Principal collections, non-principal collections and Default Amounts relating to “overconcentrated” dealers, manufacturers and product lines will be allocated to the Free Equity Amount, which is retained by us, as described under “The Servicers — Overconcentrations” in the accompanying prospectus.
Interest on the Notes
     Each class of notes will accrue interest from and including the closing date to but excluding September 21, 2009, and for each following interest period at the applicable per annum rate specified below:

Class A	LIBOR plus [___]%
Class B	LIBOR plus [___]%
Class C	LIBOR plus [___]%
     Interest on the Class A notes, the Class B notes and the Class C notes will be calculated on the basis of the actual number of days in the related interest period and a year of 360 days.
     For purposes of determining the interest rate applicable to the notes for each interest period, LIBOR will be determined two London business days before that interest period begins. For each date of determination, LIBOR will equal the rate per annum displayed in the Bloomberg Financial Markets system as the composite offered rate for London interbank deposits for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period), as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, LIBOR will be determined as described in “Description of Series Provisions—Interest Payments.”
     LIBOR for the first interest period will be determined on or about August 5, 2009 by straight-line interpolation, based on the actual number of days in the period from the closing date to but excluding September 21, 2009, between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and the other of which will be determined for a maturity of two months.
Credit Enhancement
     Credit enhancement for your series includes subordination of junior classes of notes and the principal overcollateralization amount and the reserve account.
     Subordination
     Credit enhancement for the Class A notes includes the subordination of the Class B notes, the Class C notes and the principal overcollateralization amount.
     Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes of notes will not receive payments of interest or principal, and the principal overcollateralization amount will not receive any distributions of yield or principal, until required payments have been made to the more senior classes. As a result, subordinated classes and the principal overcollateralization amount will absorb any shortfalls in collections or deterioration in the collateral prior to senior classes.
     Reserve Account
     The trust will establish and maintain a segregated account to serve as the reserve account.
     The required reserve account amount for any payment date will be equal to (a) the result of (i) the percentage specified under “Summary of Terms— Required Reserve Account Percentage” in this prospectus supplement, multiplied by (ii) the outstanding principal balance of the notes of your series as of the closing date; provided that, prior to the occurrence of an event of default and the acceleration of the notes of your series, the required reserve account amount will never exceed the outstanding principal balance of the notes of your series (after taking into account any payments to be made on the following payment date), or (b) any other amount designated by us. We may only designate a required reserve account amount less than the product specified in clause (a) of the preceding sentence if the rating agency condition is satisfied and we certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for your series.
     On or before each payment date, the trust will withdraw from the reserve account an amount equal to the lesser of:
(a)	the amount then on deposit in the reserve account (or, if less, the amount required to be on deposit in the reserve account) with respect to that payment date; and

(b)	the amount of the shortfall in non-principal collections available to make payments described in clauses (1) through (6) under “Description of Series Provisions—Application of Non-Principal Collections” in this prospectus supplement;
and apply the lesser of the amount in clause (a) or clause (b) above to the shortfall described in clause (b) above.
     On each payment date during the revolving period and the controlled accumulation period, the trust will apply non-principal collections available to your series (to the extent remaining after other more senior priorities) to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.
     Credit enhancement for your series is for your series’ benefit only, and you are not entitled to the benefits of credit enhancement available to other series.
Early Amortization Events
     The principal amount of the notes of your series will be payable before the expected principal payment date if an early amortization event for your series occurs (other than the event described in the third bulletpoint below relating to the expected principal payment date). An early amortization event may occur for your series upon the occurrence of any of the following events:
•	our failure to make required payments or deposits or material failure by us to perform other obligations, subject to applicable grace periods;

•	material inaccuracies in our representations and warranties subject to applicable grace periods;

•	the notes of your series are not paid in full on the expected principal payment date;

•	bankruptcy, insolvency or similar events relating to us or a material Originator;

•	we are unable to transfer additional receivables to the trust or a material Originator is unable to transfer additional receivables to us;

•	we do not transfer receivables in additional accounts or participations to the trust when required;

•	Master Servicer defaults described in the accompanying prospectus under the caption “The Servicers—Master Servicer Default; Successor Master Servicer” and other specified material defaults of the master servicer, subject to applicable grace periods;

•	the trust becomes subject to regulation as an “investment company” under the Investment Company Act of 1940;

•	an event of default occurs for your series of notes and their maturity date is accelerated;

•	either (a) on any transfer date, the average of the monthly payment rates for the three (3) preceding monthly periods is less than a specified percentage, or (b) on any transfer date, the average default rate over the three immediately preceding monthly periods is greater than or equal to a specified percentage;

•	the sum of all investments in trust accounts represents more than a specified percentage of the dollar amount of certain of the trust’s assets; or

•	on any payment date, the reserve account balance is less than a specified amount.
     For a more complete description of the early amortization events for your series, see "Description of Series Provisions—Early Amortization Events” in this prospectus supplement.
Events of Default
     The notes of your series are subject to events of default described under “Description of the Notes—Events of Default; Rights Upon Event of Default” in the accompanying prospectus. These include:
•	failure to pay interest on the notes of your series for thirty-five (35) days after it is due;

•	failure to pay principal on the notes of your series when it comes due and payable on the Series Maturity Date;

•	bankruptcy, insolvency or similar events relating to the trust; and

•	material failure by the trust to perform its obligations under the indenture, subject to applicable grace periods.
     In the case of an event of default involving bankruptcy, insolvency or similar events relating to the trust, the principal amount of your series automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the notes of your series, the indenture trustee or holders of not less than a majority of the then outstanding principal amount of the notes of your series may declare the principal amount of the notes of your series to be immediately due and payable. These declarations may be rescinded by holders of not less than a majority of the then outstanding principal amount of the notes of your series if the related event of default has been cured, subject to the conditions described under “Description of the Notes—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.
     After an event of default and the acceleration of the notes of your series, funds allocated to the notes of your series and on deposit in the collection account, the excess funding account and other trust accounts will be applied to pay principal of and interest on the notes of your series to the extent permitted by law. Principal collections and non-principal collections allocated to the notes of your series will be applied to make monthly principal and interest payments on the notes of your series until the earlier of the date those notes are paid in full or the Stated Maturity Date.
     If the notes of your series are accelerated subject to the conditions described in the prospectus under “Description of the Notes—Events of Default; Rights Upon Event of Default”, the indenture trustee may, if legally permitted, cause the trust to sell randomly selected receivables (or interests therein) in an amount equal to the collateral amount for your series of notes.
Optional Redemption
     We have the option to exercise a clean-up call in respect of your series when the sum of the outstanding principal balance of the notes and the principal overcollateralization amount has been reduced to 10% or less of the sum of the initial principal balance of the notes and the initial principal overcollateralization amount, but only if the purchase price paid to the trust is sufficient to pay in full all amounts owing to the noteholders and the certificateholder of your series. See “Description of the Notes—Final Payment of Principal” in the accompanying prospectus.
Servicing and Master Servicer’s Fee
     The master servicer for the trust is General Electric Capital Corporation. General Electric Capital Corporation, as master servicer, receives a fee for its servicing activities. The share of the servicing fee allocable to your series for each payment date will be equal to one-twelfth of the product of (a) two percent (2%) and (b) the collateral amount for your series on the last day of the prior monthly period. However, the share of the servicing fee allocable to your series for the first payment date for your series will be based on the number of days from and including the closing date to and including the last day of the month ending prior to such payment date. The servicing fee allocable to your series for each payment date will be paid from your series’ share of collections of non-principal collections, recoveries and investment earnings each month as described in “—Application of Non-Principal Collections” in this prospectus supplement and in "Description of Series Provisions—Application of Non-Principal Collections” in this prospectus supplement.
Administrator
     The administrator for the trust is General Electric Capital Corporation. The administrator, on behalf of the trust, performs certain administrative duties including the provision of certain notices, and the preparation of certain documents, reports, filings, instruments and opinions, in each case pursuant to the receivables purchase and contribution agreement, the servicing agreement and the indenture. The administrator receives a fee for its administration activities in the amount of $500 per month.
     For a more complete description of the administrator’s activities see “The Trust—Administrator” in the accompanying prospectus.
Tax Status
     Subject to important considerations described under “U.S. Federal Income Tax Consequences” in the accompanying prospectus, Mayer Brown LLP, as tax counsel to the trust, is of the opinion that under existing law, the Class A notes will be characterized as debt for federal income tax purposes and that the trust will not be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Class A note, you will agree to treat your Class A notes as debt for federal, state and local income and franchise tax purposes. See “U.S. Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.
State Tax Consequences
     The tax discussion in the attached prospectus does not address the tax treatment of the issuing entity, the notes or noteholders under any state or local tax laws, which may differ materially from the federal income tax treatment of such persons and instruments. The jurisdictions in which these state and local tax issues may arise include those in which the holder is taxable, the sponsor and servicer carry on their activities, and the obligors on the accounts and receivables are located. You are urged to consult with your own tax advisors regarding the state tax treatment of the issuing entity as well as any state tax consequences to you of purchasing, holding and disposing of your notes.
ERISA Considerations
     Subject to important considerations described under “ERISA Considerations” in the accompanying prospectus, the Class A notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Each purchaser and transferee will be deemed to represent and warrant that either (a) it is not acquiring the note with assets of (or on behalf of) a benefit plan or any other plan that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or to a law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code or (b) its purchase, holding and disposition of the notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law. If you are contemplating purchasing the Class A notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of the Class A notes could give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law. See “ERISA Considerations” in the accompanying prospectus for additional information.
Risk Factors
     There are material risks associated with an investment in the Class A notes, and you should consider the matters set forth under “Risk Factors” beginning on page S-12 and on page 1 of the accompanying prospectus.
Term Asset-Backed Securities Loan Facility Considerations
     On the closing date, the Class A notes will be “eligible collateral” under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility (“TALF”), subject to those considerations discussed under “TALF Considerations” and “Risk Factors—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes” in this prospectus supplement.
     You should refer to “TALF Considerations” and “Risk Factors—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes” in this prospectus supplement. If you are an investor intending to pledge the Class A notes as collateral for loans borrowed from the Federal Reserve Bank of New York under the TALF, you are encouraged to consult with your financial and legal advisors regarding the program requirements of, eligibility for, and related legal and economic risks in connection with, loans under the TALF.
Ratings
     It is a condition to the issuance of the Class A notes that at least two of Moody’s, S&P and Fitch rate the Class A notes in the highest rating category and that no TALF-eligible nationally recognized statistical rating organization rate the Class A notes below the highest investment-grade rating category.
     Any rating assigned to the Class A notes by a credit rating agency will reflect the rating agency’s assessment solely of the likelihood that the Class A noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the transferred receivables and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any Class A notes. The rating does not constitute a comment as to the marketability of any Class A notes, any market price or suitability for a particular investor. Ratings on the Class A notes are expected to be monitored by the rating agencies that are rating the Class A notes while the Class A notes are outstanding. Any rating can be changed or withdrawn by a rating agency at any time.
CDF Funding, Inc.
     Our address is 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. Our telephone number is (847) 747-4043.

     This prospectus supplement uses defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-48 in this prospectus supplement and under the caption “Glossary of Terms for Prospectus” beginning on page 74 in the accompanying prospectus.
RISK FACTORS
     In addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should consider the following risk factors and the “Risk Factors” set forth in the accompanying prospectus in deciding whether to purchase the notes of your series. The disclosures below and the “Risk Factors” set forth in the accompanying prospectus do not purport to be complete. To fully understand and evaluate those disclosures, you also should read the rest of this prospectus supplement and the accompanying prospectus.
The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes.
     On the closing date, the Class A notes will be “eligible collateral” under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility (“TALF”), as described under “TALF Considerations” in this prospectus supplement. Under TALF, subject to the program terms and conditions, the Federal Reserve Bank of New York (the “FRBNY”) may make loans secured by eligible asset-backed securities to eligible borrowers on a limited recourse basis. However, the FRBNY is under no obligation to extend credit to investors requesting TALF loans. Further, the TALF program is scheduled to expire on December 31, 2009 unless extended by the FRBNY. If you intend to obtain a TALF loan to finance your investment but are unable to obtain a TALF loan, you may have limited or no alternative financing options and your expected return on your investment in the Class A notes may be significantly reduced.
•	The Class A notes may cease to be “eligible collateral” under TALF, which may adversely affect your financing options and the liquidity and market value of your notes. Although the Class A notes will be “eligible collateral” for TALF on the closing date, as discussed under “TALF Considerations” in this prospectus supplement, there can be no assurance that the Class A notes will remain “eligible collateral” for new TALF loans sought at any time after the closing date (or TALF loans sought to be assigned after the closing date), including due to changes in the terms and conditions of the TALF program or the characteristics of the Class A notes or receivables. In particular, if any rating on the Class A notes were to be lowered or withdrawn by Moody’s, S&P or Fitch, were assigned a credit rating below the highest investment-grade rating category from any other TALF-eligible nationally recognized statistical rating organization or were placed on review or watch for downgrade, then the Class A notes would no longer constitute “eligible collateral”, and an investor would not be able to obtain a new TALF loan secured by the Class A notes. Neither the sponsor nor the issuing entity is obligated to take actions to maintain the ratings assigned to the Class A notes or monitor or maintain the continued eligibility of the Class A notes to be pledged under TALF.

Further, the FRBNY has indicated that assignment of TALF loans to other eligible borrowers may only occur with the consent of the FRBNY and prior to the expiration of the TALF program on December 31, 2009 (or such later date if extended by the FRBNY). An assignment of a TALF loan may also require the consent of the primary dealer that arranged the TALF loan. To the extent the Class A notes cannot be pledged as collateral for a TALF loan after the closing date, it could limit your ability to resell those notes and adversely impact the price of your Class A notes.

•	Investors financing a purchase of Class A notes with a TALF loan must access the TALF program through a primary dealer. An investor seeking a loan under the TALF program may only gain access to the TALF program as a borrower through a primary dealer that has agreed to be bound by the Master Loan and Security Agreement (the “MLSA”) between the FRBNY, the primary dealers and The Bank of New York Mellon, as custodian and administrator. Although a TALF borrower will have various obligations and make various representations to the FRBNY, a borrower will not be in direct contractual privity with the FRBNY or any other governmental entity. The TALF borrower must enter into a customer agreement with a primary dealer that will act on behalf of the borrower in connection with a TALF loan and will receive from the borrower and deliver to the TALF custodian the “eligible collateral”, collateral haircut and other amounts due in connection with the closing of a TALF loan. Under the TALF program, the “collateral haircut”, which will be delivered by the borrower in connection with a TALF loan, is an amount of cash equal to the market value of the asset-backed securities to be pledged by a borrower to secure the TALF loan multiplied by a percentage set forth by the FRBNY as the applicable “haircut percentage”, which varies based on the type of asset underlying the asset-backed securities pledged by the related borrower. Currently, requests for a TALF loan backed by floorplan receivables-backed securities may be made once per month on the applicable TALF subscription date. On the subscription date, the primary dealer must provide the custodian with the CUSIP numbers and offering documents of all collateral expected to be pledged to secure the TALF loans, together with other information regarding the prospective borrower and the “eligible collateral”. On the TALF loan settlement date, the TALF borrower, through its primary dealer, will deliver the pledged collateral, the collateral haircut and the administrative fee due in connection with the TALF loan to The Bank of New York Mellon, as the TALF custodian. While it is not currently expected to do so, FRBNY is entitled to decline to make a TALF loan for any reason. If an investor in the Class A notes failed to successfully subscribe for a TALF loan on the subscription date, or does not close the TALF loan on the TALF loan settlement date, that investor would not be able to apply for another TALF loan until the next TALF subscription date, at which date the Class A notes may no longer constitute “eligible collateral” and the pricing for TALF loans may be higher. See “—Terms and conditions to obtaining TALF loans may change and a purchaser of the Class A notes may not be able to pledge the Class A notes in the future.”

An investor in the Class A notes who obtains a loan under the TALF program will not directly receive payments of interest and principal on any Class A notes pledged to secure the TALF loan. Instead, payments with respect to pledged securities under the TALF program will be distributed directly to the TALF custodian, which will then be applied to pay interest and principal on the TALF loan in accordance with the terms of the MLSA and the applicable customer agreement. While certain terms are required by the MLSA to be contained in each customer agreement, the terms of any particular customer agreement may vary depending on the primary dealer or dealers selected by an investor. We can make no assurances of the creditworthiness or operations of any particular primary dealer, or that the terms offered under any particular primary dealer’s customer agreement will be acceptable to you.

An assignment of a TALF loan may also require the consent of the primary dealer that arranged the TALF loan. In addition, we can give no assurance that any TALF-related request by a primary dealer for future documentation, fees or assurances occurring after issuance of the Class A notes with respect to secondary market purchases of the Class A notes will be acceptable to you, and it is expected that none of the sponsor, the depositor, the master servicer, any sub-servicer, the issuing entity, the underwriter or any of their subsidiaries or affiliates will have any obligation to comply with any future request made by a primary dealer. As a result of the foregoing, you may not be able to sell your Class A notes when you want to do so or you may not be able to obtain the price that you wish to receive. See “Risk Factors — You May Be Unable to Resell Your Class A Notes” in this prospectus supplement.

•	The FRBNY may enforce its rights in the collateral and sell your Class A notes. The FRBNY is permitted to assign asset-backed securities pledged as collateral to secure a TALF loan to TALF LLC, a special purpose entity, upon the occurrence of certain defaults (including the failure to repay the TALF loan by the applicable maturity date, which is currently three years from the date the loan is made for loans secured by floorplan receivables-backed securities, and failure of the TALF borrower to satisfy FRBNY’s eligibility criteria) and other events described in the MLSA, and TALF LLC may liquidate the collateral and under certain circumstances described in “TALF Considerations — Defaults on TALF Loans” in this prospectus supplement, pursue remedies against the TALF borrower. If TALF LLC were to liquidate collateral or pursue remedies with respect to the Class A notes (including as a result of defaults or other actions of other TALF borrowers), or with respect to similar securities, the effect may be to depress the secondary market price of your Class A notes.

If you obtain a TALF loan secured by the Class A notes and the outstanding amount of the loan is not repaid on or before the loan’s maturity date, you must repay the outstanding amount on the maturity date or surrender your Class A notes to the FRBNY. We expect, but cannot assure you, that the amounts on deposit in the principal account on the expected principal payment date will be sufficient to pay the full principal amount of the Class A notes. If there are not sufficient funds on deposit in the principal account to pay the Class A notes in full on the expected principal payment date, payment of your Class A notes could occur later than the maturity date of a related TALF loan. See “Maturity Considerations” in this prospectus supplement. If an investor with a TALF loan defaults on the TALF loan, in most cases, the FRBNY and its designated agents (including TALF LLC) may only exercise remedies against the “eligible collateral” and related collateral haircut securing the loan. However, there are certain exceptions to the limited recourse nature of the TALF facility outlined in the MLSA, which may result in a TALF borrower being subject to recourse for amounts in excess of the value of the collateral haircut and the pledged asset-backed securities collateral, as further described in “TALF Considerations — Defaults on TALF Loans” in this prospectus supplement.

•	Terms and conditions to obtaining TALF loans may change and a purchaser of the Class A notes may not be able to pledge the Class A notes in the future. The FRBNY, the Treasury Department and other agencies of the U.S. government have announced that TALF will be funded with $200 billion, with a possible increase up to $1 trillion. In addition, TALF is capitalized with $20 billion in funds from the U.S. Treasury Department’s Troubled Assets Relief Program (“TARP”). No assurance can be made that the entire amount of funds initially dedicated to TALF or TARP will be available through the maturity of securities pledged as collateral for TALF loans, if the U.S. Congress, Treasury

Department or Board of Governors of the Federal Reserve System determines that funding should be reduced or reallocated for other purposes.
     No assurance can be made that the FRBNY will refrain from changing (including retroactively) the terms of the MLSA and other terms and conditions of the TALF program. In particular, no assurance can be made that the FRBNY will not change the eligibility requirements for collateral to be pledged under TALF or that the collateral haircuts initially announced will remain at their present levels. To the extent the Class A notes cannot be pledged as collateral for a TALF loan after the closing date, it could limit your ability to resell those notes and adversely impact the price of your Class A notes.
     For more information about the Class A notes and TALF, see “TALF Considerations” in this prospectus supplement. However, this prospectus supplement does not purport to describe all the requirements of participation in the TALF program or the associated risks or the availability or advisability of financing an investment in the Class A notes with loans from the FRBNY under TALF. Potential investors in the Class A notes should consult with their own financial and legal advisors with respect to the program requirements of, eligibility for, and related legal and economic risk in connection with, TALF loans.
Proposed Financial Regulatory Reforms Could Have a Significant Impact on the Issuing Entity, the Sponsor, the Depositor or the Servicer
          On June 17, 2009, the United States Department of the Treasury announced a sweeping proposal to reform the regulatory supervision of financial institutions, certain aspects of which are described below. The proposal envisions creation of new entities, authorities and responsibilities for federal financial institution regulators that will be authorized to identify emerging systematic risks, supervise all federally chartered depository institutions and regulate consumer financial services and products such as credit, savings and payment products. The proposal calls for regulation of systemically significant institutions, regardless of whether those institutions would be regulated as bank holding companies under current law. Under this proposal, the sponsor or the servicer could be treated as systemically significant institutions. The proposal also recommends separating non-financial from financial companies. The proposal further envisions enhanced regulation of the financial markets, including securitization markets.
          Portions of the proposal can be implemented through executive order or regulation, while the more significant parts of the proposal require the adoption of new legislation. It is not clear, however, whether or when any such executive orders, regulations or legislation will be issued or enacted, what form they will take, how they will be implemented if adopted, or how the issuing entity, the sponsor, the depositor or the servicer will be affected. No assurance can be given that the new standards will not have a significant impact on the issuing entity, the sponsor, the depositor or the servicer, including on the level of floorplan receivables held in the issuing entity, the servicing of those floorplan receivables, or the amount of notes issued in the future and on the regulation and supervision of the servicer, the sponsor and/or its affiliates.
          You May Be Unable to Resell Your Class A Notes
          There is currently no secondary market for the Class A notes and we cannot assure you that one will develop. Thus you may not be able to resell your Class A notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the Class A notes, but they are not required to do so. We do not intend to apply for listing of the notes of your series on any securities exchange or for the inclusion of the Class A notes on any automated quotation system. A trading market for the Class A notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A notes.
          Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities, including many securities backed by floorplan receivables. This period of illiquidity may continue, or even worsen, and may adversely affect the value of your Class A notes. In addition, the current period of general market illiquidity may continue or even worsen and may adversely affect your ability to locate a willing purchaser. Accordingly, you may not be able to sell your Class A notes when you want to do so or you may be unable to obtain the price that you wish to receive for your Class A notes and, as a result, you may suffer a loss on your investment.

     Recent Economic Developments May Adversely Affect the Performance and Market Value of Your Notes
     In 2008, general worldwide economic conditions experienced a downturn due to the effects of the deterioration in the residential housing market, subprime lending crisis, general credit market crisis, collateral effects on the finance and banking industries, increased commodity costs, volatile energy costs, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns (the “Economic Crisis”). These conditions have adversely affected demand for the large ticket category of products we finance (for example, the marine, recreational vehicle and manufactured housing markets), resulting in decreased sales by dealers of these products which could negatively affect our operations and result in lower payment rates and higher losses on the receivables in the trust portfolio. A decrease in payments rates or an increase in losses on receivables in the trust portfolio could cause an early amortization event to occur for your series and could result in an acceleration of payment or reduced payments on your notes. As a result, you could receive payment of principal on your notes sooner than expected and the performance and market value of your notes may be adversely affected. See "—You May Be Adversely Affected if Your Class A Notes are Repaid Faster or Slower Than You Expect” below and “Maturity Considerations” in this prospectus supplement.
     In addition, it has become more difficult for equipment manufacturers to accurately forecast and plan future business activities, and ultimately their profitability has been adversely affected. If business conditions continue to deteriorate, the equipment manufacturers may be forced to close and/or consolidate certain of their operating facilities, sell assets, and/or reduce workforce, which may result in limited repurchases and honoring of warranty commitments. We cannot predict the duration of the Economic Crisis, the timing or strength of a subsequent economic recovery or the extent to which the Economic Crisis will continue to negatively impact the business, financial condition and results of operations of equipment manufacturers, dealers and us.
     If as a result of any financial or business difficulties impacting us or the manufacturers and/or dealers of the products that we finance, the rating agencies rating the Class A notes downgrade the notes, this could impact your ability to assign a TALF loan or the Class A notes securing a TALF loan. See “Risk Factors—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes” in this prospectus supplement.
     You May Be Adversely Affected if Your Class A Notes are Repaid Faster or Slower Than You Expect
     You may receive repayment of your Class A notes earlier or later than expected.
     If your Class A notes are repaid faster than you expect, you may be unable to reinvest principal received on your Class A notes at a yield that is equal to the yield on your Class A notes. If you acquire Class A notes at a premium, repayment of principal at a rate that is faster than the rate you anticipated will result in a lower than anticipated yield.
     If your Class A notes are repaid later than you expect, you will be unable to use the principal amount of your investment at the time that you expected, and you may miss opportunities to reinvest the money in other investments. Also, if you acquire your Class A notes at a discount, the repayment of principal of your Class A notes later than you anticipated will result in a lower than anticipated yield.
     Numerous factors, such as the timing of the controlled accumulation period, the commencement of an early amortization period and payment rate speeds, may result in your Class A notes being repaid faster or slower than you expect. We cannot assure you that your Class A notes will be repaid on any particular date. Additional discussion of these issues is set forth under “Maturity Considerations” in this prospectus supplement.
     Possible Delays and Reductions in Payments on Class A Notes Due to Product Line Concentrations
     You may suffer delays and reductions in payments on your Class A notes because of adverse developments relating to a particular product line. As noted in this prospectus supplement under "The Accounts—Description of Receivables in the Trust Portfolio,” various product lines represent more than five percent (5%) of the receivables balance in the trust portfolio, with the marine product line representing more than fifteen percent (15%) of that receivables balance. Although we expect that the composition of the receivables in the trust at the closing date for your series will vary from the trust portfolio as of the Statistical Calculation Date, and that the composition of the receivables in the trust will vary from time to time, we expect that there will be significant concentrations of receivables in the trust relating to particular product lines. If dealers of products in the applicable product line sell fewer products of that type, then fewer receivables relating to those products would be generated, and the amount of receivables in the trust could decline.

     Possible Delays and Reductions in Payments on Class A Notes Due to Geographic Concentration
     You may suffer delays and reductions in payments on your notes because of economic conditions in states where dealers, manufacturers or distributors are located.
     As of the Statistical Calculation Date, according to their mailing address in the records of the master servicer, dealers, manufacturers or distributors owing receivables in the trust portfolio representing, by receivables balance, 8.7%, 8.6%, 7.4% and 6.0% of such receivables, were located in Texas, California, Florida and New York, respectively. For a more detailed discussion of geographic concentration for the trust portfolio, see “The Accounts—Description of Receivables in the Trust Portfolio—Geographic Distribution of Receivables in the Trust Portfolio” in this prospectus supplement.
     An economic downturn in one or more of the states where concentrations of dealers, manufacturers or distributors are located could adversely affect the performance of the trust as a whole, even if national economic conditions remain unchanged or improve, as dealers, manufacturers or distributors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on the receivables.
     Economic factors such as unemployment, interest rates and the rate of inflation may affect the rate of prepayment and defaults on the receivables and could delay and reduce payments to you.
     Possible Delays and Reductions in Payments on Class A Notes Due to Limited Assets of the Trust
     You may experience delays and reductions in payments on your Class A notes because the trust will not have any significant assets or sources of funds other than the receivables held by the trust.
     Your Class A notes will be payable only from the assets of the trust.
     You must rely for repayment upon payments on the receivables held by the trust and, if and to the extent available, amounts on deposit in the reserve account. However, amounts to be deposited in the reserve account are limited in amount. If the reserve account is exhausted, the trust will depend solely on the receivables held by the trust to make payments on your Class A notes.
     If losses or delinquencies occur with respect to the receivables held by the trust which are not covered by payments on other receivables held by the trust or by the reserve account, you may experience delays and reductions in payments on your Class A notes.
     The Class A notes do not represent an interest in or an obligation of, and are not insured or guaranteed by, the master servicer, any Originator, General Electric Capital Services, Inc., us, or any other person or entity. You will have no recourse to the master servicer, any Originator, General Electric Capital Services, Inc., us, or any other person or entity in the event that proceeds of the assets of the trust are insufficient or otherwise unavailable to make payments on your Class A notes.
     Possible Delays and Reductions in Payments on Class A Notes Due to Basis Risk
     You could suffer delays or reductions in payments on your notes because of the way the receivables held by the trust bear or do not bear interest and the way in which interest is calculated on your Class A notes.
     In general, the receivables held by the trust bear interest at rates as may be published in The Wall Street Journal from time to time plus a margin. The interest rates applicable to any of the receivables held by the trust may be reduced without your consent. Some of the receivables held by the trust do not bear interest for a specified period after their origination.
     The interest rate on your Class A notes is calculated as one-month LIBOR plus a margin. The interest rate on your Class A notes from time to time may exceed the rate of interest (to the extent applicable) borne by the receivables.
     A reduction in interest rates on the receivables held by the trust, or an increase in the amount of receivables held by the trust that do not bear interest, will reduce the amount of non-principal collections available to fund payment of interest on your Class A notes and to fund other items set forth under “Description of Series Provisions— Application of Non-Principal Collections” in this prospectus supplement.
     Possible Delays and Reductions in Payments on Class A Notes Due to Limited Credit Enhancement
     Credit enhancement for the Class A notes will be provided by:
•	amounts in the reserve account, if any; and

•	the subordination of the Class B notes, the Class C notes and the principal overcollateralization amount.
     The amount of the credit enhancement is limited and may be reduced from time to time as described in this prospectus supplement. If the amount of credit enhancement for your notes is reduced to zero, you will likely experience delays or reductions in payments on your notes.
     Credit enhancement for any other series will not be available to your series.
Deposits of Funds in the Excess Funding Account Will Reduce the Amount of Non-Principal Collections that are Available to the Trust
     Pursuant to the indenture, the trust established a deposit account that we call the excess funding account. Any funds deposited in the excess funding account will likely earn a rate of return lower than the yield on a comparable amount of receivables. Accordingly, any deposit of funds in the excess funding account will reduce the amount of non-principal collections available to the trust and could result in a delay or reduction in payments to you. For further information about the excess funding account, see “Description of the Notes — Excess Funding Account” in the accompanying prospectus.
     Series Maturity Date
     If an early amortization event occurs, the early amortization period will begin. The early amortization period for your series will end on the Series Maturity Date, even if your series has not been paid in full, or upon the recommencement of the revolving period if the rating agency condition is satisfied with respect to such recommencement. If the Series Maturity Date occurs following an early amortization event, principal payments will no longer be made on your series unless the indenture trustee exercises remedies as described in the accompanying prospectus under “Description of the Notes — Events of Default; Rights Upon Event of Default.” If the Series Maturity Date occurs as a result of the Collateral Amount being reduced to zero or the occurrence of the final maturity date specified under “Summary of Terms” in this prospectus supplement, the trust’s failure to make principal payments will be an event of default and the indenture trustee will be able to exercise such remedies. However, no assurance can be given as to how quickly such remedies will be exercised or payments will be made.
     An Increase in the Initial Principal Amount of the Notes May Dilute Your Voting Rights
     The trust may offer and sell Class A notes having an initial principal amount that is greater than the aggregate amount shown on the cover page of this prospectus supplement depending on market conditions and demand for the Class A notes. In that event, the initial principal amount of the Class A notes will be proportionally increased. As a result, the voting rights of your notes will be diluted. Dilution of voting rights decreases your ability to influence actions under the indenture and other transaction documents to the extent such actions are subject to a vote.
     Ratings are Not Recommendations
     Any rating of your Class A notes by a rating agency indicates the rating agency’s view regarding the likelihood of the ultimate payment of principal and the timely payment of interest, at the applicable interest rate, on your notes. Among the things a rating will not indicate are:
•	the likelihood that principal will be paid on a scheduled date;

•	the likelihood that an early amortization event will occur;

•	whether or not the discussion under “U.S. Federal Income Tax Consequences” in the accompanying prospectus is adequate or correct, or the likelihood that a United States withholding tax will be imposed on non-U.S. noteholders;

•	whether or not the discussion under “ERISA Considerations” in the accompanying prospectus is adequate or correct, or whether a “prohibited transaction” will occur;

•	the marketability of your Class A notes;

•	the market price of your Class A notes; or

•	whether your notes are an appropriate investment for you.
     A rating is not a recommendation to buy, sell, or hold your Class A notes. A rating may be lowered or withdrawn at any time. You should evaluate each rating independently of any other rating.
     It is a condition to the issuance of the Class A notes that at least two of Moody’s, S&P and Fitch rate the Class A notes in the highest rating category and that none of such rating agencies rate the Class A notes below the highest investment-grade rating category. A rating agency other than those requested could assign a rating to your Class A notes, and its rating could be lower than any rating assigned by a rating agency chosen by us.
     If any rating on the Class A notes were to be lowered or withdrawn by Moody’s, S&P or Fitch, the Class A notes were assigned a credit rating below the highest investment grade rating category from any other TALF-eligible nationally recognized statistical rating organization or the Class A notes were placed on review or watch for downgrade, then the Class A notes would no longer constitute “eligible collateral” for purposes of TALF and an investor would not be able to obtain a new TALF loan secured by the Class A notes. See “—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of your Class A notes—The Class A notes may cease to be “eligible collateral” under TALF, which may adversely affect your financing options and the liquidity and marketability of your notes” above.
     The reduction or withdrawal of any rating on your Class A notes could make it more difficult for you to resell your Class A notes, and, if you are able to resell your Class A notes, could reduce the price that you would receive in that sale.
THE ACCOUNTS
General
     The receivables held by the trust primarily arise under revolving credit arrangements between:
•	a dealer, manufacturer or distributor of products; and

•	an Originator.
     For additional discussion of the origination of the receivables held by the trust, see “The Financing Business” in the accompanying prospectus.
     We use the term “Originator” to refer to any entity that is a party as a seller to a receivables sale agreement with us as buyer. As of the date of this prospectus supplement, the only Originators are CDF, BAC, GE Capital and PA. From time to time, one or more additional entities may be designated as Originators, if the Rating Agency Condition has been satisfied.
     Each Originator refers to its revolving credit arrangements with dealers, manufacturers or distributors as “accounts”. Each Originator may have multiple accounts with a single dealer, manufacturer or distributor. Accordingly, the numbers of accounts listed in the tables set forth below do not equal the number of applicable dealers, manufacturers or distributors.
     Accounts may be added or removed from time to time. In addition, an Originator may stop making advances to a dealer, manufacturer or distributor from time to time under an account that relates to the trust and instead make advances to a dealer, manufacturer or distributor under an account that does not relate to the trust. See “The Trust Portfolio — Addition of Accounts” and “The Trust Portfolio — Removal of Accounts” in the accompanying prospectus.
     The sum in any column in the tables set forth below may not equal the indicated total due to rounding.
Description of Receivables in the Trust Portfolio
     The following tables set forth the composition of receivables in the trust portfolio, as of the Statistical Calculation Date and as of December 31, 2006, 2007 and 2008, by account balance, product line and geographic distribution of such receivables. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination. In particular, we expect that, due primarily to seasonal variations in the outstanding amount of the receivables, the outstanding amount of the receivables held by the trust as of the closing date for your series may be less than the receivables balance shown in the tables below as of the Statistical Calculation Date. However, we expect that, on the closing date for your series, the total amount of principal receivables held by the trust that are available to your series will be equal to or greater than the total principal amount of the notes of your series plus the portion of the Minimum Free Equity Amount, if any, relating to your series. The account totals in the following tables (and elsewhere in this prospectus supplement) exclude accounts with zero balances.
     Unless otherwise indicated, information presented in this prospectus supplement for the year ended December 31, 2006 includes information relating to accounts in the trust portfolio and reflects the aggregate of receivables in (i) such accounts designated with respect to the trust as of that date and (ii) such accounts designated with respect to the Old Trust (as defined in the following sentence) prior to May 2006. The “Old Trust” is Distribution Financial Services Floorplan Master Trust, a trust, the depositor of which is one of our affiliates. All of the receivables held by the Old Trust as of the end of April 2006 were transferred to the trust at such time, and all of the accounts relating to the Old Trust were designated with respect to the trust at such time.
Composition of Receivables in the Trust Portfolio by Account Balance

	As of June 30,				As of December 31,
	2009				2008
		Percentage		Percentage		Percentage		Percentage
		of		of		of		of
	Receivables	Receivables	Number of	Number of	Receivables	Receivables	Number of	Number of
Account Balance Range	Balance	Balance	Accounts	Accounts	Balance	Balance	Accounts	Accounts
	(Dollars in Millions)				(Dollars in Millions)
$1 to $999,999.99	$3,298.1	47.8%	22,486	95.0%	$3,111.7	41.8%	21,607	93.4%
$1,000,000 to $9,999,999.99	2,577.6	37.3%	1,148	4.8%	3,461.5	46.5%	1,490	6.4%
$10,000,000.00 or more	1,032.1	14.9%	52	0.2%	870.9	11.7%	52	0.2%

Total	$6,907.8	100.0%	23,686	100.0%	$7,444.1	100.0%	23,149	100.0%

Composition of Receivables in the Trust Portfolio by Account Balance

	As of December 31,				As of December 31,
	2007				2006
		Percentage		Percentage		Percentage		Percentage
		of		of		of		of
	Receivables	Receivables	Number of	Number of	Receivables	Receivables	Number of	Number of
Account Balance Range	Balance	Balance	Accounts	Accounts	Balance	Balance	Accounts	Accounts
	(Dollars in Millions)				(Dollars in Millions)
$1 to $999,999.99	$3,442.1	39.3%	23,697	92.9%	$3,534.5	38.9%	26,327	93.7%
$1,000,000 to $9,999,999.99	4,247.3	48.5%	1,760	6.9%	4,195.4	46.3%	1,717	6.1%
$10,000,000.00 or more	1,067.9	12.2%	62	0.2%	1,347.3	14.8%	67	0.2%

Total	$8,757.3	100.0%	25,519	100.0%	$9,077.2	100.0%	28,111	100.0%

Composition of Receivables in the Trust Portfolio by Product Line

	As of June 30, 2009
		Percentage		Percentage
		of		of
	Receivables	Receivables	Number of	Number of
Product Line	Balance	Balance	Accounts	Accounts
	(Dollars in Millions)
Marine	$1,441.8	20.9%	2,740	11.6%
Lawn and Garden	547.0	7.9%	7,154	30.2%
Consumer Electronics and Appliances	667.5	9.7%	4,702	19.9%
Recreational Vehicles	513.3	7.4%	737	3.1%
Technology	668.6	9.7%	820	3.5%
Manufactured Housing	83.1	1.2%	155	0.7%
Industrial	534.8	7.7%	1,008	4.3%
Asset Based Lending Receivables	81.3	1.2%	13	0.1%
Music	80.9	1.2%	605	2.6%
Motorcycles	613.8	8.9%	2,046	8.6%
Power Sports	793.3	11.5%	1,836	7.8%
Transportation	447.8	6.5%	148	0.6%
Accounts Receivable	207.4	3.0%	237	1.0%
Other(1)	227.2	3.2%	1,485	6.0%

Total	$6,907.8	100.0%	23,686	100.0%

(1)	The “Other” category in the preceding table includes, among other product lines: sewing, heating, ventilating, and air conditioning equipment.
Composition of Receivables in the Trust Portfolio by Product Line

	As of December 31, 2008
		Percentage		Percentage
		of		of
	Receivables	Receivables	Number of	Number of
Product Line	Balance	Balance	Accounts	Accounts
	(Dollars in Millions)
Marine	$2,174.1	29.2%	3,164	13.7%
Lawn and Garden	529.1	7.1%	7,066	30.5%
Consumer Electronics and Appliances	481.9	6.5%	4,164	18.0%
Recreational Vehicles	823.9	11.1%	822	3.6%
Technology	542.7	7.3%	798	3.4%
Manufactured Housing	112.2	1.5%	171	0.7%
Industrial	465.7	6.3%	855	3.7%
Asset Based Lending Receivables	85.4	1.1%	12	0.1%
Music	94.7	1.3%	665	2.9%
Motorcycles	368.5	5.0%	1,508	6.5%
Power Sports	992.7	13.3%	2,078	9.0%
Transportation	503.5	6.8%	154	0.7%
Accounts Receivable	83.3	1.1%	259	1.1%
Other(1)	186.4	2.4%	1,433	6.1%

Total	$7,444.1	100.0%	23,149	100.0%

(1)	The “Other” category in the preceding table includes, among other product lines: sewing, heating, ventilating, and air conditioning equipment.

Composition of Receivables in the Trust Portfolio by Product Line

	As of December 31, 2007				As of December 31, 2006
		Percentage		Percentage		Percentage		Percentage
		of		of		of		of
	Receivables	Receivables	Number of	Number of	Receivables	Receivables	Number of	Number of
Product Line	Balance	Balance	Accounts	Accounts	Balance	Balance	Accounts	Accounts
	(Dollars in Millions)				(Dollars in Millions)
Marine	$2,627.3	30.0%	3,670	14.4%	$2,577.4	28.4%	3,500	12.5%
Lawn and Garden	542.0	6.2%	7,887	30.9%	588.3	6.5%	8,902	31.7%
Consumer Electronics and Appliances	555.7	6.3%	4,393	17.2%	649.9	7.2%	4,783	17.0%
Recreational Vehicles	1,202.0	13.7%	1,021	4.0%	1,351.2	14.9%	1,157	4.1%
Technology	439.1	5.0%	760	3.0%	495.2	5.5%	911	3.2%
Manufactured Housing	147.0	1.7%	188	0.7%	167.9	1.8%	206	0.7%
Industrial	642.8	7.3%	1,052	4.1%	717.7	7.9%	1,260	4.5%
Asset Based Lending Receivables	54.1	0.6%	11	0.0%	84.1	0.9%	18	0.1%
Music	134.5	1.5%	784	3.1%	141.6	1.6%	914	3.3%
Motorcycles	468.1	5.3%	1,453	5.7%	505.7	5.6%	1,588	5.6%
Power Sports	970.5	11.1%	2,160	8.5%	997.1	11.0%	2,294	8.2%
Transportation	585.1	6.7%	111	0.4%	489.6	5.4%	60	0.2%
Accounts Receivable	169.2	1.9%	304	1.2%	90.3	1.0%	385	1.4%
Other(1)	219.9	2.7%	1,725	6.8%	221.2	2.3%	2,133	7.5%

Total	$8,757.3	100.0%	25,519	100.0%	$9,077.2	100.0%	28,111	100.0%

(1)	The “Other” category in the preceding table includes, among other product lines: sewing, heating, ventilating, and air conditioning equipment.
Geographic Distribution of Receivables in the Trust Portfolio

	As of June 30, 2009				As of December 31, 2008
				Percentage				Percentage
		Percentage of		of		Percentage of		of
	Receivables	Receivables	Number of	Number of	Receivables	Receivables	Number of	Number of
State	Balance	Balance	Accounts	Accounts	Balance	Balance	Accounts	Accounts
	(Dollars in Millions)				(Dollars in Millions)
Texas	$604.3	8.7%	1,379	5.8%	$555.9	7.5%	1,322	5.7%
California	592.6	8.6%	1,343	5.7%	657.8	8.8%	1,328	5.7%
Florida	508.5	7.4%	1,163	4.9%	627.9	8.4%	1,162	5.0%
New York	411.1	6.0%	1,204	5.1%	354.0	4.8%	1,162	5.0%
Georgia	344.0	5.0%	661	2.8%	223.6	3.0%	636	2.7%
Virginia	231.2	3.3%	576	2.4%	241.9	3.2%	552	2.4%
North Carolina	218.2	3.2%	807	3.4%	254.3	3.4%	820	3.5%
Pennsylvania	206.4	3.0%	1,072	4.5%	200.9	2.7%	1,024	4.4%
Michigan	198.3	2.9%	926	3.9%	220.4	3.0%	947	4.1%
Minnesota	196.1	2.8%	763	3.2%	248.0	3.3%	766	3.3%
All Other	3,397.1	49.1%	13,792	58.3%	3,859.4	51.9%	13,430	58.2%

Total	$6,907.8	100.0%	23,686	100.0%	$7,444.1	100.0%	23,149	100.0%

Geographic Distribution of Receivables in the Trust Portfolio

	As of December 31, 2007				As of December 31, 2006
		Percentage		Percentage		Percentage		Percentage
		of		of		of		of
	Receivables	Receivables	Number of	Number of	Receivables	Receivables	Number of	Number of
State	Balance	Balance	Accounts	Accounts	Balance	Balance	Accounts	Accounts
	(Dollars in Millions)				(Dollars in Millions)
Texas	$613.6	7.0%	1,453	5.7%	$582.0	6.4%	1,611	5.7%
California	838.4	9.6%	1,471	5.8%	884.9	9.7%	1,636	5.8%
Florida	796.4	9.1%	1,305	5.1%	842.3	9.3%	1,402	5.0%
New York	426.8	4.9%	1,279	5.0%	496.4	5.5%	1,398	5.0%
Georgia	314.2	3.6%	707	2.8%	274.1	3.0%	785	2.8%
Virginia	212.2	2.4%	592	2.3%	261.6	2.9%	669	2.4%
North Carolina	254.0	2.9%	897	3.5%	257.0	2.8%	997	3.5%
Pennsylvania	223.5	2.6%	1,129	4.4%	224.3	2.5%	1,217	4.3%
Michigan	241.7	2.8%	1,051	4.1%	245.9	2.7%	1,155	4.1%
Minnesota	313.5	3.6%	856	3.4%	353.0	3.9%	968	3.4%
All Other	4,523.0	51.5%	14,779	57.9%	4,655.7	51.3%	16,273	58.0%

Total	$8,757.3	100.00%	25,519	100.00%	$9,077.2	100.0%	28,111	100.0%

     With respect to the “Percentage of Receivables Balance” in the preceding geographic distribution tables: as of December 31, 2008, 2.8% of the receivables balance, 816 accounts and 3.5% of the number of accounts in the trust portfolio are related to dealers in Illinois; as of December 31, 2007, 2.7% of the receivables balance, 570 accounts and 2.2% of the number of accounts in the trust portfolio are related to dealers in Tennessee; also as of December 31, 2007, 2.6% of the receivables balance, 887 accounts and 3.5% of the number of accounts in the trust portfolio are related to dealers in Illinois; and as of December 31, 2006, 4.1% of the receivables balance, 816 accounts and 2.9% of the number of accounts in the trust portfolio are related to dealers in Missouri. The information as to states in the preceding tables is based on the mailing addresses of the applicable dealers in the records of the master servicer.
Dealer Risk Ratings
     The Originators categorize the receivables in the trust portfolio into three risk rating groups, as indicated in the table below, by percentage of receivables owed by the applicable dealers. Data in the table below reflects analysis of risk ratings at points in time prior to the dates indicated in that table; the risk ratings of the dealers were not re-underwritten for purposes of compiling data in that table. We cannot assure you that the dealers owing receivables held in the trust in the future will demonstrate the risk metrics in the percentages referred to below.
Dealer Risk Rating Distribution

	As of	As of December 31,
Dealer Risk Rating Group	June 30, 2009	2008	2007	2006
A(1)	11%	9%	7%	11%
B(2)	84%	87%	92%	88%
C(3)	5%	4%	1%	1%

Total	100%	100%	100%	100%

(1)	Dealers in this group demonstrate strong risk metrics.

(2)	Dealers in this group demonstrate favorable to marginal risk metrics.

(3)	Dealers in this group demonstrate poor to uncollectible risk metrics.
Yield Information
     The receivables bear interest in their accrual periods at rates generally equal to a rate referred to in the related Financing Agreement plus a margin. The rate in the Financing Agreements relating to the receivables usually refers to an index or rate that is either fixed or based on floating indices or rates, which are sometimes published in financial newspapers or journals such as The Wall Street Journal from time to time. For some of the Financing Agreements the index or the rate is the “prime rate” published in The Wall Street Journal from time to time. Some receivables do not bear interest for a specified period after their origination.

     The yield on receivables held by the trust will be affected by the interest rates borne by such receivables, the relative proportion of receivables held by the trust that do not bear interest for periods of time, and the rate at which balances of such receivables are paid.
     The following tables set forth the average annualized yield and the distribution by annualized average yield on receivables in the trust portfolio for each of the periods shown. Such yields were calculated as the percentage equivalent of a fraction, (a) the numerator of which is equal to earned income (or, if applicable, collected income) on the applicable receivables during the applicable period, and (b) the denominator of which (i) in the case of the year ended December 31, 2008, 2007, or 2006, as applicable, is an average of thirteen month-end balances in respect of the applicable year, of the principal balances of the applicable receivables, and (ii) in the case of the six months ended on the Statistical Calculation Date, is an average of seven month-end balances of the applicable receivables during such period. For purposes of calculating such yield information, receivables that did not bear interest because of “free flooring” periods (“free flooring receivables”) were treated as if they bore interest by determining an implied yield thereon for such periods. Accordingly, for purposes of such calculation, the amount of interest does not reflect only the contractual amount of interest and principal otherwise payable by the dealers under such free flooring receivables. The Manufacturer Discount Amount or Manufacturer Subsidy Amount was treated as interest in such calculation. For a description of Manufacturer Discount Amounts, Manufacturer Subsidy Amounts and “free flooring” receivables, see “The Financing Business—Creation of Floorplan Receivables” in the accompanying prospectus. We cannot assure you that the future yield on receivables held by the trust will be similar to the historical experience set forth below.
Average Annualized Yield for Receivables in the Trust Portfolio

	Six Months Ended	Year Ended	Year Ended	Year Ended
	June 30,	December 31,	December 31,	December 31,
	2009	2008	2007	2006
Yield	7.1%	7.70%	9.9%	10.1%
Distribution of Receivables in the Trust Portfolio by Annualized Average Yield

	Six Months Ended	Year Ended	Year Ended	Year Ended
	June 30,	December 31,	December 31,	December 31,
	2009	2008	2007	2006
Less than 5%	21%	8%	1%	1%
Between 5% and 10%	66%	78%	56%	56%
Greater than 10%	13%	14%	43%	43%

Total	100%	100%	100%	100%

Certain Dealers and Manufacturers
     As of the Statistical Calculation Date, no one dealer accounted for more than 1.25% of the aggregate principal balance of the receivables in the trust portfolio. As of the Statistical Calculation Date, no one manufacturer or distributor was obligated under repurchase agreements relating to receivables aggregating more than 6.47% of the aggregate principal balance of the receivables in the trust portfolio. Such repurchase agreements are used as collateral disposal mechanisms in which risk is spread across dealers. As of the Statistical Calculation Date, GE Consumer and Industrial and GE Security are manufacturers obligated under repurchase agreements relating to receivables collectively aggregating approximately 3.24% of the aggregate principal balance of the receivables in the trust portfolio. No prediction can be made as to what percentage of the receivables in the future may be obligations of a single dealer or be related to a single manufacturer or distributor under its repurchase agreements. See “The Financing Business — Repurchase Agreements” in the accompanying prospectus. Collections and defaulted amounts relating to overconcentrated dealers and manufacturers will be allocated to us as described under “The Servicers — Overconcentrations” in the accompanying prospectus.

Delinquency and Loss Experience
     The following tables set forth the aggregate delinquency experience for the trust portfolio, and loss experience for the Designated Trust Portfolio, for each of the dates or periods shown. We cannot assure you that the future delinquency and loss experience for any receivables held by the trust will be similar to the historical experience set forth below. The historical experience set forth below includes the effect of the financial obligations of manufacturers and distributors in respect of repossessed products as described in the accompanying prospectus under “The Financing Business — Repurchase Agreements.” If manufacturers or distributors do not perform those obligations in the future, the loss experience of the receivables would be adversely affected.
Delinquency Experience for the Trust Portfolio

	As of June 30, 2009		As of December 31, 2008
		Percentage of Total		Percentage of Total
	Amount	Receivables	Amount	Receivables
Days Outstanding	(Dollars in Millions)	Outstanding	(Dollars in Millions)	Outstanding
31-60	$9.3	0.1%	$9.2	0.1%
61-90	5.3	0.1%	5.6	0.1%
91-120	4.7	0.1%	5.2	0.1%
121-150	3.8	0.1%	4.1	0.1%
151-180	2.6	0.0%	2.5	0.0%
> 180	—	0.0%	—	0.0%

Total	$25.7	0.4%	$26.6	0.4%

Delinquency Experience for the Trust Portfolio

	As of December 31,
	2007		2006
		Percentage of		Percentage of
	Amount	Total Receivables	Amount	Total Receivables
Days Outstanding	(Dollars in Millions)	Outstanding	(Dollars in Millions)	Outstanding
31-60	$3.9	0.1%	$5.7	0.1%
61-90	2.2	0.0%	3.3	0.0%
91-120	2.5	0.0%	0.8	0.0%
121-150	1.1	0.0%	1.1	0.0%
151-180	1.1	0.0%	0.7	0.0%
> 180	—	0.0%	—	0.0%

Total	$10.8	0.1%	$11.6	0.1%

     For purposes of the delinquency tables set forth above:
•	in the case of any receivable, if interest, flat fees, or scheduled liquidation late charges on that receivable are more than 30 days past due, then that receivable is considered to be delinquent in an amount equal to the interest, flat fees, or scheduled liquidation late charges that are more than 30 days past due;

•	in the case of a receivable arising under a “pay-as-sold program” (see “The Financing Business — Payment Terms” in the accompanying prospectus), if the dealer has sold a particular item of inventory but did not remit payment to CDF, BAC, PA or GE Capital for more than 30 days after the sale, then that receivable is considered to be delinquent in an amount equal to the principal amount of such unpaid payment;

•	in the case of a receivable arising under a “scheduled payment plan” (see “The Financing Business — Payment Terms” in the accompanying prospectus), including such plans related to curtailments, if the dealer has failed to make a scheduled payment for more than 30 days, then that receivable is considered to be delinquent in an amount equal to the principal amount of such unpaid scheduled payment;

•	in the case of asset based lending receivables, if the amount of the receivable exceeds a specified percentage of the collateral supporting the receivable and such excess is not consented to by the related Originator, then that receivable is considered to be delinquent in an amount equal to such excess; and

•	the “> 91” category does not reflect receivables charged-off at 181 days delinquent.
     The following table sets forth loss experience for the Designated Trust Portfolio for the periods shown. The “Designated Trust Portfolio” means receivables in accounts designated with respect to the trust during the applicable period. The Designated Trust Portfolio does not include receivables in accounts designated after the Statistical Calculation Date.
Loss Experience for the Designated Trust Portfolio
(Dollars in Millions)

	Six Months Ended	Year Ended December 31,
	June 30, 2009	2008	2007	2006
Average Receivables Balance	$7,203.8	$8,250.0	$8,818.5	$7,269.9
Gross Charge-Offs(1)	$50.7	$58.7	15.7	$22.2
Recoveries (2)	$0.8	$0.5	0.5	$1.0
Gross Charge-Offs Less Recoveries	$49.9	$58.2	$15.2	$21.2
Gross Charge-Offs Less Recoveries as a percentage of Average Total Receivables Outstanding (annualized)	1.4%	0.7%	0.2%	0.3%
Number of Accounts that Experienced a Net Loss	465	478	441	356
Gross Charge-Offs Less Recoveries divided by Number of Accounts that Experienced a Net Loss	$0.11	$0.12	$0.03	$0.06

(1)	“Gross Charge-Offs” means the amount of the principal receivables deemed uncollectible.

(2)	“Recoveries” means amounts subsequently collected with respect to previously charged-off amounts.
     For a description of when a receivable is charged-off, see “The Financing Business—Charge-Off Policy” in the accompanying prospectus.
     For purposes of the preceding table: “Average Receivables Balance” (i) in the case of the year ended December 31, 2006 is calculated as an average of thirteen month-end balances of the applicable receivables in respect of the applicable year, and (ii) in the case of the six months ended the Statistical Calculation Date, is calculated as an average of the seven month-end balances of the applicable receivables in respect of such period.
Aging Experience
     The following tables provide the age distribution of receivables in the trust portfolio by receivables balance and as a percentage of such receivables in the trust portfolio as of the dates indicated. For purposes of the following tables, aging for floorplan receivables generally commences on the date of the applicable invoice provided by the applicable manufacturer to the applicable Originator and ends on the date that the receivable has been paid in full, except in the case of TF, aging for floorplan receivables generally commences on receipt of the related manufacturer’s invoice for new inventory in connection with an advance request. With respect to receivables from the accounts receivables product line or the asset based lending product line, all of such receivables are included in the “1-12” month category because determining which of those receivables are in the “over 12” month category would involve unreasonable effort or expense and, in any event, we believe that most of such receivables fall into the “1-12” month category. We cannot assure you that the aging experience for any receivables held by the trust in the future will be similar to the age distributions set forth below.
Age Distribution of Receivables in the Trust Portfolio

	As of		As of		As of		As of
	June 30, 2009		December 31, 2008		December 31, 2007		December 31, 2006
		Percentage		Percentage		Percentage		Percentage
		of		of		of		of
	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables
Month	Balance	Balance	Balance	Balance	Balance	Balance	Balance	Balance
	(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)
1-12	$5,134.9	74.3%	$5,555.3	74.6%	$7,323.0	83.6%	$7,775.9	85.7%
Over 12	1,772.9	25.7%	1,888.8	25.4%	1,434.3	16.4%	1,301.3	14.3%

Total	$6,907.8	100.0%	$7,444.1	100.0%	$8,757.3	100.0%	$9,077.2	100.0%

Certain Payment Plan Information
     The floorplan businesses of the Originators provide two basic payment terms to dealers, manufacturers or distributors: pay-as-sold or scheduled payment plan. See “The Financing Business — Payment Terms” in the accompanying prospectus. As of the Statistical Calculation Date, the floorplan receivables in the trust portfolio, by the principal amount of receivables outstanding, consisted of approximately 81% pay-as-sold receivables and 19% scheduled payment plan receivables.
Concentration Limits
     Principal collections, non-principal collections and Default Amounts relating to “overconcentrations” of dealers, manufacturers and product lines will be allocated to us and not to your series. See “The Servicers—Overconcentrations” in the accompanying prospectus. The following table summarizes the percentages that determine whether, for the purpose of such allocations, an overconcentration exists.
Concentration Limits
(as a percentage of principal receivables)
Dealers

Dealer	Limit
Largest to Third Largest	1.25%
Fourth and Fifth Largest	1.00%
Sixth through Forty-First Largest	0.75%
Other than Forty-First Largest	0.50%
Manufacturers

Manufacturer	Limit
Largest to Sixth Largest	5.00%
Other than Top Six Largest	4.00%
Product Lines

Product Line	Limit
Marine	27.50%
Recreational Vehicles	10.00%
Power Sports(1)	12.50%
Motorcycles	20.00%
Technology	20.00%
Industrial	15.00%
Lawn and Garden	15.00%
Consumer Electronics and Appliances	15.00%
Asset Based Lending Receivables and Accounts Receivable	05.00%
Transportation	10.00%
Other	10.00%
Manufactured Housing	01.00%
Music	03.00%

(1)	The power sports product line includes snowmobiles, personal watercraft and all terrain vehicles.
     Notwithstanding the foregoing, any of the percentages set forth in the “Concentration Limits” table may be increased from time to time upon satisfaction of the Rating Agency Condition.

Static Pool Information
     The Internet website found at http://www.ge.com/pdf/investors/investing/abs_reports/floorplan_master_note/ ge_2009-08_static_pool_for_series_2009-1.pdf, which we refer to as the “static pool website”, sets forth in tabular format certain receivables information for the last five years (except as indicated on the static pool website), including:
•	yield on the receivables;

•	material product line concentrations;

•	product line payment rates;

•	age distribution; and

•	dealer risk rating distribution.
     There can be no assurance that the information indicated on the static pool website will correspond to or be an accurate predictor of the performance of the receivables in the trust.
     Static pool information provided on the static pool website for periods before January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement for the notes. Certain static pool information about the accounts relating to the trust, for periods prior to January 1, 2006, is not available without unreasonable effort or expense.
MATURITY CONSIDERATIONS
     Series 2009-1 will always be in one of three periods—the revolving period, the controlled accumulation period or the early amortization period. Unless an early amortization event occurs, each class of notes will not receive payments of principal until the expected principal payment date for the Series 2009-1 notes. The expected principal payment date for the Class A notes is the payment date in July 2012. We expect, but cannot assure you, that the trust will have sufficient funds to pay the full principal amount of the Class A notes on the expected principal payment date for the Class A notes. However, if an early amortization event occurs, principal payments for the Class A notes may begin prior to the expected principal payment date for the Class A notes.
     For purposes of TALF, the average life to maturity for the Class A notes is specified under "TALF Considerations” in this prospectus supplement.
Controlled Accumulation Period
     During the controlled accumulation period, collections allocated to pay principal on notes of your series and to make distributions in reduction of the principal overcollateralization amount will accumulate in the principal account in an amount calculated to pay the principal of the Class A, Class B and Class C notes and the principal overcollateralization amount, in that order, in full on the expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal account on the expected principal payment date will be sufficient to pay in full the outstanding principal balance of the Class A notes. If there are not sufficient funds on deposit in the principal account to pay the principal of any class of notes in full on the expected principal payment date, an early amortization event will occur and the early amortization period will begin.
Early Amortization Period
     If an early amortization event occurs during either the revolving period or the controlled accumulation period, then the revolving period or the controlled accumulation period will end and the early amortization period will begin. If an early amortization event occurs, on the next payment date any amount on deposit in the principal account will be paid:
•	first to the Class A noteholders, up to the outstanding principal balance of the Class A notes;

•	then to the Class B noteholders, up to the outstanding principal balance of the Class B notes;

•	then to the Class C noteholders, up to the outstanding principal balance of the Class C notes; and

•	then to the issuing entity in reduction of the principal overcollateralization amount.
     In addition, if the outstanding principal balance of the Series 2009-1 notes and the principal overcollateralization amount have not been paid in full, the trust will continue to pay principal in the priority noted above to the noteholders on each payment date during the early amortization period until the Series Maturity Date. No principal will be paid on the Class B notes until the principal amount of the Class A notes has been paid in full. No principal will be paid on the Class C notes until the principal amounts of the Class A and Class B notes have been paid in full. No distributions will be made on the principal overcollateralization amount until the Class A, Class B and Class C notes have been paid in full.
Payment Rates
     The payment rate on the receivables held by the trust will affect the size of principal payments during an early amortization period and whether the trust has funds available to repay the Series 2009-1 notes on the expected principal payment date. Payments of principal on your notes on the expected principal payment date depends on, among other things, repayment by dealers, manufacturers and distributors of the receivables held by the trust and may not occur if dealers, manufacturers or distributors do not fully repay the receivables held by the trust. Because a significant amount of the receivables held by the trust are paid upon retail sale of the related product, the timing of payments on the receivables held by the trust is uncertain. In addition, we cannot assure you that any Originator will generate additional receivables under the accounts or that any particular pattern or amount of payments will occur. See “The Financing Business” in the accompanying prospectus.
     The amount of new receivables generated in any month and payment rates on the receivables held by the trust may vary because of, among other things:
•	seasonal variations in product sales and inventory levels;

•	retail incentive programs provided by product manufacturers; and

•	various economic factors affecting product sales generally.
     The following table sets forth the highest and lowest Historical Payment Rates and the average of the Historical Payment Rates for all months during the periods shown for the Historical Payment Portfolio.
     “Historical Payment Rate” means, for any month, a fraction (expressed as a percentage) (a) the numerator of which is the principal collections on the receivables in the Historical Payment Portfolio during such month and (b) the denominator of which is the aggregate balance of the principal receivables in the Historical Payment Portfolio at the beginning of such month.
     “Historical Payment Portfolio” means, for any period, receivables in (a) accounts designated with respect to the trust during such period and (b) without duplication, accounts designated with respect to the Old Trust. The Historical Payment Portfolio does not include receivables in accounts designated after the Statistical Calculation Date.
     We cannot assure you that the rate of collections on the receivables held by the trust will be similar to the historical experience set forth below. Without limiting the foregoing, the rate of collections on the receivables held by the trust may be affected by the addition or removal of accounts with respect to the trust from time to time. See “The Trust Portfolio — Addition of Accounts” and “The Trust Portfolio — Removal of Accounts” in the accompanying prospectus.
Historical Payment Rates

	Six Months Ended	Year Ended	Year Ended	Year Ended
	June 30, 2009	December 31, 2008	December 31, 2007	December 31, 2006
Highest Month	31%	28%	35%	38%
Lowest Month	20%	21%	22%	26%
Average of the Months in the Period	25%	25%	29%	32%

USE OF PROCEEDS
     We will receive the net proceeds from the sale of the notes. On the closing date for your series, we or the trust will deposit (or cause to be deposited) a portion of those proceeds into the reserve account as described under “Description of Series Provisions—Reserve Account” in this prospectus supplement. We may also use the net proceeds to pay the purchase price of receivables purchased by us from Originators. In addition, we may also use the net proceeds for general corporate purposes, including the payment of those proceeds to our shareholders, which are General Electric Capital Services, Inc. and GE Capital. Each of General Electric Capital Services, Inc. and GE Capital may use the proceeds it receives to repay inter-company debt and for other general corporate purposes.
DESCRIPTION OF SERIES PROVISIONS
     We have summarized material terms of the Series 2009-1 notes below and in the accompanying prospectus. Such summaries are not complete and are qualified by reference to the terms of the applicable transaction documents.
General
     The Class A, the Class B and the Class C notes comprise the Series 2009-1 notes and will be issued under the indenture, as supplemented by an indenture supplement for your series, in each case between the trust and the indenture trustee. The Class B notes, the Class C notes and the Class D certificate are not being offered pursuant to this prospectus supplement or the accompanying prospectus.
     The Class A notes will be issued in denominations of $100,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See “Description of the Notes — General,” “— Book-Entry Registration” and “— Definitive Notes” in the accompanying prospectus. Interest on and principal of the Series 2009-1 notes will be payable on each payment date on which those amounts are due to the noteholders in whose names the Series 2009-1 notes were registered on the related record date. The record date will be the date falling five business days prior to each payment date.
Collateral Amount
     The “Collateral Amount” for your series initially will be equal to the “initial collateral amount” specified under “Summary of Terms” in this prospectus supplement, and thereafter will be reduced by:
(a)	all collections applied to make principal payments on the Series 2009-1 notes and all collections released to the issuing entity in reduction of the principal overcollateralization amount; and

(b)	the excess, if any, of (i) the aggregate amount of investor charge-offs and reallocated principal collections over (ii) reimbursements of such investor charge-offs and reallocated principal collections as described under clause (7) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement.
     The Collateral Amount cannot be less than zero.
Allocation Percentages
     Principal collections, non-principal collections and defaulted receivables relating to “overconcentrated” dealers, manufacturers and product lines will be allocated to us. See “The Servicers — Overconcentrations” in the accompanying prospectus. After giving effect to such allocations to us, principal collections, non-principal collections and defaulted receivables will be allocated among the Collateral Amount and the collateral amounts for other series of notes based on the allocation percentage for your series and the allocation percentages of other series of notes.
     On any day, the allocation percentage for your series will be the percentage equivalent—which may not exceed 100%—of a fraction:
•	the numerator of which is:

•	for purposes of allocating non-principal collections and defaulted receivables at all times and principal collections during the revolving period, equal to the Collateral Amount as measured at the end of the prior Monthly Period (or, in the case of the month during which the closing date occurs, on the closing date); provided that on and after the date on which an amount equal to the Note Principal Balance of the Series 2009-1 notes and the principal overcollateralization amount have been deposited into the principal account, the numerator for principal collections will equal zero; and

•	for purposes of allocating principal collections during the controlled accumulation period and the early amortization period, equal to the Collateral Amount as of the end of the revolving period; and
•	the denominator of which is the greater of:
(a)	the result of: (i) the Aggregate Principal Receivables; minus (ii) the sum of the aggregate amount of each “Dealer Overconcentration”, “Manufacturer Overconcentration” and “Product Line Overconcentration” as most recently determined (the capitalized terms in this clause (ii) have the meanings assigned thereto in the accompanying prospectus under “Glossary of Terms for Prospectus”); and

(b)	the sum of the numerators used to calculate the applicable allocation percentages for all series of notes outstanding as of the date of determination.
     The denominator referred to above will initially be set as of the closing date. The denominator will be reset for purposes of allocating principal collections, non-principal collections and defaulted receivables at the opening of business on the first day of the Monthly Period for which the allocation percentage is being determined.
Interest Payments
     The outstanding principal amount of the Class A notes will accrue interest from and including the closing date to but excluding September 21, 2009, and for each following interest period, at a rate of [•]% per year above LIBOR for the related interest period.
     The outstanding principal amount of the Class B notes will accrue interest from and including the closing date to but excluding September 21, 2009, and for each following interest period, at a rate of [•]% per year above LIBOR for the related interest period.
     The outstanding principal amount of the Class C notes will accrue interest from and including the closing date to but excluding September 21, 2009, and for each following interest period, at a rate of [•]% per year above LIBOR for the related interest period.
     Each interest period for your series will begin on and include a payment date and end on but exclude the next payment date. However, the first interest period for your series will begin on and include the closing date.
     For purposes of determining the interest rates applicable to the Class A notes, the Class B notes, the Class C notes and the principal overcollateralization amount during each interest period, LIBOR will be determined two London business days before that interest period begins.
     For each date of determination, LIBOR will equal the rate per annum displayed in the Bloomberg Financial Markets system as the composite offered rate for London interbank deposits for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period), as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, the rate for that date will be the rate per annum shown on Reuters Page LIBOR 01 or any successor page as the composite offered rate for London interbank deposits for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period), as shown under the heading “USD” as of 11:00 a.m., London time, on that date. If no rate is shown as described in the preceding two sentences, LIBOR will be the rate per annum based on the rates at which Dollar deposits for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period) are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, on that date; provided that if at least two rates appear on that page, the rate will be the arithmetic mean of the displayed rates and if fewer than two rates are displayed, or if no rate is relevant, LIBOR will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the master servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period). The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period).
     LIBOR for the first interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the closing date to but excluding September 21, 2009, between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.
     The interest rates applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at 212-250-4855 or any other telephone number identified in a written notice from the indenture trustee to the Series 2009-1 noteholders from time to time.
     Interest on the Class A notes, the Class B notes, the Class C notes and the principal overcollateralization amount will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.
     If the trust does not pay interest as calculated above to any class of Series 2009-1 notes or the certificate on a payment date, the amount not paid will be due on the next payment date.
Principal Payments
     During the revolving period, no principal payments will be made on your notes and available principal collections shall be treated as shared principal collections. During the controlled accumulation period and the early amortization period, deposits to the principal account and principal payments on the Series 2009-1 notes, if applicable, will be made on each payment date from the following sources:
(a)	principal collections allocated to your series based on your allocation percentage, less any amounts required to be reallocated as described under “—Reallocation of Principal Collections” in this prospectus supplement; plus

(b)	any amount on deposit in the excess funding account allocated to your series on that payment date; plus

(c)	the reserve account on the final maturity date for your series; plus

(d)	any principal collections from other series that are shared with your series; plus

(e)	any non-principal collections or other amounts required to be treated as principal collections in order to cover the share of defaulted receivables allocated to your series or to reinstate prior reductions to the Collateral Amount; plus

(f)	non-principal collections (after making all other payments).
Controlled Accumulation Period
     The controlled accumulation period for your series is scheduled to begin on the Scheduled Controlled Accumulation Period Commencement Date. On each determination date until the controlled accumulation period begins for your series, the administrator, on behalf of the trust, will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal account, in an amount equal to the outstanding principal balance of the Series 2009-1 notes and the principal overcollateralization amount, by the related expected principal payment date for each class of Series 2009-1 notes and the date on which we expect the Class D certificate to be paid in full (which is the same date as the expected principal payment date for the Series 2009-1 notes). If the number of months needed to fully fund the principal account by the related expected principal payment date for each class of notes and the Class D certificate is less than or more than the number of months in the scheduled controlled accumulation period, the trust will either postpone the controlled accumulation period or start the controlled accumulation period earlier than the then-currently scheduled controlled accumulation period, as applicable, so that the number of months in the scheduled controlled accumulation period equals the number of months expected to be needed to fully fund the principal account by the expected principal payment date. In connection therewith, the trust is required to assume that (1) the weighted average principal payment rate on the receivables held by the trust will be no greater than the lowest weighted average monthly principal payment rate for the receivables held by the trust for the prior twelve (12) months, (2) the total amount of principal receivables held by the trust and the principal amount on deposit in the excess funding account will remain constant, (3) no early amortization event for any series issued by the trust will occur and (4) no additional series will be issued by the trust after the related determination date. In no case will the controlled accumulation period be reduced to less than one month.
     On each payment date relating to the controlled accumulation period, funds will be deposited in the principal account in an amount equal to the least of:
(1)	funds available for this purpose for your series with respect to that payment date;

(2)	the outstanding principal balance of the Series 2009-1 notes and the principal overcollateralization amount as of the last day of the revolving period, divided by the number of months in the controlled accumulation period, plus any amounts required to be deposited in the principal account on prior payment dates that have not yet been deposited;

(3)	an amount equal to the outstanding principal balance of the Series 2009-1 notes and the principal overcollateralization amount, minus the amount on deposit in the principal account prior to any deposits on that payment date; and

(4)	the Collateral Amount.
     Any remaining funds not deposited in the principal account first will be made available to investors in other series as shared principal collections and second will either be deposited in the excess funding account under the circumstances described under “Description of the Notes—Excess Funding Account” in the accompanying prospectus or distributed to us or our assigns.
     Unless an early amortization period commences prior to the expected principal payment date, amounts in the principal account will be paid on the expected principal payment date to the Class A noteholders until the outstanding principal amount of the Class A notes has been paid in full, then to the Class B noteholders until the outstanding principal amount of the Class B notes has been paid in full, then to the Class C noteholders until the outstanding principal amount of the Class C notes has been paid in full, and then an amount equal to the principal overcollateralization amount shall be released to the issuing entity in reduction of the principal overcollateralization amount.
Early Amortization Period
     On each payment date relating to the early amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for your series of notes for the related Monthly Period in an amount up to the outstanding principal balance of the Class A notes.
     After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each payment date relating to the early amortization period, the remaining available funds for principal payments for your series of notes for the related Monthly Period in an amount up to the outstanding principal balance of the Class B notes.
     After payment in full of the outstanding principal balance of the Class A notes and the Class B notes, the Class C noteholders will be entitled to receive, on each payment date relating to the early amortization period, the remaining available funds for principal payments for your series of notes for the related Monthly Period in an amount up to the outstanding principal balance of the Class C notes.

     After payment in full of the outstanding principal balance of the Class A notes, the Class B notes and the Class C notes, an amount equal to the principal overcollateralization amount shall be released to the issuing entity in reduction of the principal overcollateralization amount.
     See “— Early Amortization Events” in this prospectus supplement for a discussion of events that might lead to the commencement of the early amortization period.

Application of Principal Collections(1)
     On each payment date, your series’ share of principal collections will be applied as follows:

(1)	This chart provides a simplified overview of the application of your series’ share of principal collections. Refer to the text above under the headings “___Principal Payments”, “___Controlled Accumulation Period” and “___Early Amortization Period” for a more detailed explanation of the application of those funds.
Subordination
     The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. The principal overcollateralization amount is subordinated to the Class A notes, the Class B notes and the Class C notes. Interest payments will be made on the Class A notes prior to interest payments being made on the Class B notes and the Class C notes and prior to any distributions on the principal overcollateralization amount. Interest payments will be made on the Class B notes prior to interest payments being made on the Class C notes and prior to any distributions being made on the principal overcollateralization amount. Interest payments will be made on the Class C notes prior to any distributions being made on the principal overcollateralization amount.
     Principal payments on the Class B notes will not begin until the principal balances of the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the principal balances of the Class A notes and the Class B notes have been paid in full. Distributions in respect of the principal overcollateralization amount will not begin until the principal balances of the Class A notes, the Class B notes and the Class C notes have been paid in full.

     The Collateral Amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series. In addition, the Collateral Amount can be applied for the benefit of your series in two other ways:
•	by reallocating principal collections to make interest payments, to pay the fees of the indenture trustee, BNY Mellon Trust of Delaware and the administrator for the trust and monthly servicing fee payments for your series, when non-principal collections are not sufficient to make these payments; and

•	to absorb your series’ share of defaulted principal receivables and any uncovered dilution amounts, when non-principal collections are not sufficient to cover these amounts.
     The principal overcollateralization amount provides credit enhancement by absorbing these types of reductions. If the total amount of these latter two types of reductions exceeds the principal overcollateralization amount, then the Class C notes may not be repaid in full. If the total amount exceeds the principal overcollateralization amount and the principal amount of the Class C notes, then the Class B notes may not be repaid in full. If the total amount exceeds the sum of the principal overcollateralization amount and the principal amounts of the Class C and Class B notes, then the Class A notes may not be repaid in full.
Application of Non-Principal Collections(1)
     The following diagram provides a simplified overview of the application of your series’ share of non-principal collections plus net investment earnings on funds on deposit in the reserve account and the principal account, plus withdrawals from the reserve account.
     On each payment date, your series’ share of non-principal collections plus net investment earnings on funds on deposit in the reserve account and the principal account, plus withdrawals from the reserve account, will be applied as follows:

(1)	Refer to the text following this chart for a more detailed explanation of the application of your series’ share of non-principal collections plus net investment earnings on funds on deposit in the reserve account and the principal account, plus withdrawals from the reserve account.

     On each payment date, your series’ share of non-principal collections (and your series’ share of any available non-principal collections from other series), plus net investment earnings on funds on deposit in the reserve account and the principal account, plus withdrawals from the reserve account (to the extent provided under “—Reserve Account” in this prospectus supplement) for the prior month will be applied in the following order:
(1)	to pay, on a pari passu basis, the result of the Series Allocation Percentage for your series multiplied by (a) the accrued and unpaid fees and other amounts owed to the indenture trustee, (b) the accrued and unpaid fees and other amounts owed to BNY Mellon Trust of Delaware, (c) the accrued and unpaid fees and other amounts owed to the administrator for the trust, and (d) the accrued and unpaid fees and other amounts owed to the custodian for the trust (which custodian shall initially be Deutsche Bank Trust Company Americas); provided that the amount payable pursuant each of the preceding clauses (a) through (d) may not exceed $25,000 for each calendar year;

(2)	to pay the servicing fee for your series for the prior Monthly Period and any overdue servicing fee (to the extent not previously paid), and to reimburse the master servicer for any servicer advances and accrued and unpaid interest thereon;

(3)	to pay, pro rata, interest on the Class A notes, plus any interest previously due but not paid;

(4)	to pay, pro rata, interest on the Class B notes, plus any interest previously due but not paid;

(5)	to pay, pro rata, interest on the Class C notes, plus any interest previously due but not paid;

(6)	an amount equal to the Investor Default Amount for the Monthly Period will be treated as Available Principal Collections;

(7)	an amount equal to the sum of the aggregate amount of investor charge-offs and the amount of reallocated principal collections which have not been previously reimbursed will be treated as Available Principal Collections;

(8)	to deposit into the reserve account, during the revolving period and the controlled accumulation period, the amount, if any, required to be deposited in the reserve account;

(9)	to pay to the persons listed in clause (1) above on a pari passu basis any amounts owed to such persons and not paid pursuant to clause (1) above;

(10)	to deposit into the principal account, during the controlled accumulation period, any deficiency in the amount otherwise required to be deposited into the principal account at that time;

(11)	if the early amortization period has not occurred and is not continuing, the balance, if any, will, first, be released to the issuing entity to make required yield payments on the principal overcollateralization amount and, second, the remaining balance will constitute a portion of excess non-principal collections and will be applied in accordance with the indenture; and

(12)	if the early amortization period has occurred and is continuing, the balance, if any, will first, be applied to make principal payments on the Class A notes until paid in full, the Class B notes until paid in full and the Class C notes until paid in full, second, to make required yield payments on the principal overcollateralization amount and, third, the remaining balance will constitute a portion of excess non-principal collections and will be applied in accordance with the indenture.
     On each payment date, the issuing entity shall pay to each holder of the Class A notes, the Class B notes and the Class C notes the holder’s pro rata share of the amounts on deposit in the distribution account.
     For a description of non-principal collections, see “Structural Summary — Application of Non-Principal Collections” in this prospectus supplement.

Reallocation of Principal Collections
     If non-principal collections available to your series and the withdrawal from the reserve account for such payment date, as described under “—Reserve Account” in this prospectus supplement, are not sufficient to pay the aggregate amount of payments on a payment date described in clauses (1) through (5) under “—Application of Non-Principal Collections” in this prospectus supplement, then principal collections allocated to your series of notes will be reallocated to cover these shortfall amounts. Any reallocation of principal collections is a use of the collateral for the Series 2009-1 notes. Consequently, these uses will reduce the remaining Collateral Amount by the amount that was reallocated. The amount of principal collections that will be reallocated on any payment date will not exceed the Monthly Principal Reallocation Amount for the related Monthly Period.
Investor Charge-Offs
     A portion of the defaulted principal receivables held by the trust will be allocated to the Collateral Amount based on your series’ allocation percentage. The allocation percentage is described under “—Allocation Percentages” in this prospectus supplement.
     On each payment date, if the sum of the defaulted principal receivables allocated to your series is greater than non-principal collections and amounts withdrawn from the reserve account used to cover those amounts, then the Collateral Amount will be reduced (but not below zero) by the amount of the excess (such reduction, an “investor charge-off”). Such reductions will be reversed to the extent that non-principal collections are available for that purpose on any subsequent payment date.
Application of Defaulted Principal Receivables (1)

(1)	This diagram provides a simplified overview of the application of defaulted principal receivables to your series. Refer to the text preceding this diagram under the caption “—Investor Charge-Offs” for a more detailed explanation.

Sharing Provisions
     Your series is in group one for purposes of sharing excess non-principal collections. Your series will share excess non-principal collections with other series in group one. See “Description of the Notes—Shared Excess Non-Principal Collections” in the accompanying prospectus. Your series also is a principal sharing series. Shared principal collections allocable to your series from other series on any payment date will be equal to the product of the aggregate amount of shared principal collections with respect to all principal sharing series for such Transfer Date and a fraction, the numerator of which is the Principal Shortfall for your series for such Transfer Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the series which are principal sharing series for such Transfer Date. See “Description of the Notes — Shared Principal Collections” and “— Excess Funding Account” in the accompanying prospectus.
Principal Account
     The trust will establish and maintain a segregated account to serve as the principal account of your series. During the controlled accumulation period, deposits to the principal account will be made as described under “— Principal Payments” in this prospectus supplement.
     Funds on deposit in the principal account will be invested to the following payment date in highly rated investments that meet the criteria described in the indenture. Investment earnings, net of losses and investment expenses, on funds on deposit in the principal account will be available to your series as described under "—Application of Non-Principal Collections” above.
Reserve Account
     The trust will establish and maintain a segregated account to serve as the reserve account. On the closing date for your series, we or the trust will fund the reserve account in an amount equal to the Required Reserve Account Amount.
     During the revolving period and the controlled accumulation period, non-principal collections available to your series will be applied to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the Required Reserve Account Amount.
     On each payment date, after giving effect to any withdrawal to be made from, and any deposit to be made to, the reserve account on that payment date, the trust will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount, and the amount withdrawn will no longer be available for your notes. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.
     All amounts on deposit in the reserve account on any payment date, after giving effect to any withdrawal to be made from, and any deposit to be made to, the reserve account on that payment date, will be invested to the following payment date by the trust, in highly rated investments that meet the criteria described in the indenture. The interest and other investment income, net of losses and investment expenses, earned on these investments will be available to your series as described under “— Application of Non-Principal Collections” in this prospectus supplement.
     On or before each payment date, the trust will withdraw from the reserve account and apply (to the shortfall described in clause (2) of this sentence) an amount equal to the least of:
(1)	the amount then on deposit in the reserve account with respect to that payment date (exclusive of investment earnings);

(2)	the amount of the shortfall in non-principal collections available to make payments described in clauses (1) through (6) under “—Application of Non-Principal Collections” in this prospectus supplement; and

(3)	the Required Reserve Account Amount for that payment date.
     The reserve account will be terminated upon the earliest to occur of:
(1)	the payment in full of your series;

(2)	the final maturity date for the Series 2009-1 notes; and

(3)	the termination of the trust.
     Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date in respect of a shortfall in non-principal collections available to make the payments described in clauses (1) through (6) under “— Application of Non-Principal Collections” in this prospectus supplement, will be applied to fund any shortfall in amounts owed to the noteholders or certificateholder of your series and then will be distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders of your series.
Fees and Expenses Payable from Collections

Source of Funds for
Type of Fees and Expenses	Amount or Calculation	Purpose	Payment	Distribution Priority
indenture trustee fees and expenses	an amount agreed upon by the trust and the indenture trustee from time to time	compensation and reimbursement of the indenture trustee	payable by the trust and may be paid from non-principal collections allocated to the notes as described above	as specified under “—Application of Non-Principal Collections”

owner trustee fees and expenses	an amount agreed upon by us and BNY Mellon Trust of Delaware from time to time	compensation and reimbursement of BNY Mellon Trust of Delaware	payable by us, and to the extent amounts remain unpaid, payable from non-principal collections allocated to the notes as described above	as specified under “—Application of Non-Principal Collections”

administrator fees and expenses	$500 monthly	compensation and reimbursement of the administrator	payable by the trust and may be paid from non-principal collections allocated to the notes	as specified under “—Application of Non-Principal Collections”

custodian fees and expenses	an amount agreed upon by the trust and the custodian from time to time	compensation and reimbursement of the custodian	payable by the trust from non-principal collections allocated to the notes as described above	as specified under “—Application of Non-Principal Collections”

servicing fees and expenses	1/12th of the product of the servicing fee rate for the related series, as specified in the related prospectus supplement, and the collateral amount for that series on the last day of the prior Monthly Period. For your series, the servicing fee rate is 2%.	compensation and reimbursement of the master servicer	the portion of the servicing fee allocated to any series will be payable from non-principal collections allocated to that series	as specified under “—Application of Non-Principal Collections”
Early Amortization Events
     An early amortization event may occur for your series upon the occurrence of any of the following events:
(a)	our failure (1) to make any payment or deposit required to be made under the receivables purchase and contribution agreement between us and the trust on or before the date that is five (5) business days after the date the payment or deposit is required to be made or (2) to observe or perform in any material respect our other covenants or agreements set forth in the receivables purchase and contribution agreement between us and the trust (excluding matters address by clause (1) above), which failure has a material adverse effect on your series and which continues unremedied for a period of sixty (60) days after written notice of the failure, requiring the same to be remedied, has been given to the trust or to us by the indenture trustee or to us, the trust and the indenture trustee by any noteholder of your series;

(b)	any representation or warranty made by us in the receivables purchase and contribution agreement between us and the trust or by the trust in the indenture or the indenture supplement for your series or any information contained in an account schedule required to be delivered by us pursuant to certain sections of the receivables purchase and contribution agreement proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of sixty (60) days after written notice of the failure, requiring the same to be remedied, has been given to us or the trust, as applicable, by the indenture trustee or to us or the trust, as applicable, and the indenture trustee by any noteholder of your series, and as a result of which the interests of your series are materially and adversely affected and continue to be materially and adversely affected for such period; except that an early amortization event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or receivables, if applicable, during such period;
(c)	our failure to convey receivables in additional accounts (or to convey participations) to the trust when required to do so under the receivables purchase and contribution agreement;

(d)	any servicer default after giving effect to applicable grace periods (see “The Servicers—Master Servicer Default; Successor Master Servicer” in the accompanying prospectus) or an Indenture Servicer Default;

(e)	either (a)(i) on any Transfer Date occurring in the months of February through April, the average of the Monthly Payment Rates for the three (3) preceding Monthly Periods is less than sixteen percent (16%) (or a lower percentage designated by the depositor if the Rating Agency Condition is satisfied), (ii) on any Transfer Date occurring in the month of May or June, the average of the Monthly Payment Rates for the three (3) preceding Monthly Periods is less than eighteen percent (18%) (or a lower percentage designated by the depositor if the Rating Agency Condition is satisfied); (iii) on any Transfer Date occurring in the months of July through October, the average of the Monthly Payment Rates for the three (3) preceding Monthly Periods is less than twenty-three percent (23%) (or a lower percentage designated by the depositor if the Rating Agency Condition is satisfied), or (iv) on any Transfer Date occurring in the months of November through January, the average of the Monthly Payment Rates for the three (3) preceding Monthly Periods is less than eighteen percent (18%) (or a lower percentage designated by the depositor if the Rating Agency Condition is satisfied), or (b) on any Transfer Date, the average Default Rate over the three immediately preceding Monthly Periods is greater than or equal to five percent (5%);

(f)	the outstanding principal amount of the Class A notes, the Class B notes or the Class C notes is not paid in full on the expected principal payment date;

(g)	specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or a material Originator;

(h)	we are unable for any reason to transfer receivables to the trust, or a material Originator is unable to transfer receivables to us;

(i)	the trust shall be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(j)	an event of default for your series occurs under the indenture and results in an acceleration of the maturity of the Series 2009-1 notes under the indenture;

(k)	the sum of all investments (other than receivables) held in trust accounts of the trust and, without duplication, amounts held in the excess funding account, represents more than fifty percent (50%) of the dollar amount of the assets of the trust (excluding the Product Line Overconcentration for the accounts receivable and asset based lending receivables product lines) on each of six (6) or more consecutive monthly determination dates, after giving effect to all payments made or to be made on the payment dates relating to those determination dates; or

(l)	(i) on any payment date, after giving effect to withdrawals from and deposits into the reserve account, the reserve account balance is less than the product of (A) the Required Reserve Account Percentage minus one-fourth of one percent (0.25%) and (B) the Note Principal Balance, or (ii) on the payment date after a withdrawal from the reserve account that does not result in an early amortization event pursuant to the preceding clause, after giving effect to withdrawals from and deposits into the reserve account, the reserve account balance is less than the product of (A) the Required Reserve Account Percentage and (B) the Note Principal Balance.

     In the case of any event described in clause (a), (b) or (d) above, an early amortization event will occur with respect to your series only if, after any applicable grace period, either the indenture trustee or the noteholders of more than fifty percent (50%) of the then-outstanding principal amount of the Series 2009-1 notes, by written notice to the trust and the indenture trustee, declare that an early amortization event has occurred with respect to the Series 2009-1 notes as of the date of the notice.
     In the case of any event described in clause (c), (e), (f), (g), (h), (i), (j), (k) or (l) above, an early amortization event with respect to your series will occur without any notice or other action on the part of the indenture trustee or the noteholders of your series immediately upon the occurrence of the event.
     On the date on which an early amortization event is deemed to have occurred, the early amortization period will begin.
     See “Description of the Notes — Early Amortization Events” in the accompanying prospectus for an additional discussion of the consequences of insolvency or similar events related to us.
     Notwithstanding the foregoing, an early amortization period that commences before the scheduled end of the revolving period may terminate, and the revolving period may recommence, if the Rating Agency Condition is satisfied.
Events of Default
     The events of default for your series, as well as rights and remedies available to the indenture trustee and the noteholders of your series when an event of default occurs, are described under “Description of the Notes—Events of Default; Rights Upon Events of Default” in the accompanying prospectus.
     In the case of an event of default involving bankruptcy, insolvency or similar events relating to the trust, the principal amount of the Series 2009-1 notes automatically will be deemed to be immediately due and payable. If any other event of default for your series occurs, the indenture trustee or the holders of not less than a majority of the then-outstanding principal balance of the Series 2009-1 notes may declare the Series 2009-1 notes to be immediately due and payable. If the Series 2009-1 notes are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.
     If receivables are sold by the trust after an event of default, the net proceeds of that sale allocable to your series would be paid in the following order:
(1)	to pay, pro rata, interest on the Class A notes, including any overdue interest, to the extent permitted by applicable law;

(2)	to pay, pro rata, the outstanding principal balance of the Class A notes;

(3)	to pay, pro rata, interest on the Class B notes, including any overdue interest, to the extent permitted by applicable law;

(4)	to pay, pro rata, the outstanding principal balance of the Class B notes;

(5)	to pay, pro rata, interest on the Class C notes, including any overdue interest, to the extent permitted by applicable law;

(6)	to pay, pro rata, the outstanding principal balance of the Class C notes; and

(7)	to pay any amounts distributable on the principal overcollateralization amount.
Reports to Noteholders
     Not later than the second business day preceding each payment date, the trust will deliver (or cause the master servicer to deliver) to the indenture trustee (who will deliver to or cause to be delivered to each noteholder) a statement substantially in the form of Annex II to this prospectus supplement or in the form otherwise agreed to by the trust and the indenture trustee from time to time. Annex II is included at the end of this prospectus supplement and is incorporated into this prospectus supplement. To the extent required by applicable law and regulations, we will file reports with the SEC as described under “Where You Can Find More Information” in the accompanying prospectus.
LEGAL PROCEEDINGS
     There are no legal proceedings pending or proceedings known by us to be contemplated by governmental authorities involving the depositor, the sponsor, the master servicer, any subservicer or the trust, or to our knowledge, BNY Mellon Trust of Delaware or the indenture trustee that are material to noteholders.
TALF CONSIDERATIONS
The TALF Program
     Subject to the important considerations described under “Risk Factors—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes”, on the closing date, the Class A notes will be “eligible collateral” for investors to pledge as collateral for loans borrowed from the FRBNY under TALF. In order to be “eligible collateral” under TALF, the Class A notes and the receivables underlying the Class A notes must satisfy eligibility criteria specified by the FRBNY.
     If you are an investor intending to pledge the notes as collateral for loans borrowed from the FRBNY under TALF, you are encouraged to consult with your financial and legal advisers regarding the program requirements of TALF (including the MLSA to be entered into between the FRBNY and primary dealers, and a customer agreement required to be entered into between a primary dealer and each investor, as well as the terms and conditions, frequently asked questions and other supporting material on the FRBNY website) and related legal and economic risks in connection with, loans under TALF.
Defaults on TALF Loans
     If an investor with a TALF loan defaults on the TALF loan, in most cases, the FRBNY and its designated agents (including TALF LLC, a special purpose entity created in connection with the TALF program) may only exercise remedies against the asset-backed collateral, including the portion thereof funded by the borrower’s delivery of the related collateral haircut to the TALF custodian. Under the TALF program, the “collateral haircut” required to be delivered by the borrower in connection with a TALF loan, is an amount of cash equal to the market value of the asset-backed securities to be pledged by a borrower to secure the TALF loan multiplied by a percentage set forth by the FRBNY as the applicable “haircut percentage”, which is a percentage which varies based on the type of asset underlying the asset-backed securities and the average life of the asset-backed securities. Because of the limited-recourse nature of the TALF loans, the borrower may in most instances surrender the collateral in full satisfaction of the outstanding amount of TALF loan. However, there are certain exceptions to the limited recourse nature of the TALF facility outlined in the MLSA, which may result in a TALF borrower being subject to recourse, and as a result the borrower’s loss will exceed the value of the collateral haircut. These include:
•	failure of the TALF investor at any time to be an “eligible borrower” as determined by the criteria in effect at the time the TALF loan was made; and

•	the failure of certain representations and warranties of the borrower made in the MLSA to be true, including:
•	that the MLSA is a binding agreement enforceable against the borrower;

•	that the primary dealer is authorized to enter into the MLSA and act on the borrower’s behalf;

•	that the security interest of the FRBNY in the collateral for the TALF loan is valid, perfected and subject to no adverse claims;
•	that the ABS collateral pledged at the time the TALF loan is made or assumed is “eligible collateral” under TALF, to the borrower’s knowledge based on its review of the related offering materials.

Eligible Collateral Under TALF
     On the closing date, the Class A notes will satisfy the TALF eligibility criteria. These criteria include the requirements that:
•	All of the receivables are U.S. dollar-denominated.

•	The receivables are floorplan loans.

•	At least 95% of the aggregate principal balance of the receivables are receivables that are both (a) originated by U.S. organized entities or institutions or U.S. branches or agencies of foreign banks and (b) with U.S. domiciled obligors.

•	The aggregate amount of TALF-eligible ABS issued by the issuing entity does not exceed the aggregate amount of the issuing entity’s 2009 ABS maturities.

•	The Class A notes will have received each of the ratings specified in “Summary of Terms” above, and will not have been placed on review or watch for downgrade. The ratings will be obtained without the benefit of any third-party guarantee.

•	The Class A notes will be issued in book-entry form and cleared through the facilities of The Depository Trust Company or “DTC”, in the name of Cede & Co., as nominee of DTC.

•	The Class A notes will be obligations of the issuing entity only, and no payments of principal of or interest on the Class A notes will be guaranteed by any third-party.

•	The floorplan receivables are not exposures to “cash-backed ABS” or “synthetic ABS” within the meaning of the TALF program.

•	The Class A notes will be U.S. dollar-denominated cash (not synthetic) asset-backed securities.

•	The expected principal payment date of the Class A notes is July 20, 2012 and the weighted average life to maturity of the Class A notes is 2.94 years.

•	The Class A notes are not subject to an optional redemption other than a customary clean-up call, as described in “Description of the Notes—Final Payment of Principal” in the accompanying prospectus.
     It is a condition to the issuance of the Class A notes that the following actions will be taken on or prior to the closing date:
•	A nationally recognized certified public accounting firm that is registered with the Public Company Accounting Oversight Board has delivered an accountants’ report to the FRBNY in a form prescribed by the FRBNY within the time frame required by the FRBNY.

•	The sponsor will execute and deliver an undertaking to the FRBNY, in the form prescribed by the FRBNY, no later than four business days before the closing date, under which the sponsor will agree to indemnify FRBNY and TALF LLC and their respective affiliates for certain losses.

•	Each of the sponsor and the issuing entity will execute the “Certification as to TALF Eligibility” in the most recent form prescribed by the FRBNY as of the date of this prospectus supplement, a copy of which is attached to this prospectus supplement as Annex III.

•	The sponsor will submit to the FRBNY the final credit rating letters for the Class A notes from each of Moody’s, S&P and Fitch no later than 10:00 a.m. on the closing date.

     On the closing date, any Class A notes held by the depositor, the sponsor or any affiliate of the depositor or the sponsor will not be eligible collateral under TALF. For purposes of the foregoing determination, an “affiliate” of the depositor or the sponsor means any company that controls, is controlled by, or is under common control with the depositor or the sponsor, respectively. A person or company controls a company if, among other things, it (1) owns, controls or holds with power to vote 25% or more of a class of voting securities of the company, or (2) consolidates the company for financial reporting purposes.
     An investor in the notes must use a primary dealer, which will act on behalf of the investor, to obtain a loan under TALF. The MLSA requires the related investor to enter into a customer agreement with a primary dealer setting forth the terms and conditions of the relationship between that primary dealer and that investor in order for the primary dealer to act on behalf of the investor in connection with the related TALF loan.
     Ratings on the Class A notes are expected to be monitored by each rating agency while the Class A notes are outstanding. Any rating can be changed or withdrawn by a rating agency at any time. If any rating on the Class A notes is lowered or withdrawn by Moody’s, S&P or Fitch, is assigned a credit rating below the highest investment-grade rating category from any other TALF-eligible nationally recognized statistical rating organization or is placed on review or watch for downgrade, then the Class A notes will no longer be eligible collateral for a new TALF loan or TALF loans sought to be assigned after the closing date until, as applicable, the rating is reinstated to the rating specified in “Summary of Terms” or such review or watch for downgrade is removed. Although the Certification as to TALF Eligibility requires the sponsor and the issuing entity to notify the FRBNY and all registered holders of the Class A notes upon a determination that certain statements relating to eligibility have ceased to be correct, neither the sponsor nor the issuing entity is obligated to monitor the continuing accuracy of the characteristics of the receivables set forth above after the closing date or to take actions to cause such ratings to be reinstated or such review or watch to be removed. See “Risk Factors—The requirements of the TALF program, the lack of availability of a TALF loan or the loss of TALF eligibility may adversely affect your financing options and the liquidity and market value of the Class A notes”.
UNDERWRITING
     Subject to the terms and conditions set forth in an underwriting agreement among us, GE Capital and the underwriter named below, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the principal amount of the Class A notes set forth opposite its name:

Class A Underwriter	Principal Amount of Class A Notes
Banc of America Securities LLC	$	[ ]

Total	$	[ ]
     Pursuant to the underwriting agreement, the underwriter of the Class A notes has agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the Class A notes offered by this prospectus supplement if any of the Class A notes are purchased.
     The underwriter of the Class A notes has advised us that it proposes initially to offer such notes in that class to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriter at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriter of the Class A notes may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class A notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $750,000.

Class A
Notes
Concessions
Reallowances

The underwriter will be compensated as set forth in the following table:

Compensation
	Underwriter’s	Amount	Total
	Discounts and	per $1,000	Compensation
	Commissions	of Principal	Amount
Class A notes
     The underwriter is expected to rebate to GE Capital Markets, Inc., an affiliate of the issuing entity, the sponsor and the depositor, an amount equal to approximately $[___] related to the underwriting fees on certain notes sold to investors referred to the underwriter by GE Capital Markets, Inc.
     We will indemnify the underwriter for certain liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in connection with those liabilities as described in the underwriting agreement.
     In the ordinary course of their respective businesses, the underwriter and its affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates. Without limiting the foregoing, the underwriter and its affiliates may be investors in one or more series of notes issued by the trust.
     The underwriter has agreed that, if applicable:
     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (United Kingdom) (“FSMA”) received by them in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity;
     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to any notes in, from or otherwise involving the United Kingdom;
     (c) it will not underwrite the issue of or place the notes otherwise than in conformity than with the provisions of the Irish Investment Intermediaries Act 1995 (as amended), including, without limitation, Sections 9 and 23 thereof and any codes of conduct rules made under Section 37 thereof and the provisions of the Investor Compensation Act 1998;
     (d) it will not underwrite the issue of, or place, the notes, otherwise than in conformity with the provisions of the Irish Central Bank Acts 1942 - 1999 (as amended) and any codes of conduct rules made under Section 117(1) thereof; and
     (e) it will not underwrite the issue of, place or otherwise act in Ireland in respect of the notes, other than in conformity with the provisions of the Irish Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued by the Irish Financial Services Regulatory Authority pursuant thereto.
     Further, in relation to each member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) the underwriter has represented and agreed that it has not made and will not make an offer of Notes to the public in that Relevant Member State other than:
     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (b) to any legal entity which has two or more of the following: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter; or

     (d) in any other circumstances falling within Article 3(2) of the Prospectus Directive.
For the purposes of the above paragraph, (A) the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State and (C) the countries comprising the “European Economic Area” are Austria, Bulgaria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Romania, Portugal, Slovak Republic, Slovenia, Spain, Sweden and United Kingdom.
LEGAL MATTERS
     Certain legal matters relating to the issuance of the Series 2009-1 notes will be passed upon for us by Mayer Brown LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Series 2009-1 notes will be passed upon for us by Mayer Brown LLP. Certain legal matters relating to the issuance of the Series 2009-1 notes will be passed upon for the underwriter by McKee Nelson LLP.

GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT
     “2004 Trust Accounts” is defined under “The Accounts—Description of Receivables in the Trust Portfolio” in this prospectus supplement.
     “Aggregate Principal Receivables” means, as of any date of determination, the aggregate outstanding balance of principal receivables held by the trust as of such date.
     “Available Principal Collections” means, for any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of reallocated principal collections with respect to such Monthly Period which are treated as non-principal collections on the related payment date, plus (c) without duplication, the sum of (i) any shared principal collections with respect to other principal sharing series (including any amounts on deposit in the excess funding account that are allocated to your series for application as shared principal collections), (ii) the aggregate amount to be treated as available principal collections pursuant to clauses (6) and (7) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement, (iii) during the controlled accumulation period or an early amortization period, the amount of available non-principal collections used to make a deposit in the principal account or used to pay principal on the notes of your series pursuant to clauses (10) and (12) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement for the related payment date and (iv) any distribution of amounts on deposit in the reserve account on the final maturity date as described under “Description of Series Provisions — Reserve Account” in this prospectus supplement.
     “BAC” is defined under “Summary of Terms—Originators” in this prospectus supplement.
     “CDF” is defined under “Summary of Terms—Originators” in this prospectus supplement.
     “Class A Note Initial Principal Balance” means the principal amount of the Class A notes set forth on the front cover page of this prospectus supplement.
     “Class B Note Initial Principal Balance” means $10,526,320.
     “Class C Note Initial Principal Balance” means $15,789,475.
     “Code” is defined under “Glossary of Terms for Prospectus” in the accompanying prospectus.
     “Collateral Amount” means, with respect to your series and as of any date of determination, the excess, if any, of (a) the Note Principal Balance plus the principal overcollateralization amount on such date over (b) the excess, if any, of (i) the aggregate amount of investor charge-offs and reallocated principal collections over (ii) reimbursements of such investor charge-offs and reallocated principal collections as described under clause (7) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement.
     “Default Amount”, on any determination date, means the result of the sum, for all accounts relating to the trust, of the amount of principal receivables (other than ineligible receivables, unless there is an insolvency event with respect to the related Originator or with respect to us) which became defaulted receivables during the preceding month.
     “Default Rate” means, for any Monthly Period, the product of (a) a fraction (expressed as a percentage), (i) the numerator of which is the excess of (x) the Default Amount for such Monthly Period (calculated as of the end of the last day of such Monthly Period), over (y) the portion of the Default Amount allocated to us in respect of the accounts receivable and asset based lending receivables product line for such Monthly Period and (ii) the denominator of which is the excess of (x) the aggregate outstanding balance of all principal receivables held by the issuing entity as of the beginning of such Monthly Period, over (y) the Product Line Overconcentration for the accounts receivable and asset based lending receivables product line used for purposes of making allocations for such Monthly Period times (b) 12.
     “Designated Trust Portfolio” is defined under “The Accounts — Delinquency and Loss Experience” in this prospectus supplement.
     “ERISA” is defined under “ERISA Considerations” in the accompanying prospectus.

     “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.
     “Financing Agreement” means a wholesale financing agreement entered into by an Originator and a dealer in order to finance inventory, including products purchased by such dealer from a manufacturer, or an asset based lending financing agreement entered into by an Originator and a dealer in connection with the asset based lending business, or an accounts receivable financing agreement entered into by an Originator with a dealer in connection with the accounts receivable business.
     “Free Equity Amount” means, on any date of determination, (a) the Note Trust Principal Balance, minus (b) the aggregate of the collateral amounts for all outstanding series.
     “GE Capital” is defined under “Summary of Terms—Originators” in this prospectus supplement.
     “Historical Payment Rate” is defined under “Maturity Considerations—Payment Rates” in this prospectus supplement.
     “Historical Payment Portfolio” is defined under “Maturity Considerations—Payment Rates” in this prospectus supplement.
     “Indenture Servicer Default” means (a) failure on the part of the master servicer duly to observe or perform in any material respect any covenants or agreements of the master servicer set forth in the servicing agreement which has a material adverse effect on the noteholders, which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the trust by the indenture trustee; or the master servicer shall assign or delegate its duties under the servicing agreement except as permitted by the servicing agreement, and such assignment or delegation continues unremedied for fifteen (15) days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the trust by the indenture trustee at the direction of noteholders of more than sixty-six and two-thirds percent (66 2/3%) of the outstanding principal balance of the notes issued by the trust; or (b) any representation, warranty or certification made by the master servicer in the servicing agreement or in any certificate delivered pursuant to the servicing agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the noteholders and which continues to be incorrect in any material respect for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the trust by the indenture trustee at the direction of noteholders of more than sixty-six and two-thirds percent (66 2/3%) of the outstanding principal balance of the notes issued by the trust.
     “Investor Default Amount” means, on any determination date, with respect to the prior Monthly Period, the product of (a) the Default Amount for such Monthly Period, after giving effect to any allocation of a portion of such Default Amount to us as described under “The Servicers — Overconcentrations” in the accompanying prospectus and (b) the allocation percentage for your series for such Monthly Period.
     “Investor Principal Collections” means, for any Monthly Period, an amount equal to the aggregate amount of principal collections retained or deposited in the principal account for your series for such Monthly Period.
     “Manufacturer Discount Amount” is defined under “The Financing Business—Creation of Floorplan Receivables” in the accompanying prospectus.
     “Manufacturer Subsidy Amounts” is defined under “The Financing Business—Creation of Floorplan Receivables” in the accompanying prospectus.
     “Minimum Free Equity Amount” means, as of any date of determination, the greater of (a) the product of (i) the sum of the collateral amounts for all outstanding series at such date of determination, and (ii) the highest of the Minimum Free Equity Percentages specified in the supplements to the indenture effective on such date of determination and (b) the aggregate of all Dealer Overconcentrations, Manufacturer Overconcentrations and Product Line Overconcentrations.
     “Minimum Free Equity Percentage”, with respect to a series issued by the trust, has the meaning specified in the related supplement to the indenture. The Minimum Free Equity Percentage for your series is zero percent (0%).

     “Monthly Payment Rate” means, for any Monthly Period, a fraction (expressed as a percentage), (a) the numerator of which is the excess of (i) the principal collections during such Monthly Period, over (ii) the portion of such principal collections allocated to us in respect of the Product Line Overconcentration for the accounts receivable and asset based lending receivables product line for such Monthly Period and (b) the denominator of which is the excess of (i) the aggregate outstanding balance of all principal receivables held by the issuing entity as of the beginning of such Monthly Period, over (ii) the Product Line Overconcentration for the accounts receivable and asset based lending receivables product line used for purposes of making allocations for such Monthly Period.
     “Monthly Period” means, as to each payment date, the preceding calendar month. The first payment date for your series is the first interest payment date specified on the front cover of this prospectus supplement.
     “Monthly Principal Reallocation Amount” means, for any Monthly Period, an amount equal to the sum of the amounts described in the following clauses (1) through (3):
(1)	the lesser of:
•	the excess, if any, of (a) the amount needed to make the payments described in clauses (1), (2) and (3) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement over (b) the amount of non-principal collections and amounts withdrawn from the reserve account that are available to cover such payment; and

•	the excess, if any, of (a) the sum of the Class A Note Initial Principal Balance, the Class B Note Initial Principal Balance and the Class C Note Initial Principal Balance and the principal overcollateralization amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period and (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date;
(2)	the lesser of:
•	the excess, if any, of (a) the amount needed to make the payments described in clause (4) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement over (b) the amount of non-principal collections and amounts withdrawn from the reserve account that are available to cover such payment; and

•	the excess, if any, of (a) the sum of the Class B Note Initial Principal Balance, the Class C Note Initial Principal Balance and the principal overcollateralization amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period and (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and after giving effect to the reallocation of principal collections to make the payments described in clauses (1), (2) and (3) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement on the then current payment date; and
(3)	the lesser of:
•	the excess, if any, of (a) the amount needed to make the payments described in clause (5) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement over (b) the amount of non-principal collections and amounts withdrawn from the reserve account that are available to cover such payment; and

•	the excess, if any, of (a) the sum of the Class C Note Initial Principal Balance and the principal overcollateralization amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period and (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and after giving effect to the reallocation of principal collections to make the payments described in clauses (1) through (4) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement on the then current payment date.

     “Non-principal receivable” is defined under “Structural Summary—Application of Non-Principal Collections” in this prospectus supplement.
     “Note Principal Balance” means the aggregate outstanding principal balance of the notes of your series.
     “Note Trust Principal Balance” means, as of any time of determination falling within or relating to a Monthly Period, the sum of (a) the Aggregate Principal Receivables at that time, and (b) the amount on deposit in the excess funding account at that time (exclusive of any investment earnings on such amount).
     “Old Trust” is defined under “The Accounts—Description of Receivables in the Trust Portfolio” in this prospectus supplement.
     “Originator” is defined under “The Accounts—General” in this prospectus supplement.
     “Owner Trustee” is defined under “Summary of Terms” in this prospectus supplement.
     “PA” is defined under “Summary of Terms—Originators” in this prospectus supplement.
     “Principal collections” is defined under “Structural Summary—Application of Principal Collections” in this prospectus supplement.
     “Principal receivable” is defined under “Structural Summary—Application of Principal Collections” in this prospectus supplement.
     “Principal Shortfall”, with respect to your series, will be equal to (a) for any Transfer Date with respect to the revolving period or any Transfer Date during the early amortization period prior to the Transfer Date relating to the earlier of (i) the expected principal payment date and (ii) the date on which all outstanding series are in early amortization periods, zero, (b) for any Transfer Date with respect to the controlled accumulation period, the excess, if any, of (i) the sum of the Note Principal Balance and the principal overcollateralization amount as of the last day of the revolving period, divided by the controlled accumulation period length over (ii) the amount of available principal collections for such Transfer Date (excluding any portion thereof attributable to shared principal collections or non-principal collections available to be treated as available principal collections as described in paragraphs (6) and (7) under “Description of Series Provisions—Application of Non-Principal Collections” in this prospectus supplement) and (c) for any Transfer Date relating to any payment date on or after the earlier of (i) the expected principal payment date and (ii) the date on which all outstanding series are in early amortization periods, the sum of the Note Principal Balance and the principal overcollateralization amount.
     “Rating Agency Condition” means, with respect to any outstanding series or class of notes and any action subject to such condition, unless otherwise defined for such series or class of notes in the related indenture supplement, (i) if Fitch is a rating agency rating such series or class of notes, 10 days’ prior written notice (or, if 10 days’ advance notice is impracticable, as much advance notice as is acceptable to Fitch) to Fitch delivered electronically to notifications.abs@fitchratings.com and (ii) each rating agency, if any (other than Fitch) for such series or class of notes shall have notified the issuer in writing that such action will not result in a reduction or withdrawal of the rating, if any, of such series or class of notes with respect to which such entity is a rating agency.
     “Required Principal Balance” means, as of any date of determination, the sum of (a) the sum of the numerators used at such date to calculate the allocation percentages with respect to Principal collections for all series outstanding on such date, plus (ii) the Product Line Overconcentration for the accounts receivable and asset based lending receivables product line that is used for purposes of making allocations for the Monthly Period in which such date of determination falls.
     “Required Reserve Account Amount” means, for any Transfer Date, an amount equal to (a) the product of (i) the Required Reserve Account Percentage and (ii) the outstanding principal balance of the notes of your series as of the closing date; provided that, prior to the occurrence of an event of default and the acceleration of the notes of your series, the Required Reserve Account Amount will never exceed the outstanding principal balance of the notes of your series (after taking into account any payments to be made on the following payment date), or (b) any other amount designated by us. We may only designate a lesser amount if the Rating Agency Condition has been satisfied and we certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for your series.

     “Required Reserve Account Percentage” is defined under “Summary of Terms” in this prospectus supplement.
     “Scheduled Controlled Accumulation Period Commencement Date” is defined under “Summary of Terms—Commencement of Controlled Accumulation Period (subject to adjustment)” in this prospectus supplement.
     “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.
     “Series Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the numerator used in determining the allocation percentage for non-principal collections for that Monthly Period and the denominator of which is the sum of the numerators used in determining the allocation percentage for non-principal collections for all outstanding series on such date of determination.
     “Series Maturity Date” means the earliest to occur of (a) the date on which both the Note Principal Balance is paid in full and the principal overcollateralization amount has been reduced to zero, (b) the date on which the Collateral Amount is reduced to zero and (c) the final maturity date specified under “Summary of Terms” in this prospectus supplement.
     “Statistical Calculation Date” is defined under “Structural Summary—Collateral for the Notes” in this prospectus supplement.
     “Transfer Date” means the business day preceding each interest payment date.

ANNEX I
OTHER SERIES ISSUED AND OUTSTANDING
     The information in this Annex I is an integral part of this prospectus supplement. Some information regarding the other outstanding series previously issued by the trust is set forth in the table below. All of the outstanding series issued by the trust are in group one. For more specific information with respect to any series issued by the trust, any prospective investor should contact the administrator for the trust at the following address:
General Electric Capital Corporation
10 Riverview Drive
Danbury, Connecticut 06810
Telephone:          (203) 790-2762
Attention:           Securitization Investor Relations Manager

Series 2006-2

Initial principal balance of notes	$500,000,000
Principal Overcollateralization Amount	$27,500,000
Payment dates	The twentieth day of each month (or, if that day is not a business day, the next business day)
Scheduled Controlled Accumulation Period Commencement Date	November 1, 2010
Expected final payment date	April 2011 payment date
Series termination date	April 2013 payment date

Series 2006-4

Initial principal balance of notes	$1,250,000,000
Principal Overcollateralization Amount	$68,800,000
Payment dates	The twentieth day of each month (or, if that day is not a business day, the next business day)
Scheduled Controlled Accumulation Period Commencement Date	May 1, 2009
Expected final payment date	October 2009 payment date
Series termination date	October 2011 payment date

Series 2007-1

Initial principal balance of notes	$1,000,000,000
Principal Overcollateralization Amount	$62,500,000
Payment dates	The twentieth day of each month (or, if that day is not a business day, the next business day)
Scheduled Controlled Accumulation Period Commencement Date	November 1, 2011
Expected final payment date	April 2012 payment date
Series termination date	April 2014 payment date

Series 2007-2

Initial principal balance of notes	$1,000,000,000
Principal Overcollateralization Amount	$70,000,000
Payment dates	The twentieth day of each month (or, if that day is not a business day, the next business day)
Scheduled Controlled Accumulation Period Commencement Date	February 1, 2010
Expected final payment date	July 2010 payment date
Series termination date	July 2012 payment date

A-I-1

Series 2008-A

Initial principal balance of notes	$789,470,000
Principal Overcollateralization Amount	$39,500,000
Payment dates	The twentieth day of each month (or, if that day is not a business day, the next business day)
Scheduled Controlled Amortization Period Commencement Date	May 30, 2010
Expected final payment date	September 2009 payment date
Series termination date	September 2011 payment date

Series 2009-A

Initial principal balance of notes	$315,800,000
Principal Overcollateralization Amount	$15,800,000
Payment dates	The twentieth day of each month (or, if that day is not a business day, the next business day)
Scheduled Controlled Amortization Period Commencement Date	June 21, 2010
Expected final payment date	October 2010 payment date
Series termination date	October 2012 payment date

Series 2009-B

Initial principal balance of notes	$315,800,000
Principal Overcollateralization Amount	$15,800,000
Payment dates	The twentieth day of each month (or, if that day is not a business day, the next business day)
Scheduled Controlled Amortization Period Commencement Date	June 21, 2010
Expected final payment date	October 2010 payment date
Series termination date	October 2012 payment date

A-I-2

ANNEX II
FORM OF MONTHLY NOTEHOLDER’S STATEMENT
GE Dealer Floorplan Master Note Trust
Series 2009-1

Payment Date:	[•]
Collection Period Ended:	[•]
Closing Date:	[______], 200[•]
Next Payment Date:	[•]
Expected Principal Payment Date:	[•]
Final Maturity Date:	[•]

Note Payment Detail
								Principal	Interest	Total
		Interest				Beginning		Payment	Payment	Payment	Ending
Class	CUSIP	Rate		Original Face Value		Class Balance		Amount	Amount	Amount	Class Balance
A	[•]	[•]	%	$	[•]	$	[•]	$ [•]	$ [•]	$ [•]	$	[•]
B	[•]	[•]	%		[•]		[•]	[•]	[•]	[•]		[•]
C	[•]	[•]	%		[•]		[•]	[•]	[•]	[•]		[•]

TOTALS				$	[•]	$	[•]	$ [•]	$ [•]	$ [•]	$	[•]

Beginning of Month Balance	$	[•]
New Volume		[•]
Principal Collections		[•]
Defaulted Amount		[•]

End of Month Balance	$	[•]
Annualized Yield		[•]	%

Overconcentrations
Are there any Dealer Overconcentrations?		[•Y/N]
$[•]
Are there any Manufacturer Overconcentrations		[•Y/N]
$[•]
Are there any Product Line Overconcentrations?		[•Y/N]
$[•]
Discount Factor		[•]%

			Total		Overconcentrations
Collections
Principal Collections		[•]		[•]		[•]
Non-Principal Collections		[•]		[•]		[•]

Total Collections	$	[•]	$	[•]	$	[•]

Defaults
Default Amount	$	[•]	$	[•]	$	[•]
Series Allocation Percentage						[•]	%
Investor Default Amount					$	[•]

Charge-offs
Investor Charge-offs	$	[•]

Allocation of Available Non-Principal Collections

A-II-1

Series Allocation Percentage		[•]	%
Available Non-Principal Collections Allocated to Series	$	[•]

Application of Available Non-Principal Collections and Available Principal Collections

(a) Available Non Principal Collections Allocated to Series	$	[•]

(i) (A) Amount to Indenture Trustee	$	[•]
(B) Amount to Trustee	$	[•]
(C) Amount to Administrator	$	[•]
(D) Amount to Custodian	$	[•]

(ii) Noteholder Servicing Fee	$	[•]
Unpaid Servicer Advances and interest thereon	$	[•]

(iii) Class A Monthly Interest	$	[•]
(iv) Class B Monthly Interest	$	[•]
(v) Class C Monthly Interest	$	[•]

(vi) Investor Default Amount (treated as Available Principal Collections)	$	[•]

(vi) Investor Charge-offs	$	[•]
Reimbursement of Investor Charge-offs		[•]
Unreimbursed Investor Charge-offs		[•]
Reallocation Principal Collections		[•]
Reimbursement of Reallocated Principal Collections		[•]
Unreimbursed Reallocated Principal Collections		[•]
Sum of Unreimbursed Investor Charge-offs and Reallocated Principal Collections	$	[•]

(viii) Amount Required to be Deposited to the Reserve Account	$	[•]

(ix) Remaining Amounts due to:
Indenture Trustee	$	[•]
Trustee	$	[•]
Administrator	$	[•]
Custodian	$	[•]

(x) Amounts otherwise required to be Deposited to Principal Account	$	[•]
(xi) (If Early Amortization Period has not occurred) Release to Issue to make required yield payments on the Principal Overcollateralization Amount	$	[•]

Excess Non Principal Collections for Series 2009-1	$	[•]
[Include rows for each outstanding series.]		[•]

Total Excess Non Principal Collections	$	[•]

Non Principal Shortfalls for Series 2009-1	$	[•]
[Include rows for each outstanding series.]		[•]

Total Non Principal Shortfalls	$	[•]

Aggregate Excess Non Principal Collections Applied to Non Principal Shortfalls for Series 2009-1	$	[•]

A-II-2

[Include rows for each outstanding series.]		[•]

Total Aggregate Excess Non Principal Collections Applied to Non Principal Shortfalls	$	[•]

Released to Depositor	$	[•]

(b) Revolving Period

Principal Collections Allocated to Series According to Section 4.3(b)(ii)(x) of Indenture Supplement	$	[•]

Available Principal Collections Treated as Shared Principal Collections Applied According to Section 8.5 of Indenture	$	[•]

(c) Controlled Accumulation Period

Principal Collections Allocated to Series According to Section 4.3(b)(ii)(y) of Indenture Supplement	$	[•]
Available Principal Collections treated as Shared Principal Collections	$	[•]

(i) Monthly Principal Deposited into the Principal Account	$	[•]
(ii) Monthly Principal Deposited to Distribution Account and paid to:
Class A	$	[•]
Class B	$	[•]
Class C	$	[•]
(iii) Principal Overcollateralization Amount	$	[•]
(iv) Amounts Remaining as Shared Principal Collections Applied According to Section 8.5 of Indenture	$	[•]

Early Amortization Period

Principal Collections Allocated to Series According to Section 4.3(b)(ii)(z) of Indenture Supplement	$	[•]

(i) Monthly Principal Deposited into the Principal Account	$	[•]
(ii) Monthly Principal Deposited to Distribution Account and paid to:
Class A	$	[•]
Class B	$	[•]
Class C	$	[•]
(iii) Amount equal to the Principal Overcollateralization release	$	[•]
to Issuer (after the Note Principal Balance shall have been reduced to zero)
(iii) Amounts Remaining as Shared Principal Collections Applied	$	[•]
According to Section 8.5 of Indenture

Shared Principal Collections for Principal Sharing Series
Aggregate Shared Principal Collections for Principal Sharing Series	$	[•]
Aggregate Principal Shortfall for Principal Sharing Series	$	[•]
Aggregate Shared Principal Collections to Principal Shortfall for Series 2009-1	$	[•]
[Include rows for each outstanding series.]

A-II-3

Amount Deposited into the Excess Funding Account	$	[•]

Released to Issuer	$	[•]
Released to Class D certificate holder	$	[•]

Required Reserve Account
Required Reserve Account Percentage		[•]	%
Note Principal Balance	$	[•]
Required Reserve Account Amount	$	[•]
Reserve Account Interest Earnings withdrawn	$	[•]
Beginning Reserve Account Amount	$	[•]
Reserve Account Deposits	$	[•]
Reserve Account Withdrawals	$	[•]
Ending Reserve Account Amount	$	[•]
Total Enhancement Amount	$	[•]

Reserve Account Deficiency	$	[•]

Non Principal Account (Series Level Account)
Beginning Balance	$	[•]
Deposits		[•]
Disbursements		[•]
Ending Balance	$	[•]

Principal Account (Series Level Account)
Beginning Balance	$	[•]
Deposits		[•]
Disbursements		[•]
Ending Balance	$	[•]

Free Equity Amount
Note Trust Principal Balance	$	[•]
Aggregate Collateral Amount for all Series of Notes and Initial Subordinated Amount		[•]
Free Equity Amount	$	[•]

Minimum Free Equity Percentage		[•]	%
Beginning Outstanding Principal Balance	$	[•]
Total Overconcentration		[•]
Minimum Free Equity Amount	$	[•]

Excess Funding Account (Trust Level Account)
Beginning Balance	$	[•]
Deposits		[•]
Disbursements		[•]
Ending Balance	$	[•]

Summary of Allocation of Collections
Total Principal Collections	$	[•]
Principal Collections Allocated to Series 2009-1		[•]
[Include rows for each outstanding series.]		[•]

Principal Collections Not Allocated to Any Series and Released to Issuer	$	[•]

Total Non-Principal Collections	$	[•]
Non-Principal Collections Allocated to Series 2009-1		[•]

A-II-4

[Include rows for each outstanding series.]		[•]

Non-Principal Collections Not Allocated to Any Series and Released to Issuer	$	[•]

Performance
(1) Are there any material modifications, extensions, or waivers to pool assets?		[Y/N]
(2) Are there any material breaches of pool of assets, representation and warranties or covenants?		[Y/N]
(3) Are there any changes in criteria used to originate, acquire, or select new pool assets?		[Y/N]
(4) Has the master servicer made any Servicer Advances during the previous collection period?		[Y/N]
(5) Has an early amortization event occurred?		[Y/N]
(6) Have any Payment Rate Triggers been met?		[Y/N]

Current Monthly Payment Rate		[•]	%
Prior Monthly Payment Rate		[•]	%
Second Prior Monthly Payment Rate		[•]	%
3 Month Average Monthly Payment Rate		[•]	%

(7) Has the Default Rate Trigger been met?
Current Monthly Default Rate		[•]	%
Prior Monthly Default Rate		[•]	%
Second Prior Monthly Default Rate		[•]	%
3 Month Average Monthly Period Default Rate		[•]	%

(8) Reserve Account balance < Reserve Account trigger
Reserve Account balance		[•]	%
(A) Required Reserve Account Percentage minus 0.25%		[•]	%
times (B) Note Principal Balance		[•]	%
Reserve Account Trigger		[•]	%
(9) The sum of all investments held in trust accounts of the Issuer >50% of the assets of the Issuer
Current Month		[•]	%
Prior Month		[•]	%
Second Prior Month		[•]	%
Third Prior Month		[•]	%
Fourth Prior Month		[•]	%
Fifth Prior Month		[•]	%
(10) Have any new series been issued during the related monthly collection period?
(11) Have any account additions or account removals occurred during the related monthly collection period?

Delinquency

	Amount		Percentage of Total
Days Outstanding	(Dollars in Millions)		Receivables Outstanding
31-60 Days	$	[•]	[•]	%
61-90 Days		[•]	[•]	%
91-120 Days		[•]	[•]	%
121-150 Days		[•]	[•]	%
151-180 Days		[•]	[•]	%

Total	$	[•]	[•]	%

A-II-5

     IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Noteholder’s Statement as of the [•] day of [•] 200[•].

General Electric Capital Corporation, as Master Servicer

By:
Name:
Title:

A-II-6

ANNEX III
CERTIFICATION AS TO TALF ELIGIBILITY
FOR NON-MORTGAGE-BACKED ABS
     The issuer and the sponsor (collectively, “we”) hereby certify that:
     1. We have reviewed the terms and conditions of the Term Asset-Backed Securities Loan Facility (“TALF”) provided by the Federal Reserve Bank of New York (“FRBNY”). Terms used below that are defined or explained in such terms and conditions, or in FAQs or other interpretative material issued by the FRBNY, shall have the meanings provided in such terms and conditions, FAQs or other interpretative material (such terms and conditions, FAQs or other interpretative material, the “TALF Rules”).
     2. After due inquiry by our appropriate officers, agents and representatives, we have determined that the securities offered hereby designated as Class A, CUSIP #: 36159L BG0 constitute eligible collateral under TALF. In particular:
•	The securities are U.S. dollar-denominated cash (that is, not synthetic) asset-backed securities (“ABS”) that have (or have been provided on a preliminary basis, expected to be confirmed no later than the closing date) a credit rating in the highest long-term or short-term investment-grade rating category from two or more eligible nationally recognized statistical rating organizations (NRSROs) and do not have (including on a preliminary basis) a credit rating below the highest investment-grade rating category from an eligible NRSRO. Such ratings were obtained without the benefit of any third-party guarantee and are not on review or watch for downgrade.

•	The securities are cleared through The Depository Trust Company.

•	The securities are not subject to an optional redemption other than a customary clean-up call (as defined in the TALF Rules).

•	All or substantially all (defined as at least 95% of the dollar amount) of the credit exposures underlying the securities are exposures that are both (a) originated by U.S.-domiciled entities or institutions or U.S. branches or agencies of foreign banks and (b) made to U.S.-domiciled obligors. The underlying credit exposures are floorplan loans and do not include exposures that are themselves cash ABS or synthetic ABS. The average life of the securities is less than or equal to five years.

•	The securities are being issued to refinance existing floorplan ABS, maturing in 2009 and have been issued in amounts no greater than the amount of the maturing ABS.
     3. Pursuant to the TALF Rules, the independent accounting firm that is performing certain procedures for the benefit of the FRBNY in connection with this offering is required, in certain circumstances where fraud or illegal acts are suspected to have occurred, to make reports to the TALF Compliance fraud hotline. We hereby provide our consent to such accounting firm to make such reports and waive any client confidentiality provisions we would otherwise be entitled to under applicable law, rules of accountant professional responsibility or contract.
     4. We understand that purchasers of the securities offered hereby that are affiliates of either the originators of assets that are securitized in this offering or the issuer or sponsor of this offering will not be able to use these securities as TALF collateral.
     5. We hereby undertake that, until the maturity of the securities offered hereby, we will issue a press release and notify the FRBNY and all registered holders of the securities if we determine that the statements set forth in Item 2 above were not correct when made or have ceased to be correct. We will issue such press release and make such notification no later than 9:00 a.m. on the fourth business day after we make such determination;

A-III-1

provided that we undertake to provide same business-day notice of any change in credit rating issued by any major NRSRO (including any change in the final rating compared to a preliminary rating) that occurs after pricing of this offering and on or prior to the closing date. We hereby undertake that we will promptly notify the FRBNY and all registered holders of the securities, in writing, of the occurrence of any early amortization event (as defined in the Master Loan and Security Agreement). Such notice will be delivered to the FRBNY’s custodian at talf@bnymellon.com and to FRBNY at talfreports@ny.frb.org at the same time notice of the early amortization event is given to the trustee. In addition, the documents governing the securities include or, when executed, will include a provision requiring that the issuer notify the FRBNY and all registered holders of such event as contemplated in the preceding sentence, and the issuer will include the material details of any such event in periodic reports, if any, required to be delivered to registered holders pursuant to such documents.
     6. We hereby represent and warrant to the FRBNY and TALF LLC that (i) this prospectus supplement and the accompanying prospectus and (ii) this prospectus supplement and the accompanying prospectus, when taken as a whole together with all information provided by us or on our behalf to any nationally recognized statistical rating organization in connection with this offering, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     7. We acknowledge that the FRBNY and TALF LLC (in accepting the securities offered hereby as collateral), will rely upon this certification and will suffer damages if such certification is incorrect. The sponsor (and, if required by the terms of the form referred to below, the sponsor’s direct or indirect ultimate parent) has executed and delivered to the FRBNY an undertaking, in the form prescribed by the FRBNY, under which the sponsor (and, if applicable, its direct or indirect ultimate parent) has agreed to indemnify FRBNY and TALF LLC and their respective affiliates against losses incurred or suffered by them arising out of any misrepresentation or breach of warranty made or to be performed by us in this certification.
     8. We hereby jointly and severally agree that, should the securities be pledged to the FRBNY under the Master Loan and Security Agreement established under TALF or purchased by TALF LLC and at any time fail to constitute eligible collateral under TALF (provided that, solely for purposes of the foregoing, the only failure to satisfy the ratings eligibility criteria that shall be considered shall be a failure that arises as a result of the final rating on the securities, upon issuance, being lower than the required ratings for TALF eligibility, not any subsequent downgrades) under the TALF Rules as in effect at the time the securities are issued (a “Warranty Breach”), we shall permit (i) the United States Department of the Treasury (“Treasury”) and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data in our possession, custody or control to the extent relevant to ascertaining the cause and nature of the Warranty Breach, during normal business hours and upon reasonable notice to the issuer or the Sponsor, as the case may be; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Treasury, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this agreement in furtherance of their respective functions, to follow applicable law and regulation (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the Sponsor or the issuer, as applicable, as to information that should be afforded confidentiality. In making this agreement, we understand that Treasury has represented that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this paragraph shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.

A-III-2

GE Commercial Distribution Finance Corporation, as sponsor
By:
Name:
Title:

GE Dealer Floorplan Master Note Trust, as issuer By: General Electric Capital Corporation, as Administrator on behalf of the Issuer
By:
Name:
Title:

A-III-3

[This Page Intentionally Left Blank]

Prospectus

GE Dealer Floorplan Master Note Trust
Issuing Entity

General Electric Capital Corporation
Master Servicer

CDF Funding, Inc.	GE Commercial Distribution Finance Corporation
Depositor	Sponsor

ASSET BACKED SECURITIES

The Issuing Entity —

•	may periodically issue asset backed notes and certificates in one or more series with one or more classes (such certificates will not be offered pursuant to this prospectus or the accompanying prospectus supplement); and

•	will own:

•	floorplan receivables, accounts receivable and asset based lending receivables generated from a portfolio of revolving accounts owned by GE Commercial Distribution Finance Corporation, Brunswick Acceptance Company, LLC, Polaris Acceptance, General Electric Capital Corporation and other permitted originators from time to time;

•	payments due on those receivables; and

•	other property described in this prospectus and in the accompanying prospectus supplement.

The Notes —

•	will be secured by, and paid only from, the assets of the issuing entity;

•	offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

•	may have one or more forms of credit enhancement; and

•	will be issued as part of a designated series which may include one or more classes of notes and one or more classes of certificates.

You should consider carefully the risk factors beginning on page 1 in this prospectus.

The notes are obligations of GE Dealer Floorplan Master Note Trust (the issuing entity) only and do not represent the obligations of or an interest in CDF Funding, Inc., GE Commercial Distribution Finance Corporation, Brunswick Acceptance Company, LLC, Polaris Acceptance, General Electric Capital Corporation, General Electric Capital Services, Inc. or any other person or entity.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

July 31, 2009

Important Notice About Information Presented In This
Prospectus And The Accompanying Prospectus Supplement
     We (CDF Funding, Inc.) provide information to you about the notes in two separate documents: this prospectus, which provides general information, some of which may not apply to your series of notes, and the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:
•	the terms, including interest rates, for each class;

•	the timing of interest and principal payments;

•	information about credit enhancement, if any, for each class;

•	the ratings for each class being offered;

•	the method for selling the notes; and

•	information about the receivables.
     If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.
     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state or jurisdiction where the offer is not permitted.
     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which those captions are located.

RISK FACTORS	1

Bankruptcy of an Originator or the Depositor or Other Parties Could Result in Delays and Reductions in Payments on the Notes	1
Other Interests in Receivables Could Result in Delays and Reductions in Payments on the Notes	2
Cross-Collateralization of Receivables May Result in Delays and Reductions in Payments on the Notes	3
Commingling by the Master Servicer May Result in Delays and Reductions in Payments on the Notes	3
Insolvency Laws May Adversely Affect the Collection of Receivables	3
Lack of Security Interest Could Result in Delays and Reductions in Payments on the Notes	3
Reduced Collections or Originations of Receivables Could Result in Early Repayment, Delayed Payment or Reduced Payment of the Notes	4
Recharacterization of Principal Collections and Principal Receivables Would Reduce Principal Collections and Principal Receivables and May Require the Addition of New Receivables	4
Potential Delays and Reductions in Payments on Notes Due to Addition of Accounts	5
Potential Delays and Reductions in Payments on Notes Due to Removal of Accounts	5
Potential Delays and Reductions in Payments on Notes Due to Dependence on Various Parties	5
Potential Delays and Reductions in Payments on the Notes Due to Information Management Systems	6
Potential Delays and Reductions in Payments on Notes Due to Decrease in Sales of Products	6
Potential Delays and Reductions in Payments on the Notes Due to Default or Fraud by a Dealer, Manufacturer or Distributor	6
You May Not Be Able to Influence Actions of the Trust	7
The Existence or Issuance of Additional Series May Result in Delays and Reductions in Payments on Notes	7
Other Series of Notes May Have Different Terms That May Affect the Timing and Amount of Payments to You	7
Possible Delays and Reductions in Payments on Notes Due to Priority Differences Among the Classes	8
Potential Delays and Reductions in Payments on Notes Due to Changes in Payment Terms Applicable to Receivables	8
Acts of Terrorism and Related Actions May Result in Delays and Reductions in Payments on Your Notes	8
You Will Not Receive Physical Notes Representing the Notes of Your Series	8
Default by a Counterparty to a Derivative Contract or Termination of a Derivative Contract Could Lead to the Commencement of an Early Amortization Period	9

THE ORIGINATORS	9

GE Commercial Distribution Finance Corporation	9
Brunswick Acceptance Company, LLC	10
Polaris Acceptance	10
General Electric Capital Corporation	11

THE FINANCING BUSINESS	11

General	11
Credit Underwriting Process	12
Creation of Floorplan Receivables	13
Payment Terms	15
Repurchase Agreements	15
Billing Procedures	16
Dealer Monitoring	16

i

REPORTS TO NOTEHOLDERS	72

WHERE YOU CAN FIND MORE INFORMATION	73

GLOSSARY OF TERMS FOR PROSPECTUS	74

Global Clearance, Settlement and Tax Documentation Procedures	A-1

Risk Factors
          In addition to the other information contained in this prospectus and the prospectus supplement, you should consider the following risk factors, and the “Risk Factors” set forth in the prospectus supplement, in deciding whether to purchase notes. The disclosures below and in the “Risk Factors” set forth in the prospectus supplement do not purport to be complete; to fully understand and evaluate those disclosures, you should also read the rest of this prospectus and the related prospectus supplement.
          Bankruptcy of an Originator or the Depositor or Other Parties Could Result in Delays and Reductions in Payments on the Notes
          Each Originator will represent and warrant in the receivables sale agreement among the Originators and us that the receivables sale agreement creates an ownership interest in us with respect to such Originator’s right, title and interest in the receivables being transferred to us by such Originator. However, if an Originator were to become a debtor in a bankruptcy case, a bankruptcy trustee or creditor of such Originator, or such Originator as debtor in possession, may take the position that the transfer of the receivables to us should be characterized as a pledge of such receivables. If so, the indenture trustee would be required to go through bankruptcy court proceedings to establish its rights to collections on such receivables, and, if the transfer were held to be a pledge, to establish the amount of claims secured by the pledge. These proceedings could result in delays and reductions in payments on your notes.
          If we were to become a debtor in a bankruptcy case and a bankruptcy trustee or creditor, or we as debtor in possession, were to take the position that the transfer of the receivables by us to the trust should be characterized as a pledge of those receivables, then delays and reductions in payments on your notes could result.
          Payments made by an Originator pursuant to the receivables sale agreement, or by us pursuant to the receivables purchase and contribution agreement between us and the trust, may be recoverable by such Originator or us, as applicable, as debtor in possession, or by a creditor or a bankruptcy trustee of such Originator or us, as a preferential transfer from such Originator or us, as applicable, if those payments are made within one year prior to the filing of a bankruptcy case relating to such Originator or us.
          If a material Originator, the master servicer or we were to become the subject of bankruptcy proceedings, an early amortization event could occur with respect to your series of notes.
          •      The bankruptcy of the trust may result in the indenture trustee causing the trust to sell receivables. See “Description of the Notes — Events of Default; Rights Upon Event of Default” in this prospectus.
          •      You will suffer a loss if the sale of the receivables produces insufficient net proceeds to pay you in full.
          The applicable agreements pursuant to which Originators transfer receivables to us, and we transfer receivables to the trust, generally provide (except as contemplated therein) that the bankruptcy of the applicable transferor of receivables will result in such transferor ceasing to transfer receivables to the applicable transferee. However, a bankruptcy court may have the power, regardless of the terms of the relevant agreements:
          •      to prevent the beginning of an early amortization period,
          •      to prevent the sale of receivables and termination of the trust,
          •      to require new receivables to continue being transferred to the applicable transferee,
          •      to prevent the transfer of receivables to the applicable transferee,
          •      to prevent the addition or removal of accounts, or

          •      to prevent us, an Originator, the trust, or the master servicer from making any payments contemplated by this prospectus or the accompanying prospectus supplement.
          There is a time delay between the receipt of collections by the master servicer (or a sub-servicer) on behalf of the trust and its deposit of those collections in a deposit account of the trust. If the master servicer (or a sub-servicer) becomes a debtor in a bankruptcy case, the claim of the indenture trustee to collections in the possession of the master servicer (or a sub-servicer)at the time of the bankruptcy filing would not be perfected. In the event of the bankruptcy of the master servicer (or a sub-servicer), delays and reductions in payments on your notes may occur.
          If the master servicer (or a sub-servicer) becomes a debtor in a bankruptcy case, the bankruptcy court would have the power to prevent the appointment of a new master servicer (or a sub-servicer). If the master servicer (or a sub-servicer) becomes a debtor in a bankruptcy case, the ability of the master servicer (or a sub-servicer) to service receivables could be impaired by its bankruptcy and its actions would be supervised by a court. This could cause delays and reductions in payments on your notes.
          In addition, in a case decided by the United States Court of Appeals for the Tenth Circuit in 1993, the court said, in effect, that receivables transferred by a seller to a buyer would remain property of the debtor’s bankruptcy estate. If, following a bankruptcy of an Originator or us, a court were to follow the reasoning of the court in that case, delays and reductions in payments on your notes could result.
          We have agreed to take steps in order to reduce the likelihood that our assets and liabilities would be consolidated in a bankruptcy proceeding with those of an Originator. However, we cannot assure you that a court would refrain from consolidating our assets and liabilities with those of an Originator, or with those of another person or entity, in a bankruptcy or similar proceeding. If our assets and liabilities were consolidated into the bankruptcy or insolvency estate of an Originator or any other person or entity, delays and reductions in payments on your notes could result.
          In the event of a bankruptcy, receivership or similar proceeding with respect to an Originator or us, it is possible that the trust’s assets will become part of that Originator’s bankruptcy estate or our bankruptcy estate. In the event of a bankruptcy, receivership or similar proceeding with respect to the trust, it is possible that the trust’s assets will become part of that Originator’s bankruptcy estate or our bankruptcy estate. If the trust’s assets become part of an Originator’s bankruptcy estate, our bankruptcy estate, or any other person’s or entity’s bankruptcy estate, delays and reductions in payments on your notes could result.
          In addition, if an insolvency event were to occur involving an Originator, any delayed funding receivables that had not yet been funded may not become funded and may be executory contracts that can be disaffirmed by the trustee-in-bankruptcy of such Originator and the trust would suffer a loss on those receivables. A delayed funding receivable is a receivable for which the related floorplan agreement permits an Originator to delay payment of the purchase price of the related product to the manufacturer for a specified period after the invoice date for the product.
          Under federal or state fraudulent transfer laws, a court could, among other things, subordinate the rights of the indenture trustee or us in the receivables to the rights of creditors of an Originator if a court were to find, among other things, that an Originator received less than reasonably equivalent value or less than fair consideration for those receivables from us.
          Other Interests in Receivables Could Result in Delays and Reductions in Payments on the Notes
          A court could conclude that the government or other persons or entities have a lien or other interest in the receivables with priority over the interest of the indenture trustee, the trust or us. Claims of the government or other persons or entities in the receivables, even if such claims did not have priority over the interest of the indenture trustee, the trust or us, could result in delays and reductions in payments on your notes.

          Cross-Collateralization of Receivables May Result in Delays and Reductions in Payments on the Notes
          Each Originator may have other extensions of credit to a dealer, manufacturer or distributor in addition to the receivables relating to such dealer, manufacturer or distributor which are held by the trust. In addition, any Originator may originate additional extensions of credit to any dealer, manufacturer or distributor. Any Originator may also sell receivables which it has retained to another entity for which GE Capital may act as the master servicer in the future. For purposes of this prospectus, we refer to such existing or future extensions of credit by each Originator, which are not transferred to the trust, as “retained receivables.” In many cases, receivables sold to the trust, on the one hand, and the retained receivables, on the other hand, are cross-defaulted and/or cross-collateralized. As a result, a retained receivable may have a lien or security interest on the collateral securing a receivable held by the trust and a receivable held by the trust may be secured by a lien or security interest on the collateral securing a retained receivable. In addition, the same recourse arrangement with a third party may be applicable to both a receivable held by the trust and a retained receivable. The trust has entered into an intercreditor agreement with GE Capital, as master servicer, and the Originators relating to retained receivables. However, the existence of cross-defaults and cross-collateralization between retained receivables, on the one hand, and receivables held by the trust, on the other hand, may result in delays or reductions in payments on your notes.
          Commingling by the Master Servicer May Result in Delays and Reductions in Payments on the Notes
          The servicing agreement allows the master servicer, on behalf of the trust, to retain collections on the receivables. So long as certain conditions specified in the indenture are satisfied, the master servicer will not deposit collections into the collection account until the related payment date.
          If the master servicer or a sub-servicer became insolvent, failure by the master servicer or such sub-servicer to deposit collections in the collection account may result in delays and/or reductions in payments on your notes.
          Insolvency Laws May Adversely Affect the Collection of Receivables
          If a dealer, manufacturer or distributor becomes bankrupt or insolvent, federal and state bankruptcy and debtor relief laws may result in delays and reductions in payments due on receivables owed by such dealer, manufacturer or distributor and, in turn, could result in delays and reductions in payments on your notes.
          Lack of Security Interest Could Result in Delays and Reductions in Payments on the Notes
          Each Originator has represented and warranted in the receivables sale agreement that each of its receivables is, at the time of transfer to us, to the extent required by the related Financing Agreement, secured by a first priority perfected security interest in the related product or other asset financed by the related advance.
          •      Notwithstanding the foregoing, a receivable need not be secured by a first priority perfected security interest in the circumstances contemplated by clause (l) of the definition of Eligible Receivable. See “Glossary of Terms for Prospectus” in this prospectus. Notwithstanding the foregoing, an Originator may purchase receivables from dealers, manufacturers or distributors without perfecting their respective interests against such dealers, manufacturers or distributors, and may make advances to small dealers without perfecting their respective interests in the assets financed by such advances. The failure of receivables to be secured by a first priority perfected security interest as described above will not constitute a breach of the representation and warranty by an Originator as to perfection matters.
          •      Even if a receivable is secured by a product held by a dealer, manufacturer or distributor, the security interest of an Originator in the product will terminate at the time that the product is sold. If the dealer, manufacturer or distributor is not required to remit, or fails to remit, to an Originator amounts owed on products that have been sold, the related receivables will no longer be secured by the products. As a result, delays or reductions in the amounts of collections on the related receivables could occur and, in turn, delays and reductions in payments on your notes could occur.

          Reduced Collections or Originations of Receivables Could Result in Early Repayment, Delayed Payment or Reduced Payment of the Notes
          You may suffer delays and reductions in payments on your notes because of the performance of the dealers, manufacturers or distributors on the receivables.
          •      The receivables arising from the purchase of inventory are generally payable by dealers either after retail sale of the related product or, in some cases, in accordance with a predetermined schedule whether or not the product has been sold. The timing of sales of products is uncertain and varies depending on the product type.
          •      We refer to receivables payable in accordance with a predetermined schedule, regardless of whether the product has been sold, as scheduled payment plan receivables. If products securing scheduled payment plan receivables sell more quickly than anticipated, then the receivables may, from time to time, not be secured by products. Conversely, when products sell more slowly than anticipated, scheduled payment plan receivables may have the benefit of excess inventory collateral. We cannot assure you that the collateral for any receivable would be of sufficient value, if repossessed or sold, to repay that receivable.
          •      Some receivables may be secured by products, and others may be secured by receivables. The relative portions of the receivables secured by products and receivables secured by other assets may vary over time and cannot be predicted. The mix of products securing receivables may also be expected to vary over time and cannot be predicted. As a result, it is possible that the credit quality of the receivables may decline as a result of the addition of additional receivables.
          •      We cannot assure you that there will be additional receivables created under the accounts or that any particular pattern or amount of dealer, manufacturer or distributor repayments will occur. For example, an Originator may cease to provide financing to a dealer, manufacturer or distributor under an account that is designated for the benefit of the trust and may thereafter provide financing to the same dealer, manufacturer or distributor under a new or different account that is not designated for the benefit of the trust. Payment of principal on the notes depends on dealer, manufacturer or distributor repayments. Collections during the accumulation period described in the related prospectus supplement may not be sufficient to fully amortize your notes on the expected principal payment date referred to in the prospectus supplement.
          •      Reductions in the amount or frequency of payments by dealers, manufacturers or distributors could result in delays and reductions in payments to you.
          In addition, a significant decline in the amount of receivables generated could cause an early amortization event and could result in payment of your notes earlier or later than expected.
          The calculation of non-principal collections for the trust includes Manufacturer Discount Amounts and Manufacturer Subsidy Amounts. Reductions in the payment rate by dealers, manufacturers or distributors, and reductions in the occurrence or amounts of Manufacturer Discount Amounts or Manufacturer Subsidy Amounts, will result in a reduction in the amount of non-principal collections, which in turn will reduce the amounts available to pay the notes, to pay the servicing fee and to cover defaults and delinquencies on the receivables.
          Recharacterization of Principal Collections and Principal Receivables Would Reduce Principal Collections and Principal Receivables and May Require the Addition of New Receivables
          As described under “Description of the Notes—Discount Option” in this prospectus, we may designate a percentage of principal collections as non-principal collections and a percentage of principal receivables as non-principal receivables. This designation will reduce the aggregate amount of principal collections and/or principal receivables, which may increase the likelihood that we will be required to add receivables to the trust. If we were unable to add receivables, one or more series of notes, including your series, could go into early amortization. As a result, you could receive payment of principal on your notes sooner than expected and the performance and market value of your notes may be adversely affected. See “—You May Be Adversely Affected if Your Class A Notes are Repaid Faster or Slower Than You Expect” and “Maturity Considerations” in the prospectus supplement.
          Potential Delays and Reductions in Payments on Notes Due to Addition of Accounts
          •      You may suffer delays and reductions in payments on your notes because of the addition of accounts.
          •      Pursuant to the receivables purchase and contribution agreement between us and the trust, we may designate, and in some cases we will be obligated to designate, additional accounts, the receivables in which will be transferred to the trust.
          •      Additional accounts may include accounts originated under criteria different from those which were applied to previously designated accounts. Additional accounts may also provide financing for products of types different from those applicable to the receivables at or prior to the time that your series is issued.
          •      Additional accounts designated in the future may not be of the same credit quality, and may not relate to the same types of products, as previously designated accounts. If additional accounts are not of the same credit quality as previously designated accounts or if new product types that secure the receivables in new accounts do not provide security that is as favorable as that provided by existing product types, then delays and reductions in payments on your notes could result.
          Potential Delays and Reductions in Payments on Notes Due to Removal of Accounts
          You may suffer delays and reductions in payments on your notes because of the removal of accounts.
          •      Pursuant to the receivables purchase and contribution agreement between us and the trust, we may remove accounts from the list of accounts that generate receivables which are transferred to the trust.
          •      Following the removal of an account, some receivables relating to the account will be outside of the trust and other receivables relating to the account may remain in the trust.
          •      If the master servicer applies collections relating to an account to receivables that are outside of the trust rather than to receivables that remain in the trust, then delays and reductions in payments on your notes could occur.
          •      The removal of accounts may result in delays and reductions in payments on your notes.
          Potential Delays and Reductions in Payments on Notes Due to Dependence on Various Parties
          You may suffer delays and reductions in payments on your notes if an Originator does not generate a sufficient level of receivables, if GE Capital does not perform its obligations as master servicer, or if an Originator otherwise does not perform its obligations under the transaction documents.
          •      The trust depends entirely on the Originators to generate new receivables. Each of CDF and the Originators competes with various other financing sources, including independent finance companies, manufacturer-affiliated finance companies and banks, which are in the business of providing financing arrangements to dealers, manufacturers or distributors. Competition from other financing sources may result in a reduction in the amount of receivables generated. We cannot assure you that receivables will continue to be generated at the same rate as in prior years. A reduction in the amount of receivables generated may result in delays and reductions in payments on your notes.
          •      If GE Capital were to cease acting as master servicer or to fail to perform its obligations as master servicer, then delays in processing payments on the receivables and in processing information relating to the trust and the receivables could occur and could result in delays and reductions in payments to you.

          •      If GE Capital ceases to act as master servicer or fails to perform its obligations as master servicer, we cannot assure you that the indenture trustee would be able to find a successor master servicer that is willing and able to perform the duties of a successor master servicer or that is willing and able to perform those duties for the amount of the servicing fee that is currently payable to the master servicer.
          •      If the indenture trustee is appointed as successor master servicer, it may not have the capacity to perform the duties of a successor master servicer and the current master servicer’s compensation may not be sufficient to cover its actual cost and expenses for acting as master servicer.
          •      Any increase in compensation payable to a successor master servicer may result in delays and reductions in payments on your notes.
          •      Pursuant to the receivables purchase and contribution agreement between us and the trust, we agree to repurchase receivables upon certain breaches of specified representations and warranties. However, we may be unable to fulfill those obligations unless we receive a corresponding payment from an Originator pursuant to the receivables sale agreement among us and the Originators.
          The receivables sale agreement between the Originators and us provides that each Originator has the right to cease to be a party to that agreement and thereby to stop selling receivables to us. The receivables purchase and contribution agreement between us and the trust provides that we have the right to terminate that agreement on a date selected by us and thereby to stop transferring receivables to the trust. If an Originator stops selling receivables to us, or we stop transferring receivables to the trust, delays and reductions in payments on your notes may occur.
          Potential Delays and Reductions in Payments on the Notes Due to Information Management Systems
          Payment on the notes depends, in part, on the ability of the master servicer, any sub-servicer and any third-party operator of servicing systems to store, retrieve, process and manage substantial amounts of information. If interruptions or other problems occur with regard to the information processing capabilities of the master servicer, any sub-servicer or any third-party operator of servicing systems, then delays and reductions in payments on your notes might occur.
          Potential Delays and Reductions in Payments on Notes Due to Decrease in Sales of Products
          You may suffer delays or reductions in payments on your notes due to decreased sales of the products relating to the receivables.
          •      The generation of new receivables, and the ability of a dealer, manufacturer or distributor to make payments on the receivables, will depend on the sales of the products relating to those receivables. A variety of social and economic factors will affect the level of sales of products relating to the receivables, including national and regional unemployment levels and levels of economic activity in general, interest rates and consumer perceptions of economic conditions.
          •      A reduction in sales of products of the type that secure receivables could result in delays and reductions in payments to you.
          Potential Delays and Reductions in Payments on the Notes Due to Default or Fraud by a Dealer, Manufacturer or Distributor
          If a dealer, manufacturer or distributor fails to perform its obligations relating to the receivables, or if a dealer, manufacturer or distributor commits fraud, delays and reductions in payments on your notes could occur. A dealer, manufacturer or distributor may misrepresent various matters, including, without limitation, its financial condition or the existence or value of accounts receivable or other collateral for receivables owed by it. This type of misrepresentation may be intentional or fraudulent. Fraud by a dealer, manufacturer or distributor may result in delays and reductions in payments on the applicable receivables, which could result in delays and reductions in payments on your notes.

          Payment of receivables may depend on the performance of repurchase obligations by manufacturers or distributors as described under “The Financing Business —Repurchase Agreements.” To the extent that the amount of repurchase obligation is less than the balance of the applicable receivables, or if a manufacturer or a distributor does not fulfill its repurchase obligations, then delays and reductions in payments on your notes could occur.
          In administering the receivables, the master servicer may exercise a right of set-off in a repurchase agreement against a manufacturer or a distributor that becomes insolvent. It is possible that the exercise of a right of set-off may take the form of not funding a delayed funding receivable owned by the trust and applying the funds toward an obligation of the manufacturer or a distributor in respect of a receivable owned by an Originator or one of its affiliates. The dealer, manufacturer or distributor obligated under that delayed funding receivable may in turn take the position that such Originator has failed to perform its obligation under the delayed funding receivable and, consequently, that it is discharged from its obligation to pay that delayed funding receivable.
          You May Not Be Able to Influence Actions of the Trust
          You may be unable to influence or otherwise control the actions of the trust, and, as a result, you may be unable to stop actions that are adverse to you.
          •      Noteholders of any series or any class within a series may need the approval or consent of other noteholders, whether in the same or a different series, to take or direct various actions relating to the trust.
          •      The interests of the noteholders of any class or series may not coincide with your interests, making it more difficult (or impossible) for you to achieve your desired results in a situation requiring the consent or approval of other noteholders.
          In addition, the trust and the indenture trustee may amend the indenture or the indenture supplement for your series without your consent in the circumstances described in this prospectus.
          Any of the foregoing could result in a delay or reduction in payments on your notes.
          The Existence or Issuance of Additional Series May Result in Delays and Reductions in Payments on Notes
          The existence of other series issued by the trust or issuance of additional series by the trust could result in delays or reductions in payments on your series. The trust is expected to issue additional series — which may be represented by different classes within a series — from time to time without your consent. The terms of any series may be different from your series. Some series may be in accumulation or amortization periods while your series is in a revolving period; principal collections will be paid to those series while your series is not receiving principal payments. It is a condition to the issuance of each new series that each rating agency, if any, that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its then current rating. However, a ratings confirmation does not guarantee that the timing or amount of payments on your series will remain the same.
          Other Series of Notes May Have Different Terms That May Affect the Timing and Amount of Payments to You
          The issuing entity has issued other series of notes and expects to issue additional series of notes from time to time. Other series of notes may have terms that are different than the terms for your series, including different early amortization events or events of defaults. In addition, the early amortization events and events of default for other series of notes may be subject to grace periods or rights to cure that are different than the grace periods or rights to cure applicable to the same or similar early amortization events or events of default for your series. As a result, other series of notes may enter into early amortization periods prior to the payment of principal on your series of notes. This could reduce the amount of principal collections available to your series at the time principal collections begin to be accumulated or paid for the benefit of your series and could cause a possible delay or reduction in payments on your notes. Additional series of notes may be issued without any requirement for notice to, or consent from, existing noteholders. For a description of the conditions that must be met before the issuing entity can issues new notes, see “Description of the Notes—New Issuances of Notes” in this prospectus.
          The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if additional notes in the same group as your series for purposes of sharing excess finance charge collections are issued after your notes and those notes have a higher interest rate than your notes, this could result in a reduction in the amount of excess funds from other series available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.
          Possible Delays and Reductions in Payments on Notes Due to Priority Differences Among the Classes
          Each class of notes of a series may have a different priority in the ranking of payments of principal and interest. Because of this priority structure, if you hold a class that is paid later than another class, you bear more risk of delay and loss than holders of prior classes and you could experience delays and/or reductions in payments on your notes.
          Potential Delays and Reductions in Payments on Notes Due to Changes in Payment Terms Applicable to Receivables
          Pursuant to the servicing agreement, the trust has authorized the master servicer, after a receivable becomes delinquent or is at risk of becoming delinquent or under other circumstances that may be set forth in the prospectus supplement for a series, to adjust, settle or compromise any payments due thereunder without your consent.
          In addition, an originator may change the terms of a financing agreement or agree to refinance the receivables arising in an account on new terms. Each originator has agreed not to amend the terms of the financing agreements with dealers if such amendment would materially and adversely affect us or our ability to pay our obligations as such obligations are due. There are no restrictions on an originator’s ability to change the terms of the financing agreements and receivables except as described above. Changes in relevant law, changes in the marketplace or prudent business practices could cause an originator to change its payment terms.
          Changes in payment terms, as well as adjustments, settlements or compromises of payments due under the receivables, could result in delays and/or reductions in payments on your notes.
          Acts of Terrorism and Related Actions May Result in Delays and Reductions in Payments on Your Notes
          The occurrence of one or more terrorist attacks in the United States, and political and military actions taken in response to any such terrorist attack, could adversely affect the sales of products and payment patterns relating to the receivables. A reduction in sales of products relating to such receivables, or a decrease or reduction in payments on such receivables, could result in delays and reductions in payments on your notes.
          You Will Not Receive Physical Notes Representing the Notes of Your Series
          Your ownership of the notes will be registered electronically through DTC, Clearstream, or Euroclear, and you will not receive a physical note except in certain limited circumstances. The lack of physical notes could:
          •      cause you to experience delays in receiving payments on the notes because the indenture trustee will be sending payments on the notes owned by you through DTC instead of directly to you;
          •      limit or prevent you from using your notes as collateral; and
          •      hinder your ability to resell your notes or reduce the price that you receive for them.
          It is anticipated that the only “noteholder” or “holder” of notes will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through participants in DTC which, in turn, will exercise the rights of noteholders through DTC.
          Default by a Counterparty to a Derivative Contract or Termination of a Derivative Contract Could Lead to the Commencement of an Early Amortization Period
          If specified in the prospectus supplement for your series, the trust may enter into one or more derivative contracts for the benefit of your series. Derivative contracts include interest rate swaps, currency swaps, credit swaps, interest rate caps or interest rate floors.
          If a counterparty to a derivative contract for your series does not make a required payment, the trust will have less funds available to make payments on your notes. This could cause delays or reductions in the amount of interest or principal paid to you. The failure of a counterparty to make a required payment may also, subject to any applicable grace periods specified in the related prospectus supplement, cause an early amortization event and commencement of the early amortization period. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.
          If any derivative contract for your series were to terminate, the trust might not be able to enter into a replacement derivative contract. For example, a derivative contract may terminate if the counterparty is downgraded or if the counterparty defaults on its obligations. The early termination of a derivative contract may, subject to any applicable grace periods specified in the related prospectus supplement, cause an early amortization event and commencement of the early amortization period if the trust does not enter into a replacement derivative contract. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.
The Originators
          GE Commercial Distribution Finance Corporation
          GE Commercial Distribution Finance Corporation, a Delaware corporation (“CDF”), is the sponsor of this transaction and is an Originator. CDF is a wholly owned, indirect subsidiary of GE Capital. CDF is a financial services company that provides inventory financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. CDF may finance both new and used equipment. CDF may also provide financing for inventory owned by dealers that is rented to end users. Dealers make scheduled principal payments on these rental units until the unit is paid off or moved back to floorplan financing at the then current amortized balance. Product lines offered by CDF include, but are not limited to:
          •      consumer electronics & appliances: CDF’s consumer electronics and appliances product line provides financing to a range of retailers nationwide, from small to midsize companies to major retail chains. Inventory financed in this product line includes video and audio appliances such as televisions and stereos, and household appliances such as refrigerators and washing machines;
          •      technology: CDF’s technology product line provides financing to technology dealers nationwide. Inventory financed in this product line includes computers, networking equipment and peripherals;
          •      marine: CDF’s marine product line provides financing to boat dealers nationwide. Inventory financed in this product line includes a range from bass fishing boats to yachts. Boat motors and accessories are also financed;
          •      recreational vehicles: CDF’s recreational vehicles product line provides financing to dealers nationwide. Inventory financed in this product line ranges from folding camping trailers to “Class A” motor homes;
          •      motorcycles: CDF’s motorcycles product line provides financing to dealers nationwide. Inventory financed in this product line includes motorcycles;

          •      music: CDF’s music product line provides financing to musical instrument dealers nationwide. Inventory financed in this product line ranges from electronic keyboards to grand pianos;
          •      power sports: CDF’s power sports product line provides financing to snowmobile, personal watercraft and all terrain vehicle (ATV) dealers nationwide;
          •      industrial: CDF’s industrial product line provides financing to equipment dealers nationwide. Inventory financed in this product line ranges from agricultural equipment to construction equipment to transportation equipment;
          •      manufactured housing: CDF’s manufactured housing product line provides financing to manufactured housing retailers nationwide; including the financing of pre-fabricated or modular homes; and
          •      lawn and garden: CDF’s lawn and garden product line provides financing to landscaping equipment retailers nationwide. Inventory financed in this product line ranges from snow blowers to commercial cutters to lawn mowers.
          CDF has offices in major metropolitan areas of the United States. Its principal executive offices are located at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. The telephone number of that office is (847) 747-6800.
          As of the date of this prospectus, no dealer, manufacturer or distributor is an affiliate of CDF and, except for products made or distributed by GE Consumer and Industrial, a division of General Electric Company, and GE Security, Inc., a subsidiary of General Electric Company, no product being financed by the receivables arising in CDF accounts was made or distributed by an affiliate of CDF.
          Brunswick Acceptance Company, LLC
          Brunswick Acceptance Company, LLC, a Delaware limited liability company (“BAC”), is an Originator. BAC is a joint venture between Brunswick Financial Services Corporation and CDF Ventures, LLC (formerly known as Transamerica Ventures, LLC). CDF Ventures, LLC is an indirect subsidiary of CDF. BAC was formed in 2002 to own and operate a commercial finance business and related finance businesses within the United States to support the wholesale, marine-related and parts, garments and accessories (PG&A) related business of Brunswick Corporation (“Brunswick”) and its affiliates, and such other businesses as CDF and Brunswick may agree from time to time. BAC may finance both new and used equipment. BAC may also provide financing for inventory owned by dealers that is rented to end users. Dealers make scheduled principal payments on these rental units until the unit is paid off or moved back to floorplan financing at the then current amortized balance.
          BAC’s principal executive offices are located at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. The telephone number of that office is (847) 747-7821. BAC’s principal operating office is in Knoxville, Tennessee. BAC also has an office in Fond du Lac, Wisconsin and/or at any other address or addresses, which may be changed from time to time.
          As of the date of this prospectus, no dealer, manufacturer or distributor is an affiliate of BAC and no product being financed by the receivables arising in BAC accounts was made or distributed by an affiliate of BAC. However, BAC is owned, in part, by a subsidiary of Brunswick, which is a manufacturer of products being financed by receivables arising in BAC accounts.
          Polaris Acceptance
          Polaris Acceptance, an Illinois general partnership (“PA”), is an Originator. PA is a partnership between Polaris Acceptance, Inc. and CDF Joint Ventures, Inc. (formerly known as Transamerica Joint Ventures, Inc.). CDF Joint Ventures, Inc. is a direct subsidiary of CDF. PA was formed in 1996 to own and operate a commercial finance business and related finance businesses to support the wholesale power sports, motor sports and parts, garments and accessories (PG&A) related business of Polaris Industries Inc. (“Polaris Industries”) and its affiliates, and such other businesses as CDF Joint Ventures, Inc. and Polaris Acceptance, Inc. may agree from time to time. PA may finance both new and used equipment. PA may also provide financing for inventory owned by dealers that is rented to end users. Dealers make scheduled principal payments on these rental units until the unit is paid off or moved back to floorplan financing at the then current amortized balance.
          PA’s principal executive offices are located at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. The telephone number of that office is (847) 747-2266. PA’s principal operating offices are located at 2100 Highway 55, Medina, MN 55340 and/or at any other address or addresses, which may be changed from time to time.
          As of the date of this prospectus, no dealer, manufacturer or distributor is an affiliate of PA and no product being financed by the receivables arising in PA accounts was made or distributed by an affiliate of PA. However, PA is owned, in part, by a subsidiary of Polaris Industries, which is a manufacturer of products being financed by receivables arising in PA accounts.
          General Electric Capital Corporation
          General Electric Capital Corporation, a Delaware corporation (“GE Capital”), is the master servicer and the administrator for the trust and is an Originator. In its capacity as Originator, GE Capital will transfer to us receivables arising in certain accounts of GE Capital’s Transportation Finance division (“TF”). Unless the context otherwise requires, all references in this prospectus or the related prospectus supplement to GE Capital in its capacity as Originator refer to TF.
          TF provides inventory financing and accounts receivable financing, typically to heavy and medium duty truck and trailer dealers and could also finance agricultural, construction and other kinds of industrial equipment carried by these dealers, as well as provide asset based or accounts receivable financing to other commercial customers. GE Capital may finance both new and used equipment. GE Capital may also provide financing for inventory owned by dealers that is rented to end users. Dealers make scheduled principal payments on these rental units until the unit is paid off or moved back to floorplan financing at the then current amortized balance. The product line financed within the floorplan business of TF is primarily transportation collateral (trucks and trailers).
          As of the date of this prospectus, no dealer, manufacturer or distributor is an affiliate of GE Capital and, except for products made or distributed by GE Consumer and Industrial, a division of General Electric Company, and GE Security, Inc., a subsidiary of General Electric Company, no product being financed by the receivables arising in GE Capital accounts was made or distributed by an affiliate of GE Capital. For additional information relating to GE Capital, see “The Servicers—GE Capital” in this prospectus.
The Financing Business
          General
          The receivables sold or to be sold by Originators to us, and by us to the trust, will generally be selected from extensions of credit made by Originators to dealers in the floorplan business, the accounts receivable business and the asset based lending business. For purposes of convenience, all references to “Originator” under the caption “The Financing Business” in this prospectus will refer, unless the context otherwise requires, to CDF, BAC, PA and GE Capital as Originators of receivables. We may consent to the designation of additional or substitute entities as “Originators” from time to time so long as the Rating Agency Condition is satisfied for such designation. An additional Originator may or may not be an affiliate of ours.
          The product lines financed within the floorplan business may include, among others, the product lines described under “The Originators”. Product lines financed may change over time. In addition, with respect to entities designated as Originators from time to time after the date of this prospectus, the respective floorplan financing businesses of those Originators may finance product lines that are different than the product lines financed within the floorplan business of the entities that are Originators as of the date of this prospectus.

          The floorplan receivables are generally secured by the products being financed and, in limited cases, by other collateral (such as personal property, personal guarantees, mortgages on real estate, assignments of certificates of deposit, or letters of credit) commonly known as “boot collateral.” The amounts of the advances are generally equal to 100% of the invoice price of the product, less a discount, if applicable. From time to time, the applicable Originator may release or subordinate a security interest in boot collateral for floorplan receivables. Boot collateral is not included in the assets (whether floorplan receivables, accounts receivable or asset based lending receivables) sold by an Originator to us or by us to the trust.
          In the accounts receivable business, an Originator generally makes loans that are secured by accounts receivable owed to the dealer, manufacturer, distributor or other commercial customer against which an extension of credit was made and, in limited cases, by other personal property, mortgages on real estate, assignments of certificates of deposit or letters of credit. The accounts receivable which are pledged to an Originator as collateral may or may not be secured by collateral. In the case of a loan facility secured by accounts receivables, the lender usually has discretion as to whether to make advances to the borrower under that facility. The amount advanced by an Originator generally does not exceed 80%-85% of the amount of the accounts receivable that the applicable dealer, manufacturer, distributor or other commercial customer represents and warrants meet eligibility criteria specified in the agreement between such Originator and that dealer, manufacturer, distributor or other commercial customer. Some transactions under the accounts receivable business are documented as purchases of receivables by an Originator. In connection with such purchases of receivables, an Originator may pay more than 85% of the applicable accounts receivable to the applicable dealer, manufacturer, distributor or other commercial customer. Some transactions under the accounts receivable business may be secured by other personal property, guaranties or other boot collateral. From time to time, the applicable Originator may release or subordinate the security interest in boot collateral relating to accounts receivable transactions.
          Asset based lending receivables arise from asset based revolving credit facilities provided to some dealers, manufacturers, distributors or other commercial customers. These facilities typically involve a revolving line of credit, usually discretionary but occasionally for a contractually committed period of time, pursuant to which the borrower may draw the lesser of the maximum amount of the line of credit or a specifically negotiated loan availability amount. The loan availability amount is determined by multiplying agreed advance rates against the value of certain classes of assets. In these facilities, an Originator will most typically lend against finished inventory, used inventory and parts (in the case of used inventory and parts, at advance rates based on liquidation value) which the dealer, manufacturer, distributor or other commercial customer represents are subject to a perfected security interest in favor of such Originator and otherwise in compliance with specified standards. An Originator may also lend in accordance with an advance rate against the dealer’s, manufacturer’s, distributor’s or other commercial customer’s accounts receivable. The asset based revolving credit facilities of an Originator are usually secured by the assets which constitute the borrowing base against which the loan availability amount is calculated and, occasionally, by boot collateral. From time to time, the applicable Originator may release or subordinate the security interest in boot collateral relating to asset based lending facilities. Asset based lending receivables may or may not be supported by a repurchase agreement with a manufacturer, distributor or other commercial customer.
          Floorplan receivables, accounts receivable and asset based lending receivables may be non-recourse, partial recourse or full recourse obligations, in each case, of the related dealer, manufacturer or distributor.
          Each Originator originates its receivables from its principal office in Hoffman Estates, Illinois (or, in the case of TF, Irving, Texas) and in branch offices located in other parts of the United States. The number and location of these originating offices may change from time to time. In the future, receivables held by the trust may include (and references in this prospectus to originations by an Originator will be deemed to include) receivables originated by other entities if the Rating Agency Condition has been satisfied with respect to such other entities. Such other entities may (but need not be) affiliates of an Originator, and may include any joint venture to which an Originator is a party.
          Credit Underwriting Process
          A dealer, manufacturer or distributor requesting the establishment of a credit line with an Originator may be required to submit an application and financial information, including audited or unaudited financial statements and, in some cases, tax returns. The Originator attempts to talk to, or receive reference letters from, several of the applicant’s current creditors and may also obtain a credit agency report on the applicant’s credit history. In addition to that information, the Originator will consider the following factors:
          •      the reason for the request for the extension of credit;
          •      the need for the credit line;
          •      the products to be financed and the financial status of the manufacturer or distributor of those products, if any, that would enter into a related repurchase agreement; and
          •      the experience of the dealer’s, manufacturer’s or distributor’s management.
          The determination by an Originator of whether to extend credit and of the amount to be extended is based on a weighing of the above factors.
          The dealer credit underwriting process of CDF (on behalf of itself, BAC and PA) and TF also involves the use of an additional system or financial analysis tool, as applicable, as described below.
          •      The small dealer credit underwriting process of CDF involves the use of a system that CDF refers to as the “electronic approval system”. The electronic approval credit system employs technology that scores applications and automatically makes decisions. Such system is statistically validated and incorporates an individual obligor’s probability of default.
          •      The dealer credit underwriting process of CDF and TF involves the use of a financial analysis tool and a standardized review process.
          Each of the Originators believes that its respective standardized review processes add greater consistency to its underwriting decisions across geographic areas, dealers, manufacturers and product lines, as applicable. We cannot assure you that, in the future, any Originator will use or continue to use a financial analysis tool or process described above.
          The size and risk weighting of a credit line to a dealer, manufacturer or distributor determines whether personnel within an Originator or above an Originator must approve the credit line.
          •      For each Originator, extensions of credit lines of more than $60 million to $80 million if secured, depending on credit quality, and $50 million if unsecured require approval by GE Capital.
          •      Each Originator reviews individual dealer, manufacturer and distributor credit limits:
               •      prior to any increase in the credit limit for that dealer, manufacturer or distributor;
               •      generally every 12 to 24 months; and
             •      after becoming aware that the dealer, manufacturer or distributor is experiencing financial difficulties or is in default of its obligations under its agreement with such Originator.
          •      However, unless otherwise indicated by performance deficiencies, CDF generally does not review credit limits for dealers, manufacturers and distributors whose credit limit is less than $1 million.
          Creation of Floorplan Receivables
          The floorplan business is typically documented by an agreement between an Originator and a dealer which provides for both the extension of credit and a grant of security interest.

          •      The agreement generally is for an unspecified period of time and creates a discretionary line of credit, which an Originator may terminate at any time in its sole discretion (subject to the terms of the agreement, including any applicable notice period, and subject to the requirements of applicable law).
          •      After the effective date of termination, an Originator is under no obligation to continue to provide additional financing, but, absent default by the dealer, the then current outstanding balance will be due and payable pursuant to the terms of the agreement or on a date agreed upon by the Originator and such dealer.
          •      Receivables may be accelerated upon default by the dealer following any notice or cure period negotiated with the dealer.
          In the floorplan business, advances made for the purchase of new inventory are most commonly arranged in the following manner. The dealer will contact the manufacturer and place a purchase order for a shipment of inventory. If the manufacturer has been advised that an Originator is the dealer’s inventory financing source, the manufacturer may contact such Originator to obtain an approval number for the purchase order. At the time of that request, or prior to funding, the applicable Originator will determine whether:
          •      the manufacturer is in compliance with its repurchase agreement, if applicable;
          •      the dealer is in compliance with its program with such Originator, if applicable; and
          •      the purchase order or request for funding is within the Originator’s credit limit for the dealer.
          If so, such Originator may issue an approval number to the manufacturer or otherwise approve funding. The manufacturer will then ship the inventory to the dealer and directly submit its invoice to the Originator for payment.
          Interest or finance charges normally begin to accrue on the dealer’s account as of the invoice date or invoice payment date. The proceeds of the loan being made by the Originator to the dealer are paid directly to the manufacturer in satisfaction of the invoice price. Generally, in the case of inventory acquired by a dealer from another dealer, the transferee pays the transferor.
          An Originator may negotiate with each manufacturer whether to pay the loan proceeds reflecting the invoice immediately or following a mutually agreed delay. Typically, funding delays will range from a few days to up to 30 days, and in some cases ranges up to 120 days, after the date of the invoice. These delayed funding receivables will be transferred to the trust on the date of the invoice, and the trust will release funds to us relating to delayed funding receivables even though the delayed funding receivables are not funded by an Originator until a later time — that is, when such Originator pays the advance to the manufacturer in payment of the invoice price.
          An Originator and the manufacturer may also agree that such Originator may reduce, or “discount”, the invoice price of the inventory ordered by the dealer. Under this arrangement, the manufacturer will deem itself paid in full when it receives the discounted amount. We may refer to the amount of the reduction in such invoice price as the “Manufacturer Discount Amount.” Typically, in exchange for the float and income permitted by the payment delay and/or the discount, such Originator will agree to accept reduced interest payments, or perhaps no interest payments, for some period of time from such manufacturer’s dealers. In lieu of agreeing to a reduction in the invoice price of inventory, a manufacturer may agree with an Originator to make payments of interest in respect of a receivable for some period of time. We may refer to the amount of such payment as “Manufacturer Subsidy Amounts.” In exchange for such Manufacturer Subsidy Amounts, such Originator will agree to accept reduced interest payments, or perhaps no interest payments, for some period of time from such manufacturer’s dealers. Thus, the dealer’s financing program may provide for so-called “interest free” or “free flooring” periods during which no interest charges will accrue on the receivables owed by that dealer.
          In the floorplan business of the Originators, advances made for the purchase of used inventory are most commonly arranged in the following manner. The dealer will request advances from an Originator on inventory that has been purchased for stock or taken in on trade, via a request for an advance. Payment may be made by the

Originator to either the dealer or the seller. At the time the dealer requests payment, the Originator will determine whether the dealer is in compliance with its program with the Originator, and whether the amount requested is within the dealer’s internal credit guideline limit. If so, the Originator will make the advance. In general, used inventory is not covered by a manufacturer repurchase agreement.
          Payment Terms
          The floorplan business of the Originators provides two basic payment terms to dealers:
          •      pay-as-sold; or
          •      scheduled payment plan.
          Under a “pay-as-sold” program, the dealer is obligated to pay interest or finance charges monthly, but principal repayment on any particular item of inventory financed by an Originator is due and payable only at the time of sale of that item by the dealer, or at a predetermined maturity date,. On occasion, an Originator may require particular dealers to begin repaying principal in installments if the item has not been sold within a specified period of time. These payments are referred to as “curtailments.” Even if a curtailment schedule has not yet elapsed, the outstanding balance owing on that item will be payable in full if the item is sold. Pay-as-sold programs are principally offered in the motorcycle, recreational vehicle, boat and motor, agricultural equipment, manufactured housing, outdoor power equipment, transportation and other product lines in which the individual inventory price is relatively high and the product inventory turn is relatively slow.
          “Scheduled payment plans”, in contrast, require that principal be repaid in accordance with a particular schedule. Depending upon the product line and the particular inventory turns of the individual dealer, the majority of these payment terms are generally no longer than 90 days. Under a scheduled payment plan, the dealer is obligated to make payments in accordance with an agreed upon schedule that approximates the average inventory turnover, regardless of when the item of inventory is actually sold. In some cases, the dealer is obligated to make payments more quickly than the agreed upon schedule if a material amount of inventory is sold more quickly than the agreed upon schedule. The Originators offer scheduled payment plans principally in the computer, consumer electronics and other product lines where the individual inventory price is relatively low, and the product inventory turnover is relatively fast.
          In the case of advances secured by accounts receivable, the dealer, manufacturer or distributor is obligated to pay interest or finance charges monthly. Principal repayment is due at the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible accounts receivable at negotiated advance rates.
          In the case of asset based lending receivables, interest is payable monthly, while principal is payable at the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible collateral at negotiated advance rates.
          Repurchase Agreements
          In the floorplan business, an Originator will provide financing for products for a particular dealer, in certain instances, only if the Originator has also entered into a repurchase agreement with the manufacturer or the distributor of the product. Pursuant to a repurchase agreement, the manufacturer or the distributor will agree, among other matters, to purchase from the Originator those products sold by the manufacturer or distributor to a dealer and financed by such Originator if such Originator acquires possession of the products pursuant to repossession, voluntary surrender, or other circumstances. This arrangement maximizes collateral value, and reduces the time, expense and risk of damage normally associated with a secured lender’s disposition of collateral.
          The terms of repurchase obligations of manufacturers and distributors may vary, by industry, by manufacturer and by distributor.

          •      In some instances, the manufacturer or the distributor will be obligated to repurchase the product for a price equal to the unpaid principal balance owed by the dealer for the product in question whenever the applicable Originator acquires possession of that product.
          •      Different terms may be negotiated by manufacturers and distributors with an Originator. The terms may provide for a smaller purchase price, or a purchase price which declines over time, or time periods beyond which no obligation to purchase by the manufacturer or the distributor will apply, or may cap the annual repurchase obligation at an aggregate dollar amount.
          •      Some repurchase agreements may also eliminate the repurchase obligation or reduce the purchase price payable by the manufacturer or the distributor, depending on the condition of the inventory acquired by the applicable Originator.
          •      An Originator also may have an agreement with a manufacturer, distributor or dealer pursuant to which such manufacturer, distributor or dealer is to provide assistance in remarketing repossessed products.
          In determining whether to include a manufacturer’s products in its floorplan business, each Originator considers:
          •      the manufacturer’s financial status, including the liquidity and risk of bankruptcy of such manufacturer;
          •      the spread of risk and any related concentrations within its customer base as it relates to the manufacturer’s liquidity;
          •      its number of years in the business;
          •      the number of years the product has been sold;
          •      the credit quality of its customer base; and
          •      whether its products are sold nationally or in a limited area.
          In general, a more favorable determination by an Originator of those factors will increase the amount of outstanding payables to such Originator that such Originator will allow from the applicable dealer. Each Originator generally reviews manufacturers and distributors periodically.
          Billing Procedures
          At the beginning of each month, each Originator sends to each dealer a billing statement for the interest, if any, and any other non-principal charges accrued or arising in the prior month for pay-as-sold products. Payment is generally due in respect of that statement by the 25th of that month. Billings may be generated more frequently for scheduled payment plan receivables.
          Dealer Monitoring
          CDF, BAC and PA utilize an online, real time proprietary collection system called “portfolio control system” or “PCS” as their primary dealer monitoring tool. PCS is an exception-based, rules driven system that interfaces with CDF’s Accounts Information Management System. On a daily basis, PCS tracks more than thirty deficiencies, if applicable, for each dealer, rank-orders those deficiencies in a pre-determined order, and then drives such data to a specific credit or portfolio representative for collection or credit action depending on the nature of the deficiency. TF utilizes an online, real time asset tracking system, called “Collateral Management System” or “CMS,” as its primary dealer monitoring tool. CMS is an exception-based, rules driven system that interfaces with the “Wholesale Management System” (“WMS”) that TF uses to service receivables. CMS and WMS are owned and supported by a third-party vendor.

          Additional dealer monitoring techniques used by the Originators may include physical inspections of inventory, bill of sale and bank deposit audits and field examinations of a dealer’s books and records.
          Each Originator may require inventory inspections in connection with pay-as-sold financing programs in order to physically verify the collateral used to secure a dealer’s loan, which may include checking the condition of the inventory, accounting for any missing inventory, and collecting funds due to such Originator. The inventory inspection, which is sometimes referred to as “floorcheck” or a “collateral check,” is one of the key tools for monitoring inventory financed by an Originator on pay-as-sold terms.
          •      Floorchecks are performed in compliance with the credit and collection policies, generally not less frequently than every 180 days. For smaller accounts, floorchecks may be performed less frequently than every 180 days.
          •      Floorchecks are performed by field service representatives who are specially trained to audit dealer inventory. The Originators have a computerized field audit communications network providing field service representatives with timely and accurate inventory reports on the day of inspection. Any discrepancies in a dealer’s inventory or payment schedule, or other problems discovered by a field service representative, are reported to management of the applicable Originator.
          Floorchecks generally are not performed on dealers on scheduled payment plans (unless there are risk issues identified) or in the accounts receivables business. However, generally, the Originators conduct field audits, during which an accounts receivable auditor reviews certain books and records of an account receivable dealer, manufacturer or distributor. The audits are performed generally on a quarterly basis. Any deficiencies revealed during the audit are discussed with the dealer, manufacturer or distributor and reported to appropriate management of the applicable Originator.
          The floorcheck procedures described above, as well as other policies and procedures referred to in this prospectus, may change from time to time.
          Realization on Receivables
          If a dealer, manufacturer, distributor or other commercial customer has defaulted on its obligations to an Originator under the related Financing Agreement:
          •      After learning of the default, the Originator generally makes contact with the dealer, manufacturer, distributor or other commercial customer to determine whether it can develop a workout arrangement with the dealer, manufacturer or distributor to cure all defaults. If disputes with the dealer, manufacturer or distributor exist, those disputes may be submitted to arbitration or may become subject to litigation.
          •      After expiration of any and all applicable notice and cure periods that may have been agreed to between the Originator and that dealer, manufacturer, distributor or other commercial customer, the Originator may declare the dealer’s, manufacturer’s, distributor’s or other commercial customer’s obligations immediately due and payable and enforce all of its legal rights and remedies, including commencement of proceedings to foreclose on any collateral, subject to any applicable law.
          •      In the case of accounts receivable facilities and asset based lending facilities, the Originator attempts to collect directly from the obligors on the accounts receivables that are collateral for the applicable facility; for some accounts relating to accounts receivable facilities and asset based lending facilities, the Originator will already control the collection of the related accounts receivable through the use of lockboxes.
          •      If a manufacturer or distributor is obligated to repurchase the collateral under a repurchase agreement as described above under “— Repurchase Agreements,” and if an Originator has recovered the collateral, then such Originator will arrange for the collateral to be delivered to the related manufacturer or distributor.

          An Originator may be unable to recover some or all of the amount owing on a receivable. For some historical information as to loss experience, see “The Accounts — Delinquency and Loss Experience” in the prospectus supplement.
          Charge-Off Policy
          The charge-off policy of the Originators is generally based on probable and estimable loss or on aging.
          •      Pay-as-sold receivables coded as “sold out of trust” generally are charged off on or before 180 days after being so coded.
          •      For delinquent scheduled payment plan receivables, the delinquency amount is generally charged off on or before 180 days from the payment due date.
          •      Past due charges including flat fees, interest, and scheduled liquidation late fees generally stop earning on or before 90 days from the payment due date.
          •      Accounts receivable and asset based lending receivables are charged off once principal or interest payments on such receivables are 180 days past due.
          •      In rare instances, with approval of the chief risk officer and the chief financial officer of an Originator, a receivable that otherwise would be charged-off will not be charged-off. Likewise, a receivable may be accelerated for charge-off.
          •      Repossessed assets are periodically reviewed and written down to fair market value, if required.
          Participation and Syndication Arrangements
          From time to time an Originator may enable other financing sources to participate in certain of its credit facilities.
          •      Pursuant to a participation agreement, the documentation for the underlying line of credit will remain in the name of the Originator, as lender. In a separate contractual arrangement with the Originator, the participant will agree to provide a portion of the funding for that facility in exchange for an agreed interest rate and repayment of the principal amount of the portion funded. Occasionally, fees and other charges may also be shared with the participant. Losses and recoveries from defaulted accounts are shared with the participants in proportion to their share of the fundings.
          •      In some situations, if participants cease to participate, the size of the credit facility may be reduced.
          •      The receivables may include the non-participated portion of receivables in which participation interests have been created.
          •      In addition, participation interests in receivables may be created after those receivables have been transferred to the trust. The net proceeds of the sales of such participations will be treated as principal collections. Amounts payable by the related dealers, manufacturers or distributors that are allocable to participation interests will not be part of the receivables and will not belong to the trust. Participation interests may be transferred to one or more third parties.
          •      In addition, an Originator may, from time to time, enter into syndicated credit facilities, pursuant to which multiple lenders, including such Originator, will jointly establish a credit facility administered by a lender agent. Under these facilities, an Originator and its co-lenders will agree, pursuant to the terms of the loan agreement with the borrower, to provide a portion of the overall credit facility up to their respective maximum commitment amounts. In return, such Originator and its co-lenders generally share in the interest and principal payments and other fees and charges on a pro rata basis.
          Originators’ Securitization Experience
          CDF has been engaged (including through predecessor entities) in the securitization of assets since the early 1990s. Other floorplan financiers that are not Originators have engaged CDF to service their floorplan receivables; those receivables are not in the trust. For a description of certain aspects of the total U.S. portfolio of CDF, see “The Servicers—CDF.” CDF’s securitization transactions have not defaulted or experienced an early amortization event. We cannot guarantee that there will be no defaults or early amortization events in the future.
          BAC has been engaged in the securitization of assets since 2004. BAC’s securitization experience includes securitizing assets via the trust. CDF, as sub-servicer pursuant to a subservicing agreement between it and the master servicer, services the receivables that BAC originates. BAC’s securitization transactions have not defaulted or experienced an early amortization event. We cannot guarantee that there will be no defaults or early amortization events in the future.
          PA has been engaged in the securitization of assets since 2006. PA’s securitization experience includes securitizing assets via the trust. CDF, as sub-servicer pursuant to a subservicing agreement between it and the master servicer, will service the receivables that PA originates. PA’s securitization transactions have not defaulted or experienced an early amortization event. We cannot guarantee that there will be no defaults or early amortization events in the future.
          GE Capital’s securitization experience is described under “The Servicers—GE Capital” in this prospectus. Pursuant to a master servicing agreement between GE Capital and the trust, GE Capital will service the receivables in the trust that GE Capital originates. GE Capital’s securitization transactions involving the same asset type have not experienced an event of default or experienced an early amortization event. We cannot guarantee that there will be no defaults or early amortization events in the future.
          Assignment of Obligations; Additional Originators and Sellers
          The obligations of an Originator under the receivables sale agreement are not assignable unless Standard & Poor’s has confirmed that such action will not result in a reduction or withdrawal of its then current rating of the notes.
          Each Originator will covenant that it will not consolidate with or merge into any other entity or convey its properties and assets substantially as an entirety to any entity unless:
     (1) the entity, if other than the applicable Originator, formed by the consolidation or merger or that acquires the property or assets of such Originator:
          (a) is organized under the laws of the United States or any one of its states or the District of Columbia; and
          (b) expressly assumes, by a supplemental agreement, to perform every covenant and obligation of such Originator under the receivables sale agreement;
          (2) such Originator delivers to us an officer’s certificate stating that the merger, consolidation or transfer and such supplemental agreement comply with the applicable section of the receivables sale agreement and that all conditions precedent in the receivables sale agreement relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect to the surviving entity, subject to insolvency, equity- related and other exceptions; and
          (3) notice of the applicable transaction has been delivered to each rating agency.

          Notwithstanding the foregoing or anything else herein to the contrary, any Originator may consolidate with, merge into or with, or convey its business substantially as an entirety to, any other Originator.
The Depositor
          CDF Funding, Inc.
          We—CDF Funding, Inc.—are a corporation incorporated under the laws of the State of Delaware on February 5, 2004, and are owned by GE Capital and General Electric Capital Services, Inc. General Electric Capital Services, Inc. is also the indirect parent of CDF and the direct parent of GE Capital. We were organized for the purpose of purchasing, holding, owning and transferring receivables and related activities. GE Capital may make loans to us from time to time and we may grant a security interest in our assets to GE Capital as collateral for such loans (excluding assets sold to the trust that are held by the trust). We have been securitizing receivables as described in this prospectus since August 2004 and have not been engaged in any activities other than activities relating to the securitizing of assets.
          As described under “The Trust—Transfer and Assignment of Receivables,” we transfer to the trust, on an on-going basis, the receivables that we acquire from the Originators. We have the right to receive all cash flows from the assets of the trust other than the amounts required to make payments on or in respect of any series of notes. Our interest in the trust is evidenced by a transferor certificate issued by the trust under its trust agreement.
          Assignment of Depositor’s Interests
          The trust agreement for the trust provides that we may sell, assign, pledge or otherwise transfer our interest in all or a portion of our interest in the trust, which we may refer to as the “transferor interest.” Before we may transfer our interest in the transferor interest, the following must occur:
          (1) the Rating Agency Condition must be satisfied (if any notes are outstanding);
          (2) we deliver an opinion of counsel to the effect that, for federal income tax purposes:
          (a) the transfer will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;
          (b) the transfer will not cause the trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and
          (c) the transfer will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder; and
     (3) we deliver an opinion to the effect that the transfer does not require registration of the interest under the Securities Act or state securities laws except for any registration that has been duly completed and become effective.
          In the receivables purchase and contribution agreement between us and the trust, we agree that we will not consolidate or merge with any other entity or convey our properties or assets substantially as an entirety to any other entity (other than, in the case of a conveyance or transfer of assets, to the trust) unless:
          (1) the entity, if other than us, formed by the consolidation or merger or that acquires our property or assets:
               (a) is organized under the laws of the United States or any one of its states or the District of Columbia; and

          (b) expressly assumes, by a supplemental agreement, to perform every covenant and obligation of ours under the receivables purchase and contribution agreement;
          (2) we deliver to the trust an officer’s certificate stating that the merger, consolidation or transfer and such supplemental agreement comply with the applicable section of the receivables purchase and contribution agreement and that all conditions precedent in the receivables purchase and contribution agreement relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that such supplemental agreement is valid and binding with respect to the surviving entity, subject to insolvency, equity-related and other exceptions; and
          (3) notice of the applicable transaction has been delivered to each rating agency.
The Trust
          GE Dealer Floorplan Master Note Trust
          We refer to GE Dealer Floorplan Master Note Trust, the issuing entity, as the “trust”. The trust is a statutory trust created under the laws of the State of Delaware. It is operated under an amended and restated trust agreement between us and BNY Mellon Trust of Delaware, as owner trustee. We are the sole equity owner of the trust.
          The activities of the trust consist of:
          •      acquiring and owning the trust assets and the proceeds of those assets;
          •      issuing and making payments on the notes; and
          •      engaging in related activities.
          The trust may not engage in any activity other than in connection with the activities listed above or other than as required or authorized by the trust agreement, the agreements pursuant to which the receivables are transferred from the Originators to us and from us to the trust, the indenture and the indenture supplements or any related agreements. The fiscal year of the trust ends on December 31st of each year, unless changed by the trust. The trust will notify the indenture trustee of any change in its fiscal year.
          The trust agreement may be amended by us and the owner trustee without the consent of the noteholders. However, the consent of all noteholders is required for an amendment to the trust agreement that would increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the outstanding principal balance of the notes, the holders of which are required to consent to any such amendment.
          The administrator may perform discretionary activities with regard to the administration of the trust and the notes, as described in “—Administrator” in this prospectus. The master servicer may also perform certain discretionary activities with regard to the trust’s assets, as described in “The Servicers” in this prospectus. We, as holder of the transferor certificate, may also direct the owner trustee to perform certain discretionary activities with regard to the trust, as described in “The Owner Trustee—Duties and Responsibilities of Owner Trustee” in this prospectus.
          The trust’s principal offices are at the following address: c/o General Electric Capital Corporation, as administrator, 10 Riverview Drive, Danbury, Connecticut 06810.
          Restrictions on Activities
          As long as the notes are outstanding, the trust will not, among other things:

          •      except as expressly permitted by the indenture, the receivables purchase and contribution agreement or the receivables sale agreement or other related document, sell, transfer, exchange or otherwise dispose of any of the assets of the trust; however, you should be aware that the trust may sell receivables from time to time to one or more of our affiliates or to one or more third parties so long as the Rating Agency Condition has been satisfied.
          •      claim any credit on, or make any deduction from the principal and interest payable in respect of, the notes—other than amounts withheld under the Code or applicable state law—or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the assets of the trust that secure the notes;
          •      voluntarily dissolve or liquidate in whole or in part or reorganize its business or affairs;
          •      permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as may be expressly permitted by the indenture, (B) any lien to be created with respect to the assets of the trust securing the notes, except as permitted by the indenture, or (C) the lien of the indenture not to constitute a valid first priority security interest in the assets of the trust that secure the notes, except as permitted by the indenture;
          •      engage in any business or activity other than in connection with, or relating to, the financing, purchasing, owning, selling and servicing of the receivables and the other property securing the notes, the issuance of the notes and the other transactions contemplated by the trust agreement and related documents and activities incidental thereto;
          •      incur, assume or guarantee any indebtedness other than the notes, except as contemplated by the indenture and related documents; or
          •      make any loan or advance to any person.
          The indenture also provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless:
          (1) the entity:
       (a) is organized under the laws of the United States or any one of its states;
       (b) is not required to register as an “investment company” under the Investment Company Act of 1940;
       (c) expressly assumes, by supplemental indenture, the due and punctual payment of principal and interest on the notes and the performance of every covenant of the trust under the indenture;
       (d) in the case of a sale of the trust’s business, expressly agrees, by supplemental indenture, that (i) all right, title and interest so conveyed or transferred by the trust will be subject and subordinate to the rights of the noteholders and (ii) it will make all filings with the SEC required by the Exchange Act in connection with the notes; and
       (e) in the case of a sale of the trust’s business, expressly agrees to indemnify the indenture trustee for any loss, liability or expense arising under the indenture and the notes;
          (2) no event of default will exist immediately after the merger, consolidation or sale;
          (3) the Rating Agency Condition has been satisfied with respect to such transaction;

          (4) the trust will have received an opinion of counsel to the effect that for federal income tax purposes:
       (a) the transaction will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;
       (b) the transaction will not cause the trust to be classified as an association or publicly traded partnership taxable as a corporation; and
       (c) the transaction will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder;
          (5) any action necessary to maintain the lien created by the indenture will have been taken; and
     (6) the trust has delivered to the indenture trustee an opinion of counsel stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and, subject to customary limitations and qualifications, is enforceable.
          Administrator
          GE Capital acts as administrator for the trust. See “The Servicers—GE Capital” in this prospectus for a description of the business of GE Capital.
          The administrator will perform on behalf of the trust the administrative duties of the trust under the receivables purchase and contribution agreement, the servicing agreement and the indenture. The administrator, on behalf of the trust, will monitor the performance of the trust and advise the trust when action is necessary to comply with the trust’s duties under the receivables purchase and contribution agreement, the servicing agreement and the indenture. The administrator will prepare, or cause to be prepared, for the trust all documents, reports, filings, instruments, certificates and opinions that the trust is required to prepare, file or deliver under the receivables purchase and contribution agreement, the servicing agreement and the indenture and will take all appropriate action that is the duty of the trust (or, in some cases, the owner trustee) to take under those agreements, including:
          •      the delivery of a master servicer termination notice and appointment of a successor master servicer under the circumstances described in “The Servicers—Master Servicer Default; Successor Master Servicer” in this prospectus;
          •      the removal of the indenture trustee and the appointment of a successor indenture trustee under the circumstances described in “The Indenture Trustee—Resignation or Removal of Indenture Trustee” in this prospectus; and
          •      the removal of the owner trustee and the appointment of a successor owner trustee upon the resignation or removal of the owner trustee.
          With respect to any matters that in the reasonable judgment of the administrator are non-ministerial, the administrator will not take any action unless the administrator has first notified the owner trustee or the trust, as applicable, of the proposed action within a reasonable amount of time prior to the taking of that action and the owner trustee or the trust has consented to that action or provided alternative direction. Non-ministerial matters that may be performed by the administrator on behalf of the trust include:
          •      the initiation or settlement of any claim or lawsuit brought by or against the trust other than in connection with the collection of the transferred receivables;

          •      the amendment of the servicing agreement, the receivables purchase and contribution agreement, the indenture or any other related document; and
          •      the appointment of successor note registrars, paying agents, indenture trustees, administrators and master servicers.
          The administrator is an independent contractor and is not subject to the supervision of the trust or the owner trustee concerning the manner in which it performs its obligations under the administration agreement.
          As compensation for the performance of its duties under the administration agreement and as reimbursement for its expenses relating to those duties, the administrator is entitled to receive $500 per month payable in arrears on each payment date. Payment of this fee is solely an obligation of the trust.
          The administrator may resign by providing the trust and the master servicer with at least 60 days’ prior written notice. Upon resignation of the administrator, the resigning administrator will continue to perform its duties as administrator until the later of (a) 45 days after delivery to the trust, the indenture trustee and the master servicer of notice of its resignation and (b) the date on which the resigning administrator becomes unable to act as administrator as specified in the notice of resignation and an accompanying opinion of counsel.
          The trust may remove the administrator without cause by providing the administrator and the master servicer with at least 60 days’ prior written notice. At the sole option of the trust, the administrator may also be removed immediately upon written notice of termination from the trust to the administrator and us if any of the following events occurs:
          •      the administrator defaults in the performance of any of its duties and, after notice of the default, does not cure the default within ten days or, if the default cannot be cured in ten days, does not give, within ten days, assurance of cure that is reasonably satisfactory to the trust; or
          •      certain bankruptcy or insolvency related events relating to the administrator.
          Upon the administrator’s receipt of notice of termination, the administrator being terminated will continue to perform its duties as administrator until the date specified in the notice of termination or, if no date is specified in a notice of termination, until receipt of notice.
          If the administrator is terminated, the trust will appoint a successor administrator. No resignation or removal of the administrator will be effective until a successor administrator has been appointed by the trust and the Rating Agency Condition has been satisfied with respect to the appointment.
          The administrator will indemnify the trust and its employees, trustees and agents against any liabilities and expenses incurred without negligence or willful misconduct on their part, arising out of or in connection with the instructions given by the administrator under the administration agreement or the failure by the administrator to perform its obligations under the administration agreement.
          The administration agreement may be amended by the trust and the administrator.
          Capitalization of Trust; Minimum Free Equity Amount
          The trust’s capital structure has two main elements:
          •      notes issued to investors, which are summarized in Annex I to the accompanying prospectus supplement; and
          •      the Free Equity Amount.

          The indenture provides that if, on any determination date, the Free Equity Amount (determined after giving effect to the transfer of principal receivables to the trust on such date) is less than or equal to the Minimum Free Equity Amount, then the trust will deposit in the excess funding account an amount equal to the lesser of (i) the amounts that otherwise would be allocated to us and (ii) the amount by which the Minimum Free Equity Amount exceeds the Free Equity Amount. See “Description of the Notes—Excess Funding Account” in this prospectus.
          In addition, as described in “The Trust Portfolio—Addition of Accounts” in this prospectus, if at the end of any Monthly Period, the Free Equity Amount is less than the Minimum Free Equity Amount, we will be required to designate additional accounts to the trust.
          Transfer and Assignment of Receivables
          Under a receivables sale agreement between the Originators, as sellers, and us, as buyer, which we refer to as the receivables sale agreement, the Originators have designated a pool of accounts and transfer receivables in the designated accounts to us on an ongoing basis. We convey those receivables to the trust pursuant to a receivables purchase and contribution agreement between us, as seller, and the trust, as buyer, which we refer to as the receivables purchase and contribution agreement. The Originators may also designate additional accounts under the receivables sale agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts in the future will be transferred to us.
          The receivables sale agreement provides that if a Bankruptcy Event occurs with respect to an Originator, such Originator will cease to transfer receivables to us, and that if a Bankruptcy Event occurs with respect to us, we will cease to purchase receivables from the Originators.
          The receivables sale agreement provides that the Originators will indicate in appropriate computer files that the receivables have been conveyed to us. The receivables purchase and contribution agreement provides that we will indicate in appropriate computer files that the receivables have been conveyed to the trust. In addition, we and the Originators have provided or caused to be provided and, in connection with each future designation of trust accounts, will provide, or cause to be provided, to the indenture trustee, computer files or microfiche lists, containing a true and complete list showing each trust account, identified by account number. Neither we nor the Originators will deliver to the indenture trustee any other records or agreements relating to the trust accounts or the transferred receivables, except in connection with additions or removals of accounts. Except as stated in this paragraph, the records and agreements that the Originators maintain relating to the trust accounts and the receivables are not and will not be segregated from other documents and agreements relating to other accounts and receivables and are not and will not be stamped or marked to reflect the transfers described in this paragraph. We and, subject to some exceptions, the Originators, have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See “Risk Factors—Other Interests in Receivables Could Result in Delays and Reductions in Payments on the Notes” and “—Lack of Security Interest Could Result in Delays and Reductions in Payments on the Notes” in this prospectus.
          Perfection and Priority of Security Interests
          In the receivables sale agreement, each Originator will represent and warrant that the receivables sale agreement creates an ownership interest in us in all of such Originator’s right, title and interest in, to and under the receivables being transferred to us, which will be prior to all other liens (other than as permitted under the receivables sale agreement). In the receivables purchase and contribution agreement, we will represent and warrant that the receivables purchase and contribution agreement creates in favor of the trust a valid security interest in our rights in the receivables being transferred to the trust, which will be prior to all other liens (other than as permitted under the receivables purchase and contribution agreement). For a discussion of the trust’s rights arising from our representations and warranties not being satisfied, see “The Trust Portfolio—Representations and Warranties of the Depositor” in this prospectus.
          We will represent in the receivables purchase and contribution agreement and each Originator will represent in the receivables sale agreement that the receivables are “accounts”, “general intangibles” or “chattel paper” for purposes of the UCC. Both the sale of accounts and chattel paper (and certain general intangibles) and the pledge of accounts, chattel paper and general intangibles as security for an obligation are subject to the provisions of

Article 9 of the UCC. Therefore, we and each Originator will file appropriate UCC financing statements to perfect the respective transferee’s security interest in the receivables.
          There are circumstances in which prior or subsequent transferees of receivables or other claimants could have an interest in those receivables with priority over the interest of us, the trust or the indenture trustee. Under the receivables sale agreement, each Originator will represent and warrant that our ownership interest in the receivables is prior to the lien of any third party other than as permitted by the receivables sale agreement. In addition, each Originator will covenant that it will not create or permit to exist any lien on any receivable, subject to liens permitted by the receivables sale agreement. Similarly, under the receivables purchase and contribution agreement, we represented and warranted, or will represent and warrant, that the trust’s security interest in the receivables is prior to the lien of any third party except as permitted by the receivables purchase and contribution agreement. In addition, we will covenant that we will not create or permit to exist any lien on any receivable other than as permitted by the receivables purchase and contribution agreement. Nevertheless, a tax, governmental or other nonconsensual lien on our property or an Originator’s property arising prior to the time a receivable comes into existence may have priority over the interest of us, the trust or the indenture trustee in that receivable.
          So long as the conditions discussed in “The Servicers—Collections; Commingling” in this prospectus continue to be satisfied, the master servicer, on behalf of the trust, will be permitted to make deposits of collections on a monthly basis. Cash collections held by the master servicer, on behalf of the trust, therefore will be commingled and used for the benefit of the master servicer prior to each payment date, and the trust will not have a first priority perfected security interest in those commingled collections. In addition, if the master servicer (or a sub-servicer) were to become subject to bankruptcy proceedings, the indenture trustee may not be able to obtain, or may experience delays in obtaining, control of collections that are in possession of the master servicer or a sub-servicer. If any such event occurs, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.
          Bankruptcy
          If bankruptcy proceedings occur with respect to a material Originator, an early amortization event will occur with respect to each series and, under the receivables sale agreement, such Originator will cease to transfer receivables to us and will notify us and the indenture trustee of such bankruptcy.
          In the event of bankruptcy of the master servicer or a sub-servicer, the bankruptcy trustee may have the power to prevent either the indenture trustee or the noteholders from appointing a successor master servicer or sub-servicer, to direct the master servicer or sub-servicer to stop servicing the transferred receivables or to increase the amount or the priority of the servicing fee due to the master servicer or sub-servicer or otherwise alter the terms under which the master servicer or sub-servicer services the transferred receivables.
          In the event of bankruptcy of the administrator, the bankruptcy trustee may have the power to prevent the trust from appointing a successor administrator or to direct the administrator to stop providing administrative services to the trust.
          Our limited liability company agreement and the trust agreement for the trust contain limitations on the nature of our business and the business of the trust, respectively. The indenture trustee has agreed, and each noteholder by its acceptance of a note will be deemed to have agreed, that it will not directly or indirectly institute or cause to be instituted against the trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy law unless noteholders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of each class of notes has approved such filing. Each holder of a note will also be deemed to have agreed not to institute this type of proceeding against us in any case.
          Nevertheless, if the trust were to become a debtor in a bankruptcy case or if we were to become a debtor in a bankruptcy case and if a bankruptcy trustee or one of our creditors or we as debtor-in-possession were to take the position that the transfers of the receivables by us to the trust were not “true sales” or that we and the trust should be treated as the same person for bankruptcy purposes then you could experience delays in payment on the notes and possible reductions in the amount of those payments as a result of:

          •      the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the Bankruptcy Code that permit substitution of collateral;
          •      tax or government liens on our property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections before the collections are used to make payments on the notes; or
          •      the fact that the trust might not have a perfected interest in any cash collections on the receivables held by the master servicer or sub-servicer at the time that a bankruptcy proceeding begins. See “The Servicers—Collections; Commingling” in this prospectus for a description of the time the master servicer is allowed to commingle collections with its funds.
          Application of federal and state insolvency and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See “The Servicers—Defaulted Receivables; Investor Charge-Offs” in this prospectus.
          Annual Compliance Statement
          The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.
The Servicers
          GE Capital
          General Electric Capital Corporation, a Delaware corporation (often referred to as GE Capital), is the parent of CDF and is an affiliate of both us and the trust. GE Capital acts in several capacities in connection with the trust: (1) it acts as master servicer of the receivables, (2) it will be an Originator (beginning as of the closing of the first series of notes issued after the date of this prospectus), (3) it guarantees the performance of obligations of the other Originators under the receivables sale agreement, and (4) it acts as administrator for the trust.
          GE Capital was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, GE Capital’s name was General Electric Credit Corporation. On July 2, 2001, GE Capital changed its state of incorporation to Delaware. All of GE Capital’s outstanding common stock is owned by General Electric Capital Services, Inc., formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned, directly or indirectly, by General Electric Company (“GE”). Financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital, which was the financing, distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital.
          GE Capital’s services are offered primarily in North America, Europe and Asia. GE Capital’s principal executive offices are located at 3135 Easton Turnpike, Fairfield, Connecticut 06828-0001.
          GE Capital’s financial information, including filings with the SEC, is available at www.ge.com/secreports. Copies are also available, without charge, from GE Corporate Investor Communications, 3135 Easton Turnpike, Fairfield, Connecticut 06828-0001. Reports filed with the SEC may be viewed at www.sec.gov or obtained at the SEC Public Reference Room in Washington, D.C.
          The master servicer’s principal office is located in Danbury, Connecticut. The master servicer may enter into sub-servicing agreements with sub-servicers which may service the receivables of the Originators on its behalf.
          GE Capital’s securitization experience is comprised of securitizations executed by GE Capital and its subsidiaries and affiliates. Such securitizations currently outstanding include: receivables secured by equipment; credit card receivables; commercial real estate loans; residential real estate and home equity loans; secured corporate loans and other assets. GE Capital has been master servicer for the trust since 2004. However, prior to the addition of GE Capital as an Originator, GE Capital has not been directly servicing the trust assets. Instead, it has retained CDF as sub-servicer pursuant to a sub-servicing agreement. The sub-servicing agreement provides that CDF will service receivables originated by the Originators (other than GE Capital) under the same terms as GE Capital is bound under the servicing agreement. GE Capital will directly service the TF receivables.
          The following is some information relating to the floorplan portfolio of TF receivables serviced by GE Capital in the United States (“TF’s total U.S. portfolio”). As of December 31, 2008, TF’s total U.S. portfolio was composed of $41.2 million in the account range between $1 and $999,999.99, $417.0 million in the account range between $1,000,000 and $9,999,999.99, and $327.7 million with account balances greater than or equal to $10,000,000. As of December 31, 2008, the five states with the greatest concentration by receivables balance of TF’s total U.S. portfolio were Texas, California, Florida, Kansas and Tennessee. As of December 31 of the past two years ending 2008 and 2007, the receivables balance of TF’s total U.S. portfolio was $786.0 million and $974.5 million, respectively.
          The master servicer may terminate any sub-servicing agreement from time to time, and a subservicer may terminate its sub-servicing agreement from time to time. If the master servicer terminates a sub-servicing agreement, it may or may not enter into a sub-servicing agreement with a new sub-servicer. In the case of receivables in the trust that are not subserviced under a sub-servicing agreement, the master servicer will service those receivables under its servicing agreement with the trust.
          For a description of the servicing responsibilities provided under the servicing agreement, see the remaining discussion under this caption “The Servicers.”
          CDF
          CDF and its predecessor companies have serviced receivables of the type held by the trust since 1953. Following is some information relating to the portfolio of receivables serviced by CDF in the United States (“CDF’s total U.S. portfolio”) for its own account and the account of others, including the trust. As of December 31, 2008, CDF’s total U.S. portfolio was composed of $4,374.6 million in the account balance range between $1 and $999,999.99, $4,005.2 million in the account balance range between $1,000,000 and $9,999,999.99 and $1,591.0 million with account balances greater than or equal to $10,000,000. As of December 31, 2008, the five largest product lines in CDF’s total U.S. portfolio were (1) marine, (2) recreational vehicles, (3) power sports, (4) technology and (5) industrial. As of December 31, 2008, the five states with the greatest concentration by receivables balance of CDF’s total U.S. portfolio were Florida, California, Texas, New York and Illinois. As of December 31 of the past five years ending 2008, 2007, 2006, 2005 and 2004, the receivables balance of CDF’s total U.S. portfolio was $9,970.8 million, $12,061.4 million, $12,126.3 million, $11,728.9 million and $9,640.1 million, respectively.
          Pursuant to the sub-servicing agreement, GE Capital pays CDF a monthly sub-servicing fee as compensation for its sub-servicing activities and as reimbursement for CDF’s reasonable expenses in connection therewith. Such fee is equal to one-twelfth of the product of (a) two percent (2%) and (b) the total outstanding balance of the sub-serviced assets as of the beginning of the prior monthly period.
          Servicing Procedures
          Pursuant to the servicing agreement, GE Capital will agree to conduct the servicing, administration and collection of the receivables owned by the trust with reasonable care and diligence, in accordance with the credit and collection policies of the trust. At the time of the issuance of the first series of notes issued by the trust, the trust adopted the credit and collection policies of GE Capital as such policies existed at such time of adoption and as may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the trust and the master servicer have agreed that the trust’s credit and collection policies, as amended from time to time, will be the same as those of GE Capital. The credit and collection policies of GE Capital with respect to the receivables will be the same as those of CDF with respect to the receivables.

          The master servicer is authorized under the servicing agreement to take any and all reasonable steps determined by the master servicer to be necessary or desirable and consistent with the ownership of the transferred receivables by the trust and the pledge of the transferred receivables to the indenture trustee to:
          •      collect all amounts due under the transferred receivables, including endorsing its name on checks and other instruments representing collections on the transferred receivables;
          •      executing and delivering any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the transferred receivables;
          •      make withdrawals from the collection account and any other account established for a series of notes; and
          •      take any action required or permitted under any enhancement for any class of notes.
          In addition, after the transferred receivables become delinquent and to the extent permitted under and in compliance with applicable law and regulations, the servicing agreement provides that the master servicer may take any and all reasonable steps determined by the master servicer to be necessary or desirable to:
          •      commence proceedings with respect to the enforcement of payment of the transferred receivables,
          •      adjust, settle or compromise any payments due under the transferred receivables, and
          •      initiate proceedings against the primary collateral securing the obligations due under the transferred receivables, in each case, consistent with the credit and collection policies,
          The master servicer will not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the transferred receivables from the procedures, offices, employees and accounts used by the master servicer in connection with servicing other receivables.
          The servicing agreement provides that the master servicer will also direct the custodian of the trust accounts as to the investment of funds credited to the trust accounts.
          Collection Account and other Trust Accounts
          The trust has established a collection account and an excess funding account. Both the collection account and the excess funding account must be a segregated account maintained in the corporate trust department of a depository institution that is subject to certain regulations regarding fiduciary funds on deposit or maintained with a depository institution that has either a short-term rating or long-term unsecured debt rating specified in the indenture.
          The funds on deposit in these accounts may only be invested in highly rated investments that meet the criteria described in the indenture.
          The servicing agreement provides that the master servicer will apply all collections as described in the indenture and each indenture supplement, and will make the allocations and disbursements for each series of notes on behalf of the trust as is required to be made by the trust under the terms of the indenture and the indenture supplement for each series of notes. No party will independently verify the account activity for the trust accounts.
          Collections; Commingling
          Subject to the discussion set forth below under this caption “—Collections; Commingling,” collections on receivables are not required to be deposited more frequently than once a month in the collection account. Such deposits of collections may continue on a monthly basis so long as one of the following conditions is satisfied:

          (1) the master servicer provides to the trust a letter of credit, surety bond or other arrangement covering risk of collection from the master servicer acceptable to the rating agencies;
          (2) the master servicer maintains a short-term debt rating of at least A-1 by Standard & Poor’s, P-1 by Moody’s and F1 by Fitch, if rated by Fitch; or
          (3) with respect to collections allocable to any series, any other conditions specified in the related indenture supplement are satisfied.
          If in the future the above requirements are no longer satisfied, the indenture provides that the trust will deposit, or cause to be deposited, all payments made on the receivables into the collection account by no later than the second business day after processing.
          The master servicer, on behalf of the trust, is only required to make deposits to the collection account once a month and only to the extent that the funds are expected to be needed for deposit into other trust accounts or for distribution to noteholders or other parties on or in respect of the related payment date. For this purpose, estimates of interest due on each series of notes and other trust expenses may be used to determine what funds are expected to be needed for deposit or distribution. If the collection account balance ever exceeds the amount expected to be needed for those deposits or distributions, the master servicer, on behalf of the trust, may withdraw the excess and release it to the trust for the trust’s own use. Subject to the immediately preceding sentence, the trust may retain and pay, or cause to be paid, directly to the master servicer the servicing fee for any series and will not be required to deposit those amounts in the collection account.
          After giving effect to the allocations to us as described below under “The Servicers—Overconcentrations”, the master servicer, on behalf of the trust, will allocate all non-principal collections and principal collections among each series of securities and us based on the respective allocation percentages for each series and our allocation percentage. Our allocation percentage at any time will equal one hundred percent (100%) minus the total of the applicable allocation percentages for all outstanding series. Our allocation percentage of non-principal collections and principal collections will first be deposited in the excess funding account to the extent required to maintain a Free Equity Amount that is not less than the Minimum Free Equity Amount. Any remaining non-principal collections and principal collections allocable to us will be available for distribution by the trust to us or our assigns. Subject to the limitation described above, the collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.
          Overconcentrations
          Allocations of “overconcentrations” relating to dealers, manufacturers and product lines will be made as follows:
          •      On each determination date, the trust will determine whether a Product Line Overconcentration exists with respect to any product line, and, if any Product Line Overconcentration does exist, will calculate the Product Line Overconcentration Percentage for each Overconcentrated Product Line. For so long as a Product Line Overconcentration exists, the Product Line Overconcentration Percentage of (i) all principal collections relating to each Overconcentrated Product Line, (ii) all non-principal collections relating to each Overconcentrated Product Line, and (iii) the portion of the Default Amount relating to each Overconcentrated Product Line with respect to each Monthly Period will be allocated to the Free Equity Amount which is retained by us.
          •      On each determination date, after giving effect to the allocations described in preceding paragraph, the trust will determine whether a Dealer Overconcentration exists with respect to any dealer that is not a manufacturer, and, if any Dealer Overconcentration does exist, will calculate the Dealer Overconcentration Percentage for each Overconcentrated Dealer. For so long as a Dealer Overconcentration exists, the Dealer Overconcentration Percentage of (i) all principal collections relating to each Overconcentrated Dealer, (ii) all non-principal collections relating to each Overconcentrated Dealer, and (iii) the portion of the Default Amount relating to each Overconcentrated Dealer with respect to each Monthly Period will be allocated to the Free Equity Amount which is retained by us.
          •      On each determination date, after giving effect to the allocations described in preceding paragraph, the trust will determine whether a Manufacturer Overconcentration exists with respect to any manufacturer, and, if any Manufacturer Overconcentration does exist, will calculate the Manufacturer Overconcentration Percentage for each Overconcentrated Manufacturer. For so long as a Manufacturer Overconcentration exists, the Manufacturer Overconcentration Percentage of (i) all principal collections relating to each Overconcentrated Manufacturer, (ii) all non-principal collections relating to each Overconcentrated Manufacturer, and (iii) the portion of the Default Amount relating to each Overconcentrated Manufacturer with respect to each Monthly Period will be allocated to the Free Equity Amount which is retained by us.
          •      The calculation of overconcentrations on a determination date will be based on information as of the end of the previous Monthly Period and allocations as a result of such calculation will be made on the determination date following such determination date.
          Defaulted Receivables; Investor Charge-Offs
          Receivables will be charged-off by the master servicer on behalf of the trust as uncollectible in accordance with the credit and collection policies.
          Each series will be allocated a portion of defaulted receivables in an amount equal to its allocation percentage of such defaulted receivables.
          On each payment date, if the sum of the defaulted receivables is greater than the available non-principal collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables will be reinstated to the extent that non-principal collections and other amounts are available for that purpose on any subsequent payment date as described in the related prospectus supplement.
          Master Servicer’s Representations, Warranties and Covenants
          Pursuant to the servicing agreement, the master servicer will make representations and warranties to the trust as of the closing date for each series, including that:
          •      the master servicer is duly organized, validly existing and in good standing in its jurisdiction of organization and is duly qualified to do business and in good standing in each jurisdiction in which the servicing of the receivables requires it to be qualified, except where the failure to comply would not reasonably be expected to have a material adverse effect on the master servicer’s ability to perform its obligations under the servicing agreement and related documents or a material adverse effect on the receivables or the trust’s interests in such receivables;
          •      the master servicer has the power and authority to execute and deliver the servicing agreement and perform its obligations under the servicing agreement, and the servicing agreement is a valid and binding obligation of the master servicer, enforceable against it, subject to insolvency, equity-related and other exceptions; and
          •      no consent of, notice to, filing with or permits, qualifications or other action by any governmental authority is required for the due execution, delivery and performance by the master servicer of the servicing agreement, other than those that have been obtained or made or where the failure to obtain such consent or take such action, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the master servicer’s ability to perform its obligations under the servicing agreement and related documents or a material adverse effect on the receivables or the trust’s interests in such receivables.

          The master servicer will covenant and agree in the servicing agreement as follows:
          •      to satisfy all obligations on its part under and in connection with the receivables and the related accounts;
          •      to maintain all qualifications required under law in order to properly service such receivables and comply in all material respects with applicable laws in connection with servicing such receivables and related accounts, if the failure to comply with those laws would have a material adverse effect on the master servicer’s ability to perform its obligations under the servicing agreement and related documents or a material adverse effect on the receivables or the interests of the trust in such receivables; and
          •      not to permit any rescission or cancellation of a receivable except as ordered by a court or other governmental authority or in the ordinary course of its business and in accordance with the credit and collection policies.
          The servicing agreement provides that if the master servicer breaches the above covenants with respect to any receivables or the related account, and as a result, the rights of the trust in, to or under such receivables or the proceeds of such receivables are materially impaired or the proceeds of such receivables are not available to the trust free and clear of any lien, then no later than sixty (60) days from the earlier to occur of the discovery of the breach by the master servicer or the receipt by the master servicer of notice of the breach from the trust, all receivables in the accounts to which the breach relates will be assigned to the master servicer unless such breach has been cured in all material respects. On or prior to the related payment date, the master servicer will pay the trust an amount equal to the amount of the receivables required to be assigned to the master servicer. Assignment of the receivables to the master servicer will not occur if on any day prior to the end of the sixty (60) day period described above, the relevant breach has been cured and the covenant has been complied with in all material respects and the master servicer has delivered an officer’s certificate describing the nature of the breach and the manner in which the breach was cured. The trust has covenanted in the indenture to provide prompt notice of the breach of the covenants described above to the master servicer upon discovery by the trust of such breach.
          Limitations on Master Servicer’s Liability
          The servicing agreement provides that the master servicer will indemnify the trust and its affiliates and any director, officer, employee, trustee or agent thereof for any losses as a result of the master servicer’s material breach of its obligations under the servicing agreement, except in each case, for losses resulting from (i) the bad faith, gross negligence or willful misconduct by the indemnified party or (ii) uncollectible receivables. No indemnity payments by the master servicer will be paid from the assets of the trust.
          Except as provided in the preceding paragraph, neither the master servicer nor any of its directors, officers, employees or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders or any other person or entity for any action or for refraining from taking any action in good faith in its capacity as master servicer under the servicing agreement. However, the master servicer will not be protected against any liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the servicing agreement. In addition, the master servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as master servicer under the servicing agreement and which in its reasonable judgment may expose it to any expense or liability.
          The master servicer is not responsible under the servicing agreement to any person or entity for indirect, punitive, exemplary or consequential damages arising from any transaction contemplated by the servicing agreement.
          Master Servicer Default; Successor Master Servicer
          The servicing agreement provides that occurrence of any of the following events constitutes a “servicer default” (which we may refer to as a “master servicer default”):

          (1) failure by the master servicer to make any payment, transfer or deposit on or before the date occurring five (5) business days after the date such payment, transfer or deposit is required to be made or given by the master servicer; provided that, if such failure could not have been prevented by the exercise of reasonable due diligence by the master servicer and such failure was caused by an act of God or other similar occurrence, then a master servicer default will not be deemed to occur until thirty-five (35) business days after the date of such failure;
          (2) failure on the part of the master servicer to observe or perform in any material respect any other covenants or agreements of the master servicer set forth in the servicing agreement which has a material adverse effect on the trust which continues unremedied for a period of sixty (60) days after notice to the master servicer by the trust; provided that, if such failure could not have been prevented by the exercise of reasonable due diligence by the master servicer and such failure was caused by an act of God or other similar occurrence, then a master servicer default will not be deemed to have occurred under this clause (2) until one hundred twenty (120) days after the date of such failure;
          (3) the master servicer delegates its duties, except as specifically permitted under the servicing agreement, and the delegation continues for fifteen (15) days after written notice to the master servicer by the trust;
          (4) any representation, warranty or certification made by the master servicer in the servicing agreement, or in any certificate delivered pursuant to the servicing agreement, proves to have been incorrect when made if it:
         (a) has a material adverse effect on the trust; and
         (b) continues to be incorrect in any material respect for a period of sixty (60) days after notice to the master servicer by the trust; provided that, if the error or defect could not have been prevented by the exercise of reasonable due diligence by the master servicer and such error or defect was caused by an act of God or other similar occurrence, then the master servicer will have an additional sixty (60) days to cure the default;
               (5) specific bankruptcy, insolvency, liquidation, or similar events relating to the master servicer; or
               (6) any other event specified as a master servicer default in the accompanying prospectus supplement.
          The trust will covenant to the indenture trustee that it will notify the master servicer of any such master servicer default described above if directed to do so by the indenture trustee or holders of notes constituting not less than twenty-five percent (25%) of the aggregate outstanding principal balance of the notes of all series or, with respect to any such master servicer default that does not relate to all series, holders of notes constituting not less than twenty-five percent (25%) of the aggregate outstanding balance of all series to which such master servicer default relates.
          If a master servicer default occurs, for so long as it has not been remedied, the servicing agreement provides that the trust may give notice to the master servicer, terminating all the servicing responsibilities of the master servicer under the servicing agreement. The trust will covenant to the indenture trustee that it will deliver notice to the master servicer terminating the servicing responsibilities of the master servicer under the servicing agreement if a master servicer default described in clause (5) above occurs or if any other master servicer default occurs and it is directed to terminate the master servicer by the holders of notes constituting not less than fifty percent (50%) of the aggregate outstanding principal balance of each affected series of notes.
          Within thirty (30) days after the trust gives notice of termination to the master servicer, the trust will appoint a successor master servicer. If no successor has been appointed and has accepted the appointment by the time the master servicer ceases to act as master servicer, the indenture trustee will automatically become the successor. If the indenture trustee is legally unable to act as master servicer, or if the noteholders representing a majority of the outstanding principal amount of all outstanding notes so request in writing to the indenture trustee, the indenture trustee will appoint, or petition a court of competent jurisdiction to appoint, an eligible master servicer. The indenture states that, in connection with such appointment, the indenture trustee may make such arrangements for the compensation of such successor master servicer as it and such successor master servicer may agree. No funds have been set aside for a servicing transfer, and payment of expenses associated with a servicing transfer and any additional fees charged by a successor servicer will be paid from the cash flow that would otherwise be used to make payments on the notes, including the notes of your series. The indenture provides that any successor master servicer other than the indenture trustee must be a financial institution having a net worth specified in the indenture.
          The trust has covenanted in the indenture to enforce the obligations of the master servicer under the servicing agreement and if a master servicer default arises from the failure of the master servicer to perform any of its duties or obligations under the servicing agreement with respect to the receivables, the trust will take all reasonable actions available to it to remedy that failure. However, any master servicer default, other than a master servicer default described in clause (1) or clause (5) above, may be waived by the trust, but only upon consent of the noteholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of the notes of each series as to which the master servicer default relates.
          If a conservator or receiver or bankruptcy trustee is appointed for the master servicer, the conservator or receiver or bankruptcy trustee may have the power to prevent the trust from appointing a successor master servicer.
          Resignation of Master Servicer
          The servicing agreement provides that the master servicer may resign from its obligations and duties:
     •      upon a determination by the master servicer that performance of its duties is no longer permissible under applicable law, and there is no commercially reasonable action that the master servicer could take to make the performance of its duties permissible under applicable law; or
     •      with the consent of the trust, if the master servicer has found a replacement master servicer that has a long-term debt rating specified in the servicing agreement.
          If the master servicer resigns or is terminated, the trust will appoint a successor that has a long-term debt rating specified in the servicing agreement.
          The master servicer’s resignation will not become effective until a successor has been appointed. The trust will notify each rating agency with respect to the appointment of a successor master servicer. The master servicer may delegate any of its duties to another entity, but the master servicer’s delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.
          Merger or Consolidation of Master Servicer
          The servicing agreement provides that the master servicer may consolidate with, merge into, or convey its properties and assets substantially as an entirety to, another entity on the following conditions:
     (1) the entity, if other than the master servicer, formed by the consolidation or merger or that acquires the master servicer’s property and assets substantially as an entirety:
               (a) is organized and existing under the laws of the United States or any one of its states or the District of Columbia;
          (b) expressly assumes, by a supplemental agreement, the performance of every covenant and obligation of the master servicer under the servicing agreement; and

          (c) is an eligible master servicer, unless upon effectiveness of the merger, consolidation or transfer, a successor master servicer assumed the obligations of the master servicer in accordance with the servicing agreement;
          (2) the master servicer delivers to the trust an officer’s certificate stating that the merger, consolidation or transfer and such supplemental agreement comply with any applicable section of the servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that such supplemental agreement is a valid and binding obligation of the surviving entity, enforceable against the surviving entity, subject to insolvency, equity and other limitations; and
          (3) the notice of the applicable transaction is delivered to each rating agency.
          The conditions described in this paragraph do not apply to any consolidation or merger if the master servicer would be the surviving entity.
          Servicing Compensation and Payment of Expenses
          The master servicer receives a fee for its servicing activities. The share of the servicing fee allocable to each series for any payment date will be equal to one-twelfth of the product of (a) the servicing fee rate for that series and (b) the collateral amount for that series on the last day of the prior Monthly Period; provided that with respect to the first payment date for a series, the amount described in clause (b) is determined as set forth in the indenture supplement for such series.
          The master servicer will pay from its servicing compensation expenses of servicing the receivables, other than federal, state and local income and franchise taxes, if any, of the trust.
          Each series’ servicing fee is payable each period from non-principal collections allocated to the series and, if applicable, from other available amounts pursuant to the related indenture supplement. The noteholders are not responsible for any servicing fee allocable to any series; however, payment of the servicing fee allocable to a series will have priority over amounts payable to noteholders of such series pursuant to the indenture supplement for such series.
          Master Servicer Advances
          The servicing agreement provides that the master servicer will have the right, but not the obligation, to make advances to the collection account with respect to delinquent receivables, in the event that there is a shortfall in collections required to make payments on a payment date pursuant to the applicable indenture supplements. However, the master servicer will not make any such advances (a) with respect to a defaulted receivable or (b) if the master servicer does not reasonably believe that future collections on the applicable delinquent receivable will equal or exceed the amount of such advance (and interest on such advance). The master servicer will be entitled to be reimbursed for any advances made by it from collections on all receivables, not just from collections on the receivables in respect of which the master servicer has made an advance.
          Any advance by the master servicer will bear interest on each day until repaid at a rate per annum equal to the weighted average interest rate on the notes that are outstanding on such day.
          Evidence as to Master Servicer’s Compliance
          The servicing agreement provides that on or before the ninetieth day following the end of each fiscal year of the master servicer, the master servicer will deliver to the trust a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will include:
          •      a statement of the servicing party’s responsibility for assessing compliance with the applicable servicing criteria;

          •      a statement that the servicing party used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;
          •      the servicing party’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and
          •      a statement that a registered public accounting firm has issued an attestation report on the servicing party’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.
          For purposes of preparing the assessment of compliance described in the preceding paragraph, each servicing party will use the applicable servicing criteria provided under Item 1122(d) of Regulation AB.
The Indenture Trustee
          Deutsche Bank Trust Company Americas
          The indenture trustee is Deutsche Bank Trust Company Americas, a New York banking corporation. Deutsche Bank Trust Company Americas has served, and currently is serving, as indenture trustee for numerous securitization transactions and programs involving pools of dealer floorplan receivables.
          Deutsche Bank Trust Company Americas has provided the above information for purposes of complying with Regulation AB. Other than the above paragraph, Deutsche Bank Trust Company Americas has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.
          Duties and Responsibilities of Indenture Trustee
          The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Certain of the duties of the indenture trustee are described elsewhere in this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:
          •      to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;
          •      to authenticate, deliver and cancel the notes of each series;
          •      to serve as the initial transfer agent;
          •      to receive instructions from clearing agencies;
          •      to periodically report on and notify noteholders of certain matters; and
          •      to perform certain other administrative functions identified in the indenture.
          If an event of default occurs and is continuing and the indenture trustee has actual knowledge of such event of default, the indenture trustee will exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the noteholders of the affected series. See “Description of the Notes—Events of Default; Rights Upon Event of Default.”
          Limitations on Indenture Trustee’s Liability
          The indenture trustee is not liable for any errors of judgment made in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, and the indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the indenture.

          The indenture trustee will not be deemed to have knowledge of an event of default, early amortization event or master servicer default unless a responsible officer of the indenture trustee has actual knowledge of the relevant event or the indenture trustee receives written notice of the relevant event from the trust or noteholders beneficially owning notes of the affected series or all series, as applicable, aggregating not less than ten percent (10%) of the outstanding principal amount of the notes of the affected series or all series, as applicable. The indenture trustee will have no duty to monitor the performance of the trust or its agents and it will not have any liability in connection with the wrongdoing or failure to act by the trust. In addition, the indenture trustee will have no liability in connection with compliance of the trust or its agents with statutory or regulatory requirements related to the transferred receivables.
          The indenture trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the indenture or in the exercise of any of its rights or powers if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.
          Compensation and Indemnification of Indenture Trustee
          Under the terms of the indenture, the trust has agreed to pay the indenture trustee reasonable compensation for performance of its duties under the indenture and to reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. The trust has also agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any loss, liability or expense incurred by them to the extent arising out of the administration of the indenture and the performance of the indenture trustees duties under the indenture, other than any expense or loss incurred by the indenture trustee through its own willful misconduct, negligence or bad faith.
          The fees and other amounts owing to the indenture trustee will be payable from the cash flow that otherwise would be used to pay the notes, including the notes of your series.
          Appointment of Co-Trustees and Separate Trustees
          For the purpose of meeting any legal requirement of any jurisdiction in which any part of the collateral for the notes may at the time be located, the indenture trustee will have the power to appoint one or more co-trustees or separate trustees for the benefit of the noteholders, and to vest in any co-trustee or separate trustee all rights under the indenture with respect to the collateral for the notes and those powers, duties, obligations, rights and trusts as the indenture trustee considers necessary or desirable. No co-trustee or separate trustee will be required to meet the terms of eligibility as a successor trustee under the indenture and no notice to noteholders of the appointment of any co-trustee or separate trustee will be required. If a separate trustee or co-trustee is appointed, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon and exercised or performed by the indenture trustee and the separate trustee or co-trustee jointly or, in any jurisdiction where the indenture trustee is incompetent or unqualified to perform certain acts, singly by the separate trustee or co-trustee, but solely at the direction of the indenture trustee. No trustee appointed under the indenture will be personally liable for any act or omission of any other trustee appointed under the indenture. The indenture trustee may at any time accept the resignation of or remove, in its sole discretion, any separate trustee or co-trustee.
          Resignation or Removal of Indenture Trustee
          The indenture trustee may resign at any time. Noteholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding principal balance of the notes of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the trust will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the trust will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within sixty (60) days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the trust or noteholders representing not less than a majority of the aggregate outstanding principal balance of the notes of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.
          If a default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes or series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes or series of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.
          The expenses associated with changing from one indenture trustee to another will be paid from the cash flow that otherwise would be used to pay the notes, including the notes of your series.
          The indenture trustee is not responsible for the accuracy, validity or adequacy of any of the information contained in this prospectus.
          Indenture Trustee’s Annual Report
          If required under the Trust Indenture Act of 1939, the indenture trustee will be required to mail to the noteholders each year a brief report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any change in the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported. If none of the events described in the preceding sentence occurred during the previous twelve (12) months, such a report will not be required to be delivered.
The Owner Trustee
          BNY Mellon Trust of Delaware
          BNY Mellon Trust of Delaware is the owner trustee. BNY Mellon Trust of Delaware has served and currently is serving as trustee for numerous securitization transactions and programs involving pools of floorplan receivables, accounts receivable and asset based lending receivables arising under portfolios of revolving accounts.
          BNY Mellon Trust of Delaware has provided the above information for purposes of complying with Regulation AB. Other than the above paragraph, BNY Mellon Trust of Delaware has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.
          Duties and Responsibilities of Owner Trustee
          The owner trustee has agreed to hold in trust, for our use and benefit, the assets transferred to the trust under the transfer agreement. The owner trustee also acts a certificate registrar for purposes of registering the transfer of the transferor certificate and any supplemental certificates issued by the trust.
          The owner trustee is authorized, and has been directed under the trust agreement, on behalf of the trust to direct the indenture trustee to authenticate and deliver the notes from time to time pursuant to our instructions. The owner trustee is also authorized, but is not obligated, to take all actions required of the trust under the transfer agreement, the indenture and any indenture supplement, the servicing agreement or any related agreement. The owner trustee will be deemed to have fulfilled its duties and responsibilities under the trust agreement or any other related agreement to the extent the administrator has agreed in the administration agreement to perform those duties or responsibilities and the owner trustee will not be liable for the failure of the administrator to carry out its obligations under the administration agreement.

          The owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust unless we, as holder of the transferor certificate, have given our prior approval and delivered an officer’s certificate to the owner trustee certifying that we reasonably believe the trust is insolvent.
          The owner trustee will not take any of the following actions unless the owner trustee has notified us, as holder of the transferor certificate, of the proposed action and we have not notified the owner trustee in writing prior to the 30th day after receipt of the notice that we object to the proposed action:
          •      the initiation of any claim or lawsuit by the trust or the compromise of any action, claim or lawsuit brought by or against the trust, in each case except with respect to claims or lawsuits for collection of the trust’s assets;
          •      the election by the trust to file an amendment to its certificate of trust;
          •      the amendment of the indenture where the consent of any noteholder is required or in circumstances where the consent of any noteholder is not required and such amendment materially and adversely affects our interests, as holder of the transferor certificate;
          •      the amendment of the administration agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect our interests, as holder of the transferor certificate; or
          •      the appointment pursuant to the indenture of a successor note registrar, paying agent or indenture trustee, or the consent to the assignment by the note registrar, paying agent or indenture trustee of its obligations under the indenture or the trust agreement, as applicable.
          In addition, the owner trustee may not, except at our direction, remove the administrator or appoint a successor administrator.
          To the extent not inconsistent with the trust agreement or any other related document, we, as holder of the transferor certificate, may direct the owner trustee in the management of the trust.
          Limitations on Owner Trustee’s Liability
          The owner trustee will not be liable under the trust agreement for any error of judgment made in good faith by a responsible officer of the owner trustee unless it is proved that the owner trustee was grossly negligent in ascertaining the pertinent facts or for its own willful misconduct. The owner trustee will also not be liable for any action taken or not taken by the owner trustee in accordance with our instructions or the instructions of the administrator or the master servicer.
          No provision of the trust agreement or any related agreement requires the owner trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the trust agreement or any related agreement, if the owner trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not provided or reasonably assured.
          Under no circumstances will the owner trustee be liable for indebtedness evidenced by or arising under the indenture or any of the related agreements, including principal or interest on the notes, other than as expressly provided for in the trust agreement or any related agreements. The owner trustee will in no event assume or incur any liability, duty or obligation to any noteholder.
          The owner trustee will not be liable for the default or misconduct of the administrator, us, the indenture trustee or the master servicer under the indenture, the transfer agreement or the related agreements or otherwise and the owner trustee will have no obligation or liability to perform the obligations of the trust under any agreement that are required to be performed by the administrator under the administration agreement, the indenture trustee under the indenture or the master servicer under the servicing agreement.

          The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement for the trust, or to institute, conduct or defend any litigation under the trust agreement or otherwise, at the request, order or direction of us or our assigns unless we and our assigns offered to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee. The right of the owner trustee to perform any discretionary act under the trust agreement or in any related agreement may not be construed as a duty, and the owner trustee will only be answerable for its gross negligence or willful misconduct in the performance of any such act.
          Compensation and Indemnification of Owner Trustee
          We will pay the owner trustee a fee as compensation for its services under the trust agreement and will reimburse the owner trustee for its reasonable expenses. We have also agreed to indemnify the owner trustee and its successors, assigns and agents against all liabilities and all reasonable costs and expenses which may be imposed in connection with the trust agreement, the related agreements, the trust’s assets and the administration of the trust’s assets, or the action or inaction of the owner trustee under the trust agreement. However, we will not be liable to the owner trustee or any other indemnified party for any liability or expense arising from the indemnified party’s willful misconduct or gross negligence or, with respect to the owner trustee, the inaccuracy of any representation or warranty made by the owner trustee in the trust agreement.
          The fees and other amounts owing to the owner trustee will be payable from the cash flow that otherwise would be used to pay the notes, including the notes of your series, to the extent we do not pay those amounts.
          Resignation or Removal of Owner Trustee; Eligibility
          The owner trustee may resign at any time by giving written notice to the administrator. Upon receiving notice of the resignation of the owner trustee, the administrator will promptly appoint a successor owner trustee. If no successor owner trustee has been appointed within 30 days after the owner trustee gives notice of its resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.
          The owner trustee must at all times;
          (1) be a “bank” within the meaning of the Investment Company Act;
          (2) be authorized to exercise corporate trust powers;
          (3) have a combined capital and surplus at least $50 million and be subject to the supervision or examination by federal or state authorities; and
          (4) have, or have a parent that has, a rating of at least “Baa3” by Moody’s or at least “BBB” by Standard & Poor’s.
          If the owner trustee ceases to be meet the eligibility requirements described in the preceding paragraph and fails to resign after receiving notice of its ineligibility from the administrator, or if the owner trustee becomes legally unable to act or certain bankruptcy or insolvency related events occur with respect to the owner trustee, then the administrator may remove the owner trustee and appoint a successor owner trustee.
          Any resignation or removal of the owner trustee will not become effective until acceptance of appointment of a successor owner trustee and payment of all fees and expenses owed to the outgoing owner trustee.
          The expenses associated with changing from one owner trustee to another will be paid from the cash flow that otherwise would be used to pay the notes, including the notes of your series.

The Trust Portfolio
          General
          Under a receivables sale agreement between the Originators, as sellers, and us, as buyer, which we refer to as the receivables sale agreement, the Originators have designated a pool of accounts and transfer receivables in the designated accounts to us on an ongoing basis. We convey those receivables to the trust pursuant to a receivables purchase and contribution agreement between us, as seller, and the trust, as buyer, which we refer to as the receivables purchase and contribution agreement. The Originators may also designate additional accounts under the receivables sale agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts in the future will be transferred to us.
          Representations and Warranties of the Depositor
          As of the date on which any receivable is transferred by us to the trust, we represent to the trust that, among other things:
          •      such receivable is an Eligible Receivable on the date of such transfer;
          •      the receivables purchase and contribution agreement between us and the trust creates a valid and continuing security interest in such receivable, which will be prior to all liens other than liens permitted by the receivables purchase and contribution agreement or by the receivables sale agreement among us and the Originators;
          •      subject to liens permitted by, or as otherwise contemplated by, the receivables purchase and contribution agreement, we (i) have not pledged, assigned, sold or granted a security interest in, or otherwise conveyed such receivable and (ii) have not authorized the filing of and are not aware of any financing statements filed against us that included a description of collateral covering such receivable;
          •      immediately prior to our conveyance of such receivable to the trust, we own and have good and marketable title to such receivable free and clear of any lien, other than liens permitted by the receivables purchase and contribution agreement or by the receivables sale agreement among us and the Originators;
          •      all required governmental approvals in connection with the transfer of such receivable to the trust have been obtained and remain in full force and effect; and
          •      we have caused within ten (10) days after each designation of an account, filings of all appropriate financing statements in the appropriate office in the appropriate jurisdiction under applicable law in order to perfect the security interest granted to the trust under the receivables purchase and contribution agreement.
          For purposes of the representations above, liens permitted by the receivables purchase and contribution agreement or by the receivables sale agreement among us and the Originators include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers’, mechanics’, suppliers’ or similar liens arising in the ordinary course of business and liens created in favor of, or created by, the trust.
          If any of these representations is not true in any material respect for any receivable transferred by us to the trust, as of the date specified in the representation, and as a result of the breach the trust’s interest in such receivable is materially and adversely affected, including if the trust’s rights in, to and under such receivable or the proceeds of such receivables are impaired or such proceeds are not available to the trust free and clear of any lien, other than liens permitted by the receivables purchase and contribution agreement or by the receivables sale agreement among us and the Originators, then, following the applicable cure period referred to below, such receivable will be deemed to be an “ineligible receivable” and we will be required to accept reassignment of the ineligible receivable. We will be permitted sixty (60) days to cure the breach or a longer period not to exceed one hundred twenty (120) days agreed to by the trust after we discover the breach or receive notice of the breach from the trust. The breach may be considered to be cured if, within the applicable period of time, the relevant representation and warranty becomes true and correct in all material respects.
          We will purchase such ineligible receivable for a cash purchase price equal to the outstanding principal amount of such receivable, plus accrued and unpaid finance charges thereon as of the end of the preceding Monthly Period, by no later than the date on which collections of receivables for the related Monthly Period are required to be deposited in the collection account as described under “The Servicers—Collections; Commingling.” Such purchase price may be netted against payments of the purchase price for receivables owed by the trust to us.
          On each day on which we transfer receivables to the trust, we will also make representations and warranties to the trust as to:
          •      our valid existence and good standing as a corporation and our ability to perform our obligations under the receivables sale agreement and the receivables purchase and contribution agreement;
          •      our qualification to do business and good standing in each jurisdiction where our ownership or lease of property or the conduct of our business requires us to be qualified, subject to materiality qualifiers;
          •      our due authorization of the execution, delivery and performance by us of each transaction document to which we are a party; and
          •      the enforceability against us of each transaction document to which we are a party, as legal, valid and binding obligations subject to permitted insolvency- and equity-related exceptions.
          If any of the representations and warranties described in the immediately preceding paragraph is not true in any material respect and the breach of the representation or warranty has a material adverse effect on the receivables transferred by us to the trust or the availability of the proceeds of such receivables to the trust, then we will be obligated to accept retransfer of all of the receivables transferred by us to the trust unless such breach and material adverse effect caused by such breach is cured within sixty (60) days after we discover such breach or receive notice of such breach, or a longer period, not to exceed one hundred fifty (150) days. The breach may be considered to be cured if, within the applicable period of time, the relevant representation and warranty becomes true and correct in all material respects.
          The reassignment price would equal the aggregate amount of outstanding receivables as of the end of the last preceding Monthly Period, but will in no event be less than the aggregate outstanding principal balances of all series of notes, in each case as of the payment date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on all series of notes through the payment date, plus any other applicable amounts specified in any prospectus supplement.
          Reassignment of any affected receivables is the sole remedy respecting any breach of the representations and warranties described above.
          Representations and Warranties of the Originators
          In the receivables sale agreement, each Originator represents and warrants to us as of each date on which a receivable is transferred to us by such Originator that:
          •      such receivable is an Eligible Receivable on the date it is transferred to us;
          •      the receivables sale agreement creates a valid and continuing ownership interest in the receivables, which will be prior to all other liens other than liens permitted by the receivables sale agreement;
          •      immediately prior to the conveyance of the receivables under the receivables sale agreement, such Originator owned and had good and marketable title to each such receivable free and clear of any lien, claim or encumbrance other than liens permitted by the receivables sale agreement;

          •      all required governmental approvals in connection with the transfer of each such receivable to us have been obtained and remain in full force and effect;
          •      such Originator will have caused within ten (10) days after the closing date for the first series issued by the trust or within ten (10) days after each designation of an account, filings of all appropriate financing statements in the appropriate office in the appropriate jurisdictions under applicable law in order to perfect our ownership of the receivables; and
          •      subject to liens permitted by the receivables sale agreement, such Originator has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the receivables and has not authorized the filing of and is not aware of any financing statements filed against such Originator that included a description of collateral covering the receivables transferred to us other than financing statements filed pursuant to the transaction documents or that have been terminated or amended to reflect a release of security interest therein.
          For purposes of the representations above, liens permitted by the receivables sale agreement include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers’, mechanics’, suppliers’ or similar liens arising in the ordinary course of business and liens created in favor of, or created by, us.
          If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the breach our interest in such receivables is materially and adversely affected, including if our right in, to and under such receivables or the proceeds of such receivables are impaired or such proceeds are not available to us free and clear of any lien, other than liens permitted by the receivables sale agreement, then, following the applicable cure period referred to below, the receivable will be deemed to be an ineligible receivable and will be subject to repurchase by the applicable Originator as described below. The applicable Originator will be permitted sixty (60) days to cure the breach or a longer period not to exceed one hundred twenty (120) days agreed to by us after such entity discovers the breach or receives notice of the breach from us. The breach will be considered to be cured if, within the applicable period of time, the relevant representation and warranty becomes true and correct in all material respects.
          The applicable Originator will repurchase each ineligible receivable for a purchase price equal to the purchase price paid by us for that receivable, less any collections received on the receivable since the date we purchased the receivable. The applicable Originator will pay the repurchase price on the first date on which additional receivables are sold to us after the repurchase obligation arises. The repurchase price will first be netted against the purchase price payable by us for receivables sold by such Originator to us, except that if we inform such Originator that we require funds to make payments on account of the related ineligible receivable under the receivables purchase and contribution agreement or one of the other related documents, such Originator will instead pay the full repurchase price to us in cash.
          In the receivables sale agreement, each Originator will also make representations and warranties as to:
          •      its valid existence and good standing under the laws of its jurisdiction of organization and its ability to perform its obligations under the receivables sale agreement;
          •      its qualification to do business and good standing in each jurisdiction where its ownership or lease of property or the conduct of its business requires it to be qualified and where the failure to be so qualified would have a material adverse effect on its ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the receivables or our interest or its interest therein;
          •      the due authorization of its execution, delivery and performance of the receivables sale agreement and each transaction document to which it is a party;
          •      the execution, delivery and performance by it of the receivables sale agreement and each transaction document to which it is a party do not violate any law or governmental regulation, except where a violation could not reasonably be expected to have a material adverse effect on its ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the receivables or our interest or its interest therein; and
          •      the enforceability of each of the transaction documents against it as legal, valid and binding obligations, subject to permitted insolvency- and equity- related exceptions.
          If any of the representations and warranties described in the immediately preceding paragraph is false in any material respect and the breach of the representation or warranty has a material adverse effect on the receivables that we acquired from such Originator or the availability of the proceeds of the receivables to us, then the applicable Originator will be obligated to accept retransfer of all of the receivables that it transferred to us. The applicable Originator will be permitted sixty (60) days after it receives notice of such breach, or a longer period, not to exceed one hundred fifty (150) days, as may be specified in the notice, to cure the breach.
          The reassignment price for such receivables would be payable on the first payment date following the Monthly Period in which the reassignment obligation arises and would be equal to the purchase price paid by us for such receivables, less all collections on such receivables received by us.
          Covenants
          In the receivables sale agreement, each Originator covenants that it will comply with and perform its obligations under the Financing Agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not materially or adversely affect our rights.
          Addition of Accounts
          We have the option to designate additional accounts in respect of the trust, the receivables in which will be sold to us and assigned by us to the trust, if an Originator is willing to designate additional accounts under the receivables sale agreement among us and the Originators. We may continue designating additional accounts without obtaining confirmation of the rating of any outstanding notes, so long as the following limits are not exceeded with respect to receivables:
               •      during the calendar quarter in which such addition occurs, the number of new accounts (excluding RAC Accounts) for dealers that are financing products of the type already being financed by an Originator and that are purchasing such products from manufacturers with which an Originator has an existing business arrangement, does not exceed seven and one-half percent (7.5%) of the number of all accounts designated by us with respect to the trust as of the end of the preceding calendar quarter,
               •      during the twelve months ending at the beginning of such calendar quarter, the number of new accounts (excluding RAC Accounts) designated by us does not exceed fifteen percent (15%) of the number of all accounts designated by us as of the beginning of such twelve (12) month period,
               •      during the calendar quarter in which such accounts are added, the outstanding balance of the principal receivables in the new accounts (excluding RAC Accounts) designated by us, measured as of the effective date of such designation, does not exceed seven and one-half percent (7.5%) of the aggregate outstanding amount of principal receivables in the trust as of the end of the preceding calendar quarter, and
               •      during the twelve (12) months ending at the beginning of such calendar quarter, the outstanding balance of the principal receivables in the new accounts (excluding RAC Accounts) designated by us, measured as of the effective date of such designation, does not exceed fifteen percent (15%) of the aggregate outstanding amount of principal receivables in the trust as of the beginning of such twelve (12) month period.

          An account that is removed from the list of accounts applicable to the trust for the purpose of permitting an Originator to convey a participation interest in receivables arising in such account and that, after such participation interest is created, is designated as an additional account by us with an addition date that is no more than forty-five (45) days after its removal date, will not need to satisfy the limits described above.
          We may exceed these limitations or add accounts acquired by an Originator from another entity if the Rating Agency Condition is satisfied.
          In addition, if at the end of any Monthly Period, the Free Equity Amount is less than the Minimum Free Equity Amount or the Note Trust Principal Balance is less than the Required Principal Balance, we will be required to make an addition of accounts to the trust on or before the tenth (10th) business day following that Monthly Period. The amount of the required addition is the amount necessary so that the Free Equity Amount and the Note Trust Principal Balance, in each case computed on a pro forma basis as if the additional accounts have been designated prior to the end of the Monthly Period, would at least equal the Minimum Free Equity Amount and Required Principal Balance, respectively.
          When we designate additional accounts in respect of the trust, we must satisfy several conditions, including:
          •      we must give the trust prior notice of such designation, and if the additional accounts would exceed the limits described above for additional accounts or include accounts purchased by an Originator from any other entity, then the Rating Agency Condition must be satisfied;
          •      we must deliver a written assignment to the trust;
          •      we must represent and warrant that:
               •      each additional account is an Eligible Account and each receivable in such additional account is an Eligible Receivable as of the applicable cut-off date relating to such additional accounts;
               •      no selection procedures that we believe to be materially adverse to the trust or any of its creditors were used in selecting the additional accounts from the available eligible accounts;
               •      we are not insolvent on the addition date; and
               •      the receivables purchase and contribution agreement and the related assignment transfer ownership to the trust, or create a valid security interest in favor of the trust, in the receivables in such accounts free and clear of any liens except for liens permitted under the receivables sale agreement or the receivables purchase and contribution agreement; and
          •      we must deliver an opinion of counsel with respect to the perfection of the transfer.
          Removal of Accounts
          We also have the right, from time to time, to remove one or more accounts from the list of designated accounts and to require the reassignment to us of all receivables in the removed accounts, whether the receivables already exist or arise after the designation. If an account is removed from the list of designated accounts, receivables related to that account will no longer be transferred to the trust. Our right to remove Eligible Accounts is subject to the satisfaction of several conditions, including that:
               (1) the Rating Agency Condition must be satisfied;
               (2) we certify that:

             (a) we reasonably believe that individual accounts or administratively convenient groups of accounts were chosen for removal on a random basis;
             (b) we reasonably believe that no selection procedures believed by us to be materially adverse to the trust or its creditors were used in selecting the removed accounts; and
             (c) we reasonably believe that the removal will not cause an early amortization event; and
               (3) the amount of the principal receivables in the removed accounts will not exceed a specified amount.
          We do not need to satisfy such conditions in order to remove accounts other than Eligible Accounts.
          From time to time, we will also designate inactive accounts as removed accounts without satisfying the conditions described above. Inactive accounts are accounts that have had a zero balance and under which no funding has occurred for at least the preceding twelve months.
          The trust may transfer delinquent receivables to us from time to time, whether or not in connection with a removal of the related account. We may transfer such delinquent receivables to one of our shareholders or to another affiliate of ours that is not at that time an Originator.
          In addition an Originator may also choose to stop making advances to a dealer, manufacturer or distributor under a particular account from time to time.
          Funding Period
          On the closing date for any series of notes, the total amount of principal receivables that are available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period, which is the period from that series’ closing date to the earliest of:
          •      the date that series’ collateral amount equals the sum of the principal amount of that series of notes and any required excess collateral amount for that series;
          •      the date specified in the related prospectus supplement, which will be no later than one year after that series’ closing date; and
          •      the commencement of an early amortization period.
          During the funding period, the portion of the collateral amount not invested in principal receivables will be maintained by the trust either as cash held in a prefunding account or, if the maximum funding period for any series is longer than one month, in the form of eligible investments of a type approved by the rating agencies for the related series. On the closing date for that series of notes, this amount may be up to one hundred percent (100%) of the principal balance of that series of notes. The collateral amount for that series will increase as new principal receivables are transferred to the trust or as the collateral amounts of other outstanding series of notes are reduced. The collateral amount may decrease due to investor charge-offs allocated to the series.
          During the funding period, the trust will pay to us funds on deposit in the prefunding account as the collateral amount increases. If the portion of the collateral amount that is not invested in principal receivables will be maintained by the trust in the form of eligible investments, rather than cash, then on the maturity date for any eligible investment the trust will either pay the proceeds of the eligible investment to us to the extent of any increase in the collateral amount or, if the collateral amount has not been increased by an amount at least equal to those proceeds, will deposit any remaining proceeds not transferred to us into the excess funding account. If the collateral amount for that series is not increased so that the initial collateral amount equals the sum of the initial principal amount of the notes of that series and the required excess collateral amount for that series by the end of the funding period, the trust will repay to noteholders any amount remaining in the prefunding account or any proceeds of eligible investments held in the excess funding account.
          The prospectus supplement for a series with a funding period will set forth:
          •      the series’ initial collateral amount;
          •      the initial principal amount of the series of notes;
          •      the date on which the series’ collateral amount is expected to equal the sum of the series’ initial principal amount and the required excess collateral amount for that series; and
          •      the date by which the funding period will end.
          Notice of Changes in Trust Portfolio
          If the designation of additional accounts or removal of accounts materially changes the composition of the trust portfolio, we will include updated information with respect to the composition of the trust portfolio in a report on Form 10-D, which will be filed with the SEC, unless similar information with respect to the trust portfolio was otherwise previously filed in a periodic report filed with the SEC pursuant to the Exchange Act or filed with the SEC in connection with the filing by us of a prospectus supplement or registration statement relating to the trust.
Description of the Notes
          The trust will issue one or more series of notes under a master indenture and one or more indenture supplements entered into by the trust and the indenture trustee. The following summaries describe some provisions that we expect will be common to each series of notes. The accompanying prospectus supplement describes additional terms specific to the notes of your series. The summaries are qualified by all of the provisions of the receivables purchase and contribution agreement, the receivables sale agreement, the servicing agreement, the trust agreement for the trust, the indenture and the related indenture supplement.
          General
          The notes will be secured by and paid from the assets of the trust. The amount of receivables constituting collateral for any series of notes, called its collateral amount, will be specified in the related prospectus supplement. The amount available to make payments on each series of notes on each payment date will be a portion of the principal collections and non principal collections received by the trust based on the allocation percentage for that series of notes, which will be based on the collateral amount for that series and will be calculated as described in the related prospectus supplement.
          Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive specified payments of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:
          •      principal payments;
          •      maturity date;
          •      interest rate; and
          •      availability and amount of credit enhancement.

          We or our assigns will have the right to receive all cash flows from the assets of the trust other than the amounts required to make payments for any series. Our interest is called the transferor interest.
          During the revolving period, the amount of collateral for a series of notes offered under this prospectus will remain constant unless reduced on account of:
          •      defaulted receivables; or
          •      reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from non-principal collections.
          See “The Servicers—Defaulted Receivables; Investor Charge-Offs” in this prospectus. The amount of principal receivables and the Note Trust Principal Balance, however, will vary each day as new principal receivables are created and others are paid. The transferor interest will fluctuate each day to absorb the changes in the amount of the Note Trust Principal Balance. When a series is amortizing, the collateral amount for that series will decline as principal receivables are collected and paid, or accumulated for payment, to the noteholders. As a result, the transferor interest will generally increase to reflect reductions in the collateral amount for that series and will also change to reflect the variations in the amount of principal receivables. The transferor interest may also be reduced as the result of new issuances by the trust. See “Description of the Notes—New Issuances of Notes” in this prospectus.
          Generally, notes offered under this prospectus and the accompanying prospectus supplement:
          •      will be represented by notes registered in the name of a DTC nominee;
          •      will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and
          •      will be available for purchase in book-entry form only.
          The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.
          DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial ownership interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders or holders of notes refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from DTC participants.
          The accompanying prospectus supplement may state that an application will be submitted to list your series or class of notes on the Irish Stock Exchange or another exchange.
          None of us, the administrator, the owner trustee, the indenture trustee or the master servicer, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by us, the master servicer, the administrator, the owner trustee, the indenture trustee, or any other person or entity.
          New Issuances of Notes
          The trust may, from time to time, issue one or more new series or, for any multiple issuance series, notes of any class for that series. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and enhancements that are different than those for any other series. No prior noteholders’ consent will be required for the issuance of an additional series, and we do not expect to request such consents. We may offer any series or class relating to a new series or a multiple issuance series under this prospectus, a prospectus supplement or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act either directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.
          No new series or, for any multiple issuance series, notes of any class for that series, may be issued unless we satisfy various conditions, including that:
               (1) the Rating Agency Condition is satisfied;
               (2) we certify, based on the facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount or timing of distributions to be made to any class of noteholders;
               (3) after giving effect to the new issuance, the Note Trust Principal Balance is not less than the Required Principal Balance and the Free Equity Amount is not less than the Minimum Free Equity Amount; and
               (4) we deliver an opinion of counsel to the effect that, for federal income tax purposes:
     (a) except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;
     (b) the issuance will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;
     (c) the new issuance will not cause the trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and
     (d) the new issuance will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder.
          For any multiple issuance series, there are no restrictions on the timing or amount of any additional issuance of notes, so long as the conditions described above are met. As of the date of any additional issuance of an outstanding class of notes of a multiple issuance series, the outstanding principal balance of that series will be increased to reflect the principal amount of the additional notes. When issued, the additional notes of an outstanding class of notes of a multiple issuance series will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the other outstanding notes of that class without preference, priority or distinction.
          The trust may, from time to time, issue a series that will be allocated receivables and/or collections relating to excess concentrations. “Excess concentrations” may be determined to be receivables of one or more dealers, manufacturers or distributors, or receivables secured by one or more types of products.
          Collateral Amount; Allocation of Collections
          The notes will be secured by and paid from the assets of the trust. The amount of receivables constituting collateral for any series of notes, called its collateral amount, will be specified in the related prospectus supplement, and initially will generally equal the initial outstanding principal amount of the notes of that series plus the initial excess collateral amount, if any, for that series of notes. During the revolving period, the amount of collateral for a series of notes offered under this prospectus will remain constant unless reduced on account of:
          •      defaulted receivables; or

          •      reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from non-principal collections.
          See “The Servicers—Defaulted Receivables; Investor Charge-Offs” in this prospectus. When a series is amortizing, the collateral amount for that series will decline as transferred principal receivables are collected and paid to the noteholders.
          The amount available to make payments on each series of notes on each payment date generally will be a portion of the collections of transferred principal receivables received by the trust based on the allocation percentage for that series of notes, which will be based on the collateral amount for that series. The collateral amount for each series of notes will be calculated as described in the related prospectus supplement.
          Book-Entry Registration
          This section describes the form your notes will take, how your notes may be transferred and how payments will be made to you.
          The information in this section concerning DTC and DTC’s book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.
          You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.
          Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
          DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
          Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.
          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

          Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
          Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only “noteholder” or “holder” of notes will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants which, in turn, will exercise the rights of noteholders through DTC.
          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.
          Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.
          DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.
          Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of various currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

          Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
          Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Code of Conduct for Clearing and Settlement and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
          Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.
          Definitive Notes
          Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:
          •      the trust advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series of notes, and the trust is unable to locate a qualified successor; or
          •      after the occurrence of an event of default, note owners representing not less than fifty percent (50%)—or another percentage specified in the accompanying prospectus supplement—of the outstanding principal balance of the notes of that series advise DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of those note owners.
          If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes of the applicable series and instructions for re-registration, the trust will execute and the indenture trustee will authenticate such notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

          Payment of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Payments on definitive notes will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note—whether definitive notes or the notes registered in the name of Cede & Co. representing the notes—will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final payment to noteholders. The indenture trustee will mail such notice to registered noteholders not later than the fifth day of the month of the final distribution.
          Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the trust and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
          Interest Payments
          Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed or floating rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated. A floating or variable interest rate could be based on any index of interest rates for debt.
          Interest payments or deposits on any payment date will be paid from:
          •      non-principal collections allocated to your series during the preceding Monthly Period or Monthly Periods;
          •      non-principal collections allocated to other series and made available as described under “Description of the Notes—Shared Excess Non-Principal Collections” in this prospectus;
          •      investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement;
          •      any credit enhancement or derivative instrument, to the extent available for the series, as described in the related prospectus supplement; and
          •      reallocated principal collections, if any.
          If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account. In addition, for any series, any accrued and unpaid interest not paid as of the final maturity date for that series will be due and payable on the final maturity date for that series.
          Principal Payments
          Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the accompanying prospectus supplement, principal may be payable on any class of notes during the revolving period in connection with a partial amortization. A partial amortization would occur if we were required to add receivables and the applicable Originator did not designate sufficient eligible accounts and we elected to avoid an early amortization event by commencing a partial amortization.
          The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be used to repay the notes of that series. That new period is called an amortization period if partial principal payments are made each month, and is called an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class of notes in full on an expected payment date. If the amount paid or accumulated each month is limited to some specified figure, then the period may be called a controlled accumulation period.
          However, each series will also be subject to early amortization events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon an early amortization event, an early amortization period will begin, during which principal will be payable to noteholders monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than early amortization events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.
          Principal payments for any class of notes will be paid from collections of principal receivables allocated to the related series and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.
          Funds on deposit in any principal account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a class of notes at the end of an accumulation period, that class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.
          Length of Controlled Accumulation Period
          The prospectus supplement for any series having a controlled accumulation period will specify the date on which that period is scheduled to commence and the scheduled length of that period.
          If specified in the prospectus supplement for any series having a controlled accumulation period, the trust will also suspend the controlled accumulation period if the trust:
          •      obtains a qualified maturity agreement in which an eligible institution agrees to deposit in the related principal account on the expected principal payment date for each class of notes of that series an amount equal to the outstanding principal balance of those notes as of their respective expected principal payment dates; and
          •      delivers an opinion of counsel to the indenture trustee to the effect that the qualified maturity agreement is enforceable against the provider of that agreement.
          The trust has pledged as security to the indenture trustee, for the benefit of the noteholders of the related series, all right, title and interest in any qualified maturity agreement.
          If the trust obtains a qualified maturity agreement, the trust will cause the provider of that agreement to deposit in the principal account for the related series or class on or before its expected principal payment date an amount equal to the outstanding principal balance of that series or class. However, on the expected principal payment date for any series or class, the trust may instead elect to fund all or a portion of the required deposit from either the proceeds of a new series or collections of principal receivables and other amounts allocated to that series or class for that purpose.
          A qualified maturity agreement for any series or class will terminate at the close of business on the related expected principal payment date. However, the trust will terminate a qualified maturity agreement earlier than the expected principal payment date if one of the following occurs:

               (1) the institution providing the qualified maturity agreement ceases to be an eligible institution and the trust either obtains a substitute qualified maturity agreement or is permitted to terminate the qualified maturity agreement without obtaining a substitute qualified maturity agreement under the circumstances described in the following paragraph; or
               (2) an early amortization event occurs for the related series.
          If the institution providing a qualified maturity agreement ceases to be an eligible institution, the trust will use its best efforts to obtain a substitute qualified maturity agreement, unless the trust would be permitted to terminate the qualified maturity agreement without obtaining a substitute qualified maturity agreement. The trust will not be required to obtain a substitute qualified maturity agreement when a qualified maturity agreement is terminated if:
          •      the termination occurs prior to the date on which the controlled accumulation period is scheduled to begin based on the master servicer’s estimate of the number of months needed to fully fund the principal account, as determined on the determination date preceding the termination of the qualified maturity agreement; and
          •      the available reserve account amount equals the required reserve account amount, unless the qualified maturity agreement is terminated prior to the first date on which a deposit to the reserve account would have been required to be made pursuant to the related indenture supplement.
          If the trust is unable to obtain a substitute qualified maturity agreement and the conditions described in the preceding sentence are not satisfied, the controlled accumulation period will commence on the date described in the following paragraph and the trust will not terminate the qualified maturity agreement until the amount on deposit in the principal account is sufficient to pay in full all classes of notes that were covered by such qualified maturity agreement.
          If the institution providing a qualified maturity agreement ceases to qualify as an eligible institution prior to the earlier of the expected principal payment date for the related series or class and the commencement of the early amortization period for that series and the trust does not obtain a substitute qualified maturity agreement, the controlled accumulation period will begin on the later of:
          •      the date on which the controlled accumulation period was scheduled to begin based on the master servicer’s estimate of the number of months needed to fully fund the principal account; and
          •      the first day of the Monthly Period following the day on which the institution providing the qualified maturity agreement ceased to be an eligible institution.
          Early Amortization Events
          The revolving period for your series will continue through the date specified in the accompanying prospectus supplement unless an early amortization event occurs prior to that date.
          An early amortization event may occur with respect to any series upon the occurrence of any event specified in the prospectus supplement for such series. On the date on which an early amortization event with respect to a series occurs, the early amortization period or, if so specified in the prospectus supplement for such series, the controlled accumulation period will commence. If, because of the occurrence of an early amortization event with respect to a series, the early amortization period for such series begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date for such series, noteholders of such series will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes of such series.
          In addition to the consequences of an early amortization event discussed above, unless otherwise specified in the accompanying prospectus supplement, if insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to us, on the day of that event we will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the owner trustee of this event. Any principal receivables or participation interests transferred to the trust prior to the event, as well as collections on those principal receivables, participation interests and non-principal collections accrued at any time with respect to those principal receivables, will continue to be part of the assets in which the trust has an interest.
          If the only early amortization event to occur is our insolvency, the court may have the power to require the continued transfer of receivables to us, in which event we will continue to transfer receivables to the trust. See “Risk Factors—Bankruptcy of an Originator or the Depositor or Other Parties Could Result in Delays and Reductions in Payments on the Notes” in this prospectus.
          Events of Default; Rights Upon Event of Default
          An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:
          (1) the trust fails to pay principal of any note of that series when it becomes due and payable on the Series Maturity Date for that series of notes;
          (2) the trust fails to pay interest when it becomes due and payable and the default continues for a period of thirty-five (35) days;
          (3) bankruptcy, insolvency or similar events relating to the trust;
          (4) the trust fails to observe or perform covenants or agreements made in the indenture in respect of the notes of that series, and:
               (a) the failure continues, or is not cured, for sixty (60) days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing twenty-five percent (25%) or more of the then-outstanding principal balance of that series of notes; and
               (b) as a result, the interests of such noteholders are materially and adversely affected, and continue to be materially and adversely affected during the sixty (60) day period; or
          (5) any additional event specified as an event of default in the indenture supplement related to that series.
          An event of default will not occur if the trust fails to pay the full principal amount of a note on its expected principal payment date (although such failure may constitute an early amortization event for notes of such series).
          An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.
          If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee with respect to the notes of a particular series, noteholders holding a majority of the then-outstanding principal balance of the notes of that series may rescind the declaration of acceleration of maturity if:

               (1) the trust has paid or deposited with the indenture trustee all principal and interest due on such notes and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and
               (2) all events of default for such series (other than the non-payment of the principal or interest of the notes of such series) have been cured or waived.
          Subject to those provisions for indemnification and those limitations contained in the indenture, noteholders holding not less than a majority of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to such series if an event of default has occurred and is continuing. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding not less than a majority of the then-outstanding principal balance of each class of the notes of the affected series or, with respect to any series with two or more classes, each class may also waive any event of default with respect to the notes of such series, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder of that series.
          After acceleration of a series of notes, principal collections and non-principal collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the Series Maturity Date for such notes. Funds in the collection account and the other trust accounts for an accelerated series of notes and funds in the excess funding account that are available to that series will be applied immediately to pay principal of and interest on those notes.
          Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.
          In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. No noteholder will have the right to institute any proceeding with respect to the indenture unless the following conditions are met:
          •      such noteholder has previously given the indenture trustee written notice of a continuing event of default;
          •      the noteholders of at least twenty-five percent (25%) of the then-outstanding principal balance of each affected series request in writing the indenture trustee institute a proceeding as indenture trustee;
          •      such noteholder or noteholders offer indemnification to the indenture trustee that is satisfactory to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;
          •      the indenture trustee has not instituted a proceeding within sixty (60) days after receipt of the request and offer of indemnification; and
          •      during the sixty (60) day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than fifty percent (50%) of the then-outstanding principal balance of the notes of each affected series a direction inconsistent with the request.
          If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders of any affected series, each representing no more than fifty percent (50%) of the then-outstanding principal balance of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.
          Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.
          Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may do one or more of the following:
          •      institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series, enforce any judgment obtained and collect from the trust money determined to be due; or
          •      take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.
          Subject to the conditions described in the following sentence, the indenture trustee also may cause the trust to sell randomly selected receivables (or interests therein), in an amount equal to the collateral amount for the series of accelerated notes. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:
          •      receipt by the indenture trustee of the consent in writing of all noteholders of the affected series;
          •      determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee is directed to exercise such remedy by noteholders holding more than fifty percent (50%) of the then-outstanding principal amount of the affected series; or
          •      determination by the indenture trustee that the assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least sixty six and two thirds percent (66 2/3%) of the then-outstanding principal balance of each class of the notes of the affected series.
          The remedies described above are the exclusive remedies provided to noteholders, and each noteholder by accepting its interest in the notes of any series and the indenture trustee expressly waive any other remedy that might have been available under the Uniform Commercial Code.
          The indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if:
               (1) the indenture trustee is advised by counsel that the action it is directed to take is in conflict with applicable law or the indenture;
               (2) the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or
               (3) the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.
          The indenture trustee will covenant and the noteholders will be deemed to covenant that they will only institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy law if noteholders holding not less than sixty six and two thirds percent (66 2/3%) of the outstanding principal balance of each class of each series of notes have approved such filing. They will also covenant or be deemed to have covenanted not to institute this type of proceeding against us in any case.

          None of us, the administrator, the owner trustee, the indenture trustee, the master servicer nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by us, the master servicer, the administrator, the owner trustee, the indenture trustee, or any other person or entity.
          Shared Excess Non-Principal Collections
          If a series is identified in the prospectus supplement for that series as included in a group, non-principal collections allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series that are included in the same group. The master servicer on behalf of the trust will allocate the aggregate of the excess non-principal collections for all series in the same group to cover any payments required to be made out of non-principal collections for any series in that group that have not been covered out of the non-principal collections allocable to those series. If the non-principal shortfalls exceed the excess non-principal collections for any group for any Monthly Period, excess non-principal collections will be allocated pro rata among the applicable series based on the relative amounts of non-principal shortfalls.
          Shared Principal Collections
          Each series will share excess principal collections with each other series unless the related prospectus supplement excludes that series from this sharing arrangement. If a principal sharing series is allocated principal in excess of the amount needed for deposits or distributions of principal collections, that excess will be shared with other principal sharing series. The master servicer, on behalf of the trust, will allocate the aggregate of the shared principal collections for all principal sharing series to cover any principal shortfalls for other principal sharing series and, if applicable, to cover any other applicable amounts specified for that purpose in the related prospectus supplements. Principal shortfalls for each series will be calculated as described in the related prospectus supplements.
          If the principal shortfalls exceed the amount of shared principal collections for any Monthly Period, shared principal collections for all principal sharing series will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be available for distribution by the trust to us or our assigns or will be deposited in the excess funding account under the circumstances described under “—Excess Funding Account” in this prospectus.
          Discount Option
          We have the option to reclassify a percentage of principal collections as non-principal collections and a percentage of the principal receivables as non-principal receivables by applying a discount factor. The “discount factor” means, for any Monthly Period, 0% or such higher percentage not to exceed 2% as we in our sole discretion may designate in accordance with the following sentence; provided that we may not designate a discount factor greater than 0% for any Monthly Period if such designation would cause the amount of principal receivables held by the trust, together with the amount on deposit in the excess funding account, to be less than the Required Principal Balance or the Free Equity Amount to be less than the Minimum Free Equity Amount as of the effective date of such designation. We will provide written notice to the master servicer and the indenture trustee of any initial designation, increase or reduction of the discount factor for any Monthly Period by not later than the transfer date following the end of such Monthly Period and such initial designation, increase, reduction or elimination will become effective for such Monthly Period as of the first day of such Monthly Period. See “Risk Factors— Recharacterization of Principal Collections and Principal Receivables Would Reduce Principal Collections and Principal Receivables and May Require the Addition of New Receivables” in this prospectus.
          Excess Funding Account
          If the Free Equity Amount is less than the Minimum Free Equity Amount, then, subject to the terms of the indenture supplements for series issued by the trust, certain available principal collections will be deposited into the excess funding account to the extent necessary so that the Free Equity Amount is not less than the Minimum Free Equity Amount. Funds on deposit in the excess funding account will be withdrawn and paid to us on any day to the extent that the Free Equity Amount exceeds the Minimum Free Equity Amount. If one or more series issued by the trust is in an amortization period, then, subject to the limitations in the indenture, funds may be withdrawn from the excess funding account to be applied to principal shortfalls, if any, with respect to each such series that is a principal sharing series.
          Investment earnings on amounts on deposit in the excess funding account (net of losses and investment expenses) will be treated as non-principal collections and allocated to each series based on the respective allocation percentages for each series.
          Voting Rights; Amendments
     Receivables Sale Agreement, Receivables Purchase and Contribution Agreement and Servicing Agreement
          The receivables sale agreement may be amended by us and the Originators, the receivables purchase and contribution agreement may be amended by us and the trust, the servicing agreement may be amended by the master servicer and the trust, in each case without the consent of the noteholders. However, the trust will covenant to the indenture trustee that it will not amend the receivables purchase and contribution agreement or the servicing agreement or consent to any amendment of the receivables sale agreement, unless:
     (1) the trust has received a certificate from one of our authorized officers stating that the amendment will not:
     (a) result in the occurrence of an early amortization event or an event of default; or
     (b) materially and adversely affect the amount or timing of distributions to be made to the noteholders; or
     (2) the Rating Agency Condition is satisfied; or
     (3) the trust obtains the consent of noteholders representing more than sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of the notes of each series affected by the amendment for which we have not delivered to the trust a certificate of an authorized officer stating that the amendment will not:
          (a) result in the occurrence of an early amortization event or an event of default; or
          (b) materially and adversely affect the amount or timing of distributions to be made to the noteholders.
          The trust will also covenant to the indenture trustee that, notwithstanding the foregoing clauses (1) through (3) above, the trust will not enter into any amendment of the receivables purchase and contribution agreement or the servicing agreement or consent to any amendment of the receivables sale agreement if the amendment:
     (1) reduces the amount of, or delays the timing of:
          (a) distributions to noteholders of any series, or
          (b) the amount available under any credit enhancement agreement, in each case with respect to clause (a) or clause (b), without the consent of each affected noteholder;
     (2) changes the manner of calculating the interest of any noteholder without the consent of each affected noteholder; or

          (3) would reasonably be expected to adversely affect the ratings of any series or class then maintained by any rating agency, without the consent of noteholders representing more than sixty-six and two-thirds percent (66 2/3%) of the outstanding principal balance of each affected series or class.
          For purposes of clause (1) above, changes in early amortization events or events of default that decrease the likelihood of the occurrence of those events will not be considered reductions in the amount of, or delays in the timing of: (i) any distributions to be made to noteholders of any series or (ii) the amount available under any credit enhancement agreement.
               Trust Agreement
          The trust agreement may be amended by us and the owner trustee, without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provision in the trust agreement, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying the rights of the holder of the transferor certificate if:
          •      we certify that the action will not adversely affect in any material respect the interests of the holder of the transferor certificate; and
          •      Standard & Poor’s confirms that the amendment will not impair its rating of any outstanding class of notes.
               Indenture
          The trust and the indenture trustee may, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture or any indenture supplement for any of the following purposes:
          •      to correct or amplify the description of any property subject to the lien of the indenture, or to enhance the indenture trustee’s lien under the indenture, or to add to the property pledged to secure the notes;
          •      to reflect the agreement of another entity to assume the role of the trust when permitted under the indenture;
          •      to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust if such surrender would not have a material adverse effect on the noteholders;
          •      to transfer or pledge any property to the indenture trustee for the benefit of the noteholders;
          •      to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions concerning matters arising under the indenture or in any supplemental indenture as long as that action would not materially adversely affect the interests of the noteholders;
          •      to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture, in each case subject to the applicable terms of the indenture;
          •      to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted; or
          •      to permit the issuance of one or more new series of notes under the indenture.
          The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture or any indenture supplement, upon:

     (1) the trust’s delivery of a certificate from one of our authorized officers to the effect that all requirements for the amendment have been satisfied and that the trust reasonably believes that the action will not (i) cause an early amortization event or an event of default or (ii) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and
     (2) receipt by the trust of an opinion of counsel to the effect that for federal income tax purposes:
          (a) such action will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;
          (b) such action will not cause the trust to be deemed to be an association or publicly traded partnership taxable a corporation; and
          (c) such action will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder.
          The trust and the indenture trustee may also, without the consent of the noteholders of any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust to avoid the imposition of state or local income or franchise taxes on the trust’s property or its income; provided, that the indenture trustee receives a certificate from one of our authorized officers to the effect that the proposed action does not adversely affect the rights, duties or obligations of the indenture trustee or the trust under the indenture.
          If the provisions set forth above under this caption “—Indenture” do not apply to a supplemental indenture, then the trust and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:
          •      change the due date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note or interest thereon is payable;
          •      impair the right to institute suit for the enforcement of specified payment provisions of the indenture;
          •      reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;
          •      reduce the percentage of the aggregate principal amount of the notes required to direct the indenture trustee to direct the trust to sell assets of the trust if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;
          •      decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;
          •      modify provisions of the indenture prohibiting the voting of notes held by any other party obligated on the notes, us, or any of our or their affiliates; or
          •      permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

          The trust and the indenture trustee may otherwise, with the consent of noteholders holding at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or the indenture supplement relating to such series or to change the rights of the noteholders under the indenture and such series supplement.
               List of Noteholders
          Holders of not less than ten percent (10%) of the outstanding principal amount of any series of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.
          Fees and Expenses Payable From Collections
          On the business day preceding each payment date, the trust will determine:
          •      the amount of fees and any other amounts payable to the indenture trustee;
          •      the amount of fees and any other amounts payable to the owner trustee; and
          •      the amount of fees and any other amounts payable to the administrator;
          and, if the above fees and expenses have not been paid by us or the trust, will allocate those fees and expenses, to the extent any of those amounts are solely attributable to one series, to each series as to which they are solely attributable, and any amounts remaining will be allocated to each series according to their respective allocation percentages. The amount allocated to each series will be paid on the following payment date. The indenture supplement for any series may specify a cap on the amount of these fees and expenses that are payable from the collections allocated to that series on any payment date.
          In addition, a portion of the monthly servicing fee payable to the master servicer on each payment date will be allocated to each series as described under “The Servicers—Servicing Compensation and Payment of Expenses” in this prospectus.
          Final Payment of Principal
          If so specified in the prospectus supplement relating to a series, we will have the option to exercise a clean-up call with respect to that series, but only if the purchase price paid to the trust is sufficient to pay all amounts owing to the noteholders of that series and all other amounts specified for that series in the related indenture supplement.
          For any series, the related prospectus supplement may specify additional conditions to our purchase option.
          Each prospectus supplement will specify the final maturity date for the related notes, which will generally be a date falling substantially later than the expected principal payment date. For any class of notes, principal will be due and payable on the final maturity date. Additionally, the failure to pay principal in full not later than the final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under “Description of the Notes—Events of Default; Rights Upon Event of Default” in this prospectus.

          Satisfaction and Discharge of Indenture
          The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.
Credit Enhancement
          General
          For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account or the use of cross support features or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement.
          The prospectus supplement for each series will describe the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.
          If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:
          •      the amount payable under that credit enhancement;
          •      any conditions to payment not described here; and
          •      the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced.
          The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:
          •      a brief description of its principal business activities;
          •      its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;
          •      if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and
          •      its total assets, and its stockholders’ or policy holders’ surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.
          If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more early amortization events with respect to that series. The credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.

          Subordination
          If so specified in the accompanying prospectus supplement, one or more classes of notes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.
          The accompanying prospectus supplement will also set forth information concerning:
          •      the circumstances in which subordination of one or more classes will be applicable;
          •      the manner, if any, in which the amount of subordination will decrease over time; and
          •      the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.
          If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.
          Letter of Credit
          If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.
          The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.
          Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral
          If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:
          •      a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;
          •      a cash collateral account; or
          •      a collateral amount in excess of the initial principal amount of the notes for that series.
          The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:
          •      to the extent we elect to apply collections of principal receivables allocable to the excess collateral to decrease the excess collateral;

          •      to the extent collections of principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and
          •      to the extent excess non-principal collections must be deposited into the cash collateral account.
          The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.
          Derivative Agreements
          If so specified in the accompanying prospectus supplement, a series or one or more classes may have the benefits of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the trust will receive payments from counterparties to the derivative agreements in exchange for the trust’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.
          Surety Bond or Insurance Policy
          If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.
          If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.
          If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:
          •      consent to amendments to the indenture or direct the trust to take any action under the receivables purchase and contribution agreement, the servicing agreement or any other document applicable to that series;
          •      if an event of default occurs, accelerate the notes of that series or direct the indenture trustee to exercise any remedy available to the noteholders; or
          •      waive any event of default or early amortization event for that series.
          Spread Account
          If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the assets of the trust into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

          Reserve Account
          If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, promissory note, guarantee or insurance policy or any combination of these arrangements. The reserve account will be established to assist with the payment of principal or interest on the notes of that series or the related class or the payment of any other amount specified in the accompanying prospectus supplement in the manner provided in the accompanying prospectus supplement.
Note Ratings
          Any rating of the notes by a rating agency will reflect:
          •      its view on the likelihood that noteholders will receive required interest and principal payments; and
          •      its evaluation of the receivables and the availability of any credit enhancement for the notes.
          Among the things a rating will not indicate are:
          •      the likelihood that principal payments will be paid on a scheduled date;
          •      the likelihood that an early amortization event or an event of default will occur;
          •      the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;
          •      the marketability of the notes;
          •      the market price of the notes; or
          •      whether the notes are an appropriate investment for any purchaser.
          A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.
          We will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers to a rating agency selected by us to rate the securities issued by the trust.
U.S. Federal Income Tax Consequences
          The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury regulations promulgated thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer Brown LLP, special federal tax counsel for the trust, as qualified in this summary. Mayer Brown LLP has prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences” and is of the opinion that they are correct in all material respects.

          The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes as a position in a “straddle” for tax purposes or as part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes and one or more other investments, trusts and estates and pass-through issuers the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the federal income tax consequences of the initial investors and not a purchaser in the secondary market and also is limited to investors who have purchased notes and hold those notes as capital assets within the meaning of section 1221 of the Code.
          The trust will be provided with an opinion of Mayer Brown LLP regarding certain federal income tax matters discussed below. An opinion of Mayer Brown LLP, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.
          Tax Characterization of the Trust
          Mayer Brown LLP is of the opinion that the trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents.
          If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the dealer floorplan loans, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the trust could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.
          Tax Consequences to the Holders of the Notes
          Treatment of the Notes as Indebtedness. The trust will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. Mayer Brown LLP is of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes the notes are classified as debt for federal income tax purposes.
          OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID Regulations”) relating to original issue discount (“OID”). This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 0.25% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.
          Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you generally will be subject, respectively, to the premium amortization or market discount rules of the Code.

          If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281 of the Code, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all non-government debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.
          Sale or Other Disposition of Notes. Upon the sale of a note, a noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder’s adjusted basis in the note. The adjusted tax basis of a note will equal the noteholder’s cost for the note, increased by any market discount, OID and gain previously included in the noteholder’s income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at the taxpayer’s maximum capital gains rate if the note is held for more than 12 months.
          Foreign Holders. If you are a nonresident alien, foreign corporation or other non-U.S. person (a “Foreign Person”), any interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. federal income tax and withholding tax provided that the income is not effectively connected with your conduct of a trade or business carried on in the United States and:
          (i) you do not actually or constructively own ten percent (10%) or more of the total combined voting power of all classes of stock of us or the trust;
          (ii) you are not a controlled foreign corporation that is related to us or the trust through stock ownership;
          (iii) you are not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and
          (iv) the interest is not contingent interest described in section 871(h)(4) of the Code.
          To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the trust with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN or substantially similar form), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.
          If you are a Foreign Person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the trust or its paying agent, as the case may be, with a properly executed:

          •      IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty; or
          •      IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.
          If you are a Foreign Person engaged in a trade or business in the United States and interest on the note is effectively connected with your conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to U.S. federal income tax on interest on a net income basis in the same manner as if you were a U.S. person. In addition if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.
          If you are a Foreign Person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from U.S. federal income and withholding tax; provided that:
          •      the gain is not effectively connected to your conduct of a trade or business in the United States; and
          •      if you are an individual Foreign Person, you have not been present in the United States for 183 days or more in the taxable year.
          Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or non-resident alien who provides certification as to status as a non-resident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and fail to provide the required certification, the trust will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your federal income tax liability. A backup withholding rate of 28% is in effect for payments made in the taxable year 2004 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to you setting forth the amount of interest paid on the notes owned by you and the amount of tax withheld on those payments.
          Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer Brown LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. In this case, the trust would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of trust expenses.
State Tax Consequences
          The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes.
ERISA Considerations
          The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, an individual retirement account, Keogh plan or other plan covered by Section 4975 of the Code or an entity deemed to hold the plan assets of the foregoing (each of the foregoing, a “Benefit Plan”), from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to these Benefit Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with the governing plan documents.
          Some transactions involving the trust might be deemed to constitute or result in prohibited transactions under ERISA and Section 4975 of the Code if assets of the trust were deemed to be assets of a Benefit Plan or “plan assets”. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an “equity interest” in the trust and none of the exceptions to plan assets contained in the Regulation is applicable. An equity interest is defined under the Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, assuming the notes constitute debt for local law purposes, it appears that, at the time of their issuance, the notes should be treated as debt without substantial equity features for purposes of the Regulation. The debt characterization of the notes could change after their issuance if the trust incurs losses. This risk of reclassification is enhanced for classes of notes that are subordinated to other classes of notes.
          However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of Benefit Plans could be considered to give rise to a prohibited transaction if we, the trust, the underwriters, the owner trustee, the master servicer, the administrator, the indenture trustee or any of their affiliates, is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In that case, various exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire a note. Included among these exemptions are:
          •      Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers”;
          •      Prohibited Transaction Class Exemption 95-60, regarding transactions effected by insurance company general accounts;
          •      Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;
          •      Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and
          •      Prohibited Transaction Class Exemption 84-14, regarding transactions effected by “qualified professional asset managers.”
          In addition to the above prohibited transaction class exemptions, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.
          By your acquisition of a note, you will be deemed to represent and warrant that either (i) your purchase and holding of a note is not with the assets of a Benefit Plan or a governmental plan or other plan that is subject to a law substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) your purchase, holding and disposition of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Law.
          Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.
          If you are a Benefit Plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Legal Proceedings
          There are no legal proceedings or proceedings known to be contemplated by governmental authorities involving the depositor or the trust, or to our knowledge, the owner trustee or the indenture trustee that are material to noteholders.
Plan of Distribution
          Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, we will agree to sell to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.
          In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in specified circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
          Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.
          Each underwriting agreement will provide that we will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933.
Reports to Noteholders
          The master servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of DTC and the registered holder of the notes. No financial reports will be sent to you. See “Description of the Notes—Book-Entry Registration” and “The Servicers— Evidence as to Master Servicer’s Compliance” in this prospectus.

          The indenture trustee will forward, or cause to be forwarded, to each noteholder of record a report, prepared by the master servicer, for its series on the payment dates for that series. The report will contain the information specified in the related indenture supplement. If a series has multiple classes, information will be provided for each class, as specified in the related indenture supplement. As of the date of the related prospectus supplement, the monthly master servicer report is attached as Annex II to the prospectus supplement.
          The trust will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement containing the information that is required to enable the noteholders to prepare their federal, state and other income tax returns.
Where You Can Find More Information
          We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.
          We will file with the SEC all required annual, monthly and special SEC reports and other information about the trust under the Central Index Key (CIK) number 0001290200. The trust’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, amendments to those reports filed with, or otherwise furnished to, the SEC and other reports to security holders or information about the notes will not be made available through an Internet website of the sponsor, us, the master servicer, the issuing entity, the owner trustee or the indenture trustee. Such filings and reports will not be made available in such manner because they will be filed, to the extent required by law, with the SEC and we expect that such filed items will be available on the SEC’s Internet site. The administrator voluntarily will provide electronic or paper copies of those filings and other reports free of charge upon request. We intend to provide the information required in response to Item 1105 of Regulation AB (static pool information) through an Internet website specified in the accompanying prospectus supplement.
          You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 on official business days between the hours of 10:00 am and 3:00 pm. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).
          The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will be filed under the CIK number 0001290200 and will automatically update the information in this prospectus. In all cases, you should rely on the later information over inconsistent information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the notes.
          As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents—unless the exhibits are specifically incorporated by reference—at no cost, by writing or calling General Electric Capital Corporation, 10 Riverview Drive, Danbury, Connecticut 06810, Telephone: (203) 790-2762, Attention: Capital Markets Operations.
          The trust’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on the sponsor’s website because those reports are made available to the public on the SEC Internet site as described above and are available, at no cost, by writing or calling us as described in the immediately preceding paragraph.

Glossary of Terms for Prospectus
          “Aggregate Principal Receivables” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”
          “BAC” is defined under “The Originators—Brunswick Acceptance Company, LLC” in this prospectus.
          “Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.
          “Bankruptcy Event” means, as to any person or entity, any of the following events: (a) a case or proceeding shall have been commenced against such person or entity seeking a decree or order in respect of such person or entity (i) under any bankruptcy or other debtor relief law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such person or entity or for any substantial part of such person’s or entity’s assets, or (iii) ordering the winding-up or liquidation of the affairs of any such person or entity; or (b) such person or entity shall (i) file a petition seeking relief under any bankruptcy or other debtor relief law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such person or entity or for any substantial part of such person’s or entity’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate or statutory trust action in furtherance of any of the foregoing.
          “Boot collateral” is defined under “The Financing Business—General” in this prospectus.
          “Brunswick” is defined under “The Originators—Brunswick Acceptance Company, LLC” in this prospectus.
          “CDF” is defined under “The Originators—GE Commercial Distribution Finance Corporation” in this prospectus.
          “Code” is defined under “U.S. Federal Income Tax Consequences” in this prospectus.
          “Dealer Concentration Limit” means a dollar amount calculated as a percentage (the “Concentration Limit Percentage”) of the outstanding balances of principal receivables held by the trust as of the end of each Monthly Period, subject to the following limitations:
               •      If the dealer is ranked first through third owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and one-quarter percent (1.25%);
               •      If the dealer is ranked fourth or fifth owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one percent (1.00%);
               •      If the dealer is ranked sixth through forty-first owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal three-quarters of one percent (.75%); or
               •      If the dealer is ranked forty-second or lower (i.e. forty-third or numerically higher) owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one-half of one percent (0.50%).
          Notwithstanding the foregoing, any percentage specified in the definition of Dealer Concentration Limit may, if the Rating Agency Condition is satisfied, be increased to be such larger percentage of the outstanding balance of principal receivables held by the trust as of the end of each Monthly Period as is stated in the notice from each applicable rating agency in connection with the satisfaction of the Rating Agency Condition.

          “Dealer Overconcentration” means, on any determination date, with respect to an Overconcentrated Dealer, the excess, if any, of (a) the outstanding balance of the principal receivables held by the trust that are owed by such dealer over (b) the applicable Dealer Concentration Limit.
          “Dealer Overconcentration Percentage” means, with respect to an Overconcentrated Dealer, a fraction, calculated as of the end of each Monthly Period, expressed as a percentage, (a) the numerator of which is the Dealer Overconcentration with respect to such dealer, and (b) the denominator of which is the outstanding balances of the principal receivables held by the trust that are owed by such dealer.
          “Default Amount” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”
          “Determination Date” means, unless otherwise specified in the indenture supplement with respect to the related series, the second business day preceding each payment date.
          “DTC” means The Depository Trust Company.
          “Eligible Account” means a revolving credit arrangement payable in U.S. dollars between an Originator and a dealer, manufacturer or distributor, which arrangement, as of the date of determination with respect thereto:
          •      is in favor of a dealer, manufacturer or distributor (i) which is doing business in the United States, (ii) which has not been identified by an Originator as being the subject of any voluntary or involuntary bankruptcy proceeding or liquidation proceeding, and (iii) in which neither GE Capital nor any affiliate of GE Capital has an equity investment;
          •      is serviced by an Originator or an affiliate of an Originator; and
          •      arises under a Financing Agreement that is in full force and effect.
          “Eligible Receivable” means a receivable:
          (a) that has arisen under an Eligible Account;
          (b) that was created in compliance with the credit and collection policies and all requirements of law applicable to the related Originator, other than those requirements of law the failure to comply with would not have a material adverse effect on us or any of our creditors or assigns, and pursuant to a Financing Agreement that complies with all requirements of law applicable to the related Originator, other than those requirements of law the failure to comply with would not have a material adverse effect on us or any of our creditors or assigns;
          (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or made by the related Originator in connection with the creation of such receivable or the execution, delivery and performance by the related Originator of the related Financing Agreement, have been duly obtained or made and are in full force and effect as of the date of creation of such receivable, but the failure to so obtain or make any such consent, license, approval, authorization or registration will not exclude a receivable from being an Eligible Receivable if such failure would not have a material adverse effect on us or our assigns;
          (d) as to which, at the time of its transfer to us, the applicable Originator will have good and marketable title free and clear of all liens (other than as permitted by the receivables sale agreement);
          (e) that is the subject of a valid transfer and assignment from the applicable Originator to us of all such Originator’s right, title and interest therein;
          (f) that at and after the time of transfer to us is the legal, valid and binding payment obligation of the dealer, manufacturer or distributor thereof, legally enforceable against such dealer, manufacturer or distributor in accordance with its terms, except as enforceability may be limited by applicable debtor relief laws, and by general principles of equity (whether considered in a suit at law or in equity);
          (g) that constitutes an “account”, “chattel paper” or “general intangible” within the meaning of the Uniform Commercial Code;
          (h) as to which, at the time of its transfer to us, the applicable Originator has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to us, impair our rights therein;
          (i) that, at the time of its transfer to us, has not been waived or modified except as permitted by the receivables sale agreement or a related document;
          (j) that, at the time of its transfer to us, is not subject to any right of rescission, setoff, counterclaim or any other defense of the dealer, manufacturer or distributor (including the defense of usury), other than defenses arising out of debtor relief laws and except as the enforceability of such receivable may be limited by general principles of equity (whether considered in a suit at law or equity) unless the applicable Originator makes an adjustment pursuant to the receivables sale agreement;
          (k) as to which, at the time of its transfer to us, the applicable Originator has satisfied all obligations to be fulfilled by such Originator under the related Financing Agreement as of the time it is transferred to us; and
          (l) which at the time of transfer to us is secured, to the extent required by the related Financing Agreement, by, inter alia, a first priority perfected security interest (whether by prior filing, purchase money security interest, subordination agreement from prior filers or otherwise) in the related product or other assets financed by the related advance except that such security interest need not be a first priority perfected security interest if (x) in the case of a receivable arising in an account for which the maximum credit line is five million dollars ($5,000,000) or less (provided, that the aggregate amount of receivables that are permitted to be eligible receivables pursuant to this clause (x) shall not exceed two percent (2%) of the outstanding balance of all principal receivables held by the trust or such higher percentage as to which the Rating Agency Condition may have been satisfied), and (y) in the case of any other receivable or receivables, the rating agencies rating the outstanding series have confirmed that the absence of a first priority perfected security interest will not result in a reduction or withdrawal of the then-current ratings of the outstanding series or classes of series rated by those rating agencies.
          Nothing in the definition of Eligible Receivable shall prevent any delayed funding receivable from being an Eligible Receivable.
          “Exchange Act” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”
          “Financing Agreement” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”
          “Foreign Person” is defined in this prospectus under “U.S. Federal Income Tax Consequences — Tax Consequences to the Holders of the Notes.”
          “Free Equity Amount” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”
          “GE Capital” is defined in this prospectus under “The Originators—General Electric Capital Corporation.”
          “Investor Default Amount” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”

          “IRS” is defined in this prospectus under “U.S. Federal Income Tax Consequences”.
          “Manufacturer Concentration Limit” means a dollar amount calculated as:
          •      five percent (5%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period (in the case of each of the manufacturers that is among the six manufacturers which are parties to the floorplan agreements covering the largest to sixth largest portions of the outstanding balance of principal receivables held by the trust); or
          •      four percent (4%) of the outstanding balances of principal receivables held by the trust on the last day of such Monthly Period (in the case of manufacturers other than the top six (6) manufacturers contemplated by the preceding bullet point);
          or, in each case, if the Rating Agency Condition is satisfied, such larger percentage of the outstanding balance of principal receivables held by the trust as is stated in the notice from each applicable rating agency in connection with the satisfaction of the Rating Agency Condition.
          “Manufacturer Discount Amount” is defined in this prospectus under “The Financing Business—Creation of Floorplan Receivables.”
          “Manufacturer Overconcentration” means, on any determination date, with respect to all accounts covered by a floorplan agreement with the same manufacturer as obligor, the excess, if any, of (a) the aggregate outstanding balance of principal receivables held by the trust in such accounts covered by a floorplan agreement with the same manufacturer on the last day of the Monthly Period immediately preceding such determination date, over (b) the Manufacturer Concentration Limit for such manufacturer.
          “Manufacturer Overconcentration Percentage” means, with respect to an Overconcentrated Manufacturer, a fraction, calculated as of the end of each Monthly Period, expressed as a percentage, (a) the numerator of which is the Manufacturer Overconcentration with respect to such manufacturer, and (b) the denominator of which is the outstanding balances of all principal receivables held by the trust and covered by a floorplan agreement with such manufacturer.
          “Manufacturer Subsidy Amounts” is defined in this prospectus under “The Financing Business—Creation of Floorplan Receivables.”
          “Minimum Free Equity Amount” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”
          “Monthly Period” means, as to any payment date, the preceding calendar month.
          “Note Trust Principal Balance” is defined under “Glossary of Terms for Prospectus Supplement” in the prospectus supplement.
          “OID” is defined in this prospectus under “U.S. Federal Income Tax Consequences—Tax Consequences to the Holders of the Notes.”
          “OID Regulations” is defined in this prospectus under “U.S. Federal Income Tax Consequences—Tax Consequences to the Holders of the Notes.”
          “Originator” is defined under “The Financing Business—General” in this prospectus.
          “Overconcentrated Dealer” means a dealer, that is not a manufacturer, with respect to which a Dealer Overconcentration exists. For purposes of the definition of Overconcentrated Dealer, such a dealer and all of its affiliates that are dealers shall be considered to be a single dealer.

          “Overconcentrated Manufacturer” means a manufacturer with respect to which a Manufacturer Overconcentration exists.
          “Overconcentrated Product Line” means a product line with respect to which a Product Line Overconcentration exists.
          “Owner Trustee” means BNY Mellon Trust of Delaware, a Delaware banking corporation.
          “PA” is defined under “The Originators—Polaris Acceptance” in this prospectus.
          “PCS” is defined under “The Financing Business—Dealer Monitoring” in this prospectus.
          “Polaris Industries” is defined under “The Originators—Polaris Acceptance” in this prospectus.
          “Product Line Concentration Limit” means, with respect to a product line, a dollar amount calculated as:
          •      fifteen percent (15%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is consumer electronics and appliances;
          •      twenty percent (20%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is technology;
          •      twenty-seven and one-half percent (27.5%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is marine;
          •      ten percent (10%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is recreational vehicles;
          •      twenty percent (20%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is motorcycles;
          •      three percent (3%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is music;
          •      twelve and one-half percent (12.5%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is power sports (i.e. snowmobiles, personal watercraft and all terrain vehicles);
          •      fifteen percent (15%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is industrial equipment;
          •      one percent (1%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is manufactured housing;
          •      fifteen percent (15%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is lawn and garden;
          •      five percent (5%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is accounts receivable (including, without limitation, purchases of accounts receivable) or asset based lending receivables;

          •      ten percent (10%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product line is transportation; and
          •      ten percent (10%) of the outstanding balances of principal receivables held by the trust on the last day of the applicable Monthly Period if such product is in a product line other than those listed above;
          or, in the case of any of the above paragraphs, if the Rating Agency Condition is satisfied, such larger percentage of the outstanding balances of principal receivables held by the trust as is stated in the notice from each applicable rating agency in connection with the satisfaction of the Rating Agency Condition. The accounts receivable and asset based lending product lines will be treated as single product line for purposes of this definition and the Product Line Concentration Limit will be calculated on an aggregate basis for such product lines.
          “Product Line Overconcentration” means, on any determination date, the excess, if any, of (a) the portion of the outstanding balances of principal receivables held by the trust that represent financing for a single product line (according to the classification system of an Originator) on the last day of the Monthly Period immediately preceding such determination date over (b) the Product Line Concentration Limit for such product line; provided that the accounts receivable and asset based lending product lines shall be aggregated and treated as a single product line for purposes of this definition.
          “Product Line Overconcentration Percentage” means, with respect to an Overconcentrated Product Line, a fraction, calculated as of the end of each Monthly Period, expressed as a percentage, (a) the numerator of which is the Product Line Overconcentration relating to products in such product line, and (b) the denominator of which is the portion of outstanding balances of the principal receivables held by the trust relating to products in such product line; provided that the accounts receivables and asset based lending product lines shall be aggregated and treated as a single product line for purposes of this definition.
          “Rating Agency Condition” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”
          “RAC Accounts” means additional Eligible Accounts designated by the depositor as to which the Rating Agency Condition has been satisfied in connection with the designation of such Eligible Accounts as additional accounts.
          “Regulation AB” means Regulation AB under the Securities Act.
          “Required Principal Balance” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”
          “Series Maturity Date”, for any series of notes, will be defined in the indenture supplement for that series.
          “Short-Term Note” is defined in this prospectus under “U.S. Federal Income Tax Consequences—Tax Consequences to the Holders of the Notes.”
          “TF” is defined in this prospectus under “The Originators—General Electric Capital Corporation.”

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Annex I
Global Clearance, Settlement and
Tax Documentation Procedures
          In most circumstances, the notes offered by this prospectus and the accompanying prospectus supplement will be issued only as “global securities” which are registered and held by a depository. Owners of the global securities may hold their global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
          Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice—i.e., seven calendar day settlement.
          Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.
          Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.
          Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
          Initial Settlement
          All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.
          Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
          Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.
          Secondary Market Trading
          Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and transferor’s accounts are located to ensure that settlement can be made on the desired value date.
          Trading between DTC Participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.
          Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant—other than the depositaries for Clearstream and Euroclear—to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.
          Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.
          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.
          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.
          Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
          Certain U.S. Federal Income Tax Documentation Requirements
          A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC—if the holder has an address outside the U.S.—will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. person required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See “U.S. Federal Income Tax Consequences” in this prospectus.

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GE Dealer Floorplan Master Note Trust
Issuing Entity

CDF Funding, Inc. Depositor	General Electric Capital Corporation
Master Servicer

GE Commercial Distribution Finance Corporation
Sponsor

Series 2009-1 Asset Backed Notes

$500,000,000 Class A Asset Backed Notes(1)

(1) The issuing entity may offer and sell notes having an aggregate initial principal amount that is greater than the amount shown above. In that event, the initial principal amount of each class of notes will be proportionally increased.

PROSPECTUS SUPPLEMENT

Underwriter of the Class A Notes

BofA Merrill Lynch

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.